Exhibit 10.53

75 HAYDEN AVENUE
LEXINGTON, MASSACHUSETTS 02421 LEASE SUMMARY SHEET

Execution Date:	January 14, 2020
Tenant:	DICERNA PHARMACEUTICALS, INC., a Delaware corporation
Tenant’s Mailing Address:	33 Hayden Avenue Lexington, MA 02421 Attn: David W. Miller, PhD, SVP
Landlord:	HCP/KING 75 HAYDEN LLC, a Delaware limited liability company
Building:
75 Hayden Avenue, Lexington, Massachusetts 02421. The Building is currently under construction and shall consist of four (4) stories and contain approximately 214,440 rentable square feet. The land (the “Land”) on which the Building is located is described as “Building 75” on Exhibit 2A attached hereto and made a part hereof.

Campus:
All of the land described on Exhibit 2B (including the Land described above, which Land is a portion of the land described on Exhibit 2B) together with the Building described above, the buildings now known as and numbered 45 Hayden Avenue, 55 Hayden Avenue and 65 Hayden Avenue (“Building 65”), and any other building and/or improvements constructed on the Land. The Campus includes an existing nine-story garage with 1,091 spaces (the “Garage”) which is used in common by the tenants of the Campus.

Premises:
Areas on the first (1st) floor, the fourth (4th) floor, the Penthouse and the roof of the Building, containing approximately 61,282 rentable square feet in the aggregate. The Premises consist of:

Prime Premises, which will be located on the entire fourth (4th) floor;

PH System Premises, which will be located on the first (1st) floor. The PH System Premises are located in a common room (the “PH System Room”) which contains the PH systems of other tenants;

Storage Premises, which will be located on the first (1st) floor. The Storage Premises are located in a common room (the “Storage Room”) which contains storage areas of other tenants; and

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Penthouse Equipment Premises, which will be located on the Penthouse floor. The Penthouse Equipment Premises are located in a common room (the “Penthouse Equipment Room”) which contains equipment of other tenants.
Generator Area, as defined in Section 1.3(c), which will be located on the roof.

The term “Premises” shall mean the Prime Premises, PH System Premises, Storage Premises, Penthouse Equipment Premises and Generator Area, as applicable. The Premises are shown on the Lease Plans attached hereto as Exhibit 1A, Exhibit 1B, Exhibit 1C, Exhibit 1D, and Exhibit 1E and made a part hereof.

Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

Property:	The Building, the Garage, the Land, and other improvements located on, and to be constructed on, the Land.
Parking Areas:
The parking structures (surface lots and parking decks, including the Garage adjacent to the Building) located on the Campus that Landlord provides for parking by all tenants of space on the Property. The parties acknowledge that the parking garage serving 65 Hayden Avenue is not included in the Parking Areas.

Term Commencement Date:
The earlier of (i) the date that Tenant first commences to use the Premises, or any portion thereof, for any Permitted Use or (ii) the Substantial Completion, as hereinafter defined, of Base Building Work, as hereinafter defined, and the Tenant Improvement Work, as hereinafter defined. The parties estimate that that the Term Commencement Date will occur on or about October 1, 2020 (“Estimated Term Commencement Date”).

Rent Commencement Date:	The date that is five (5) months after the Term Commencement Date.
Expiration Date:
Ten (10) years after the Rent Commencement Date, except that if the Rent Commencement Date does not occur on the first day of a calendar month, then the Expiration Date shall be the last day of the calendar month in which the date ten (10) years after the Rent Commencement Date occurs.

Extension Term(s):	Subject to Section 1.2 below, two (2) extension term(s) of five (5) years each.

Landlord’s Contribution:	$6,128,200 (i.e., $100.00 per rentable square foot of the Premises)
Permitted Uses:
Subject to Legal Requirements, Tenant shall have the right to use the following portions of the Premises only for the following uses:

Prime Premises: General office, research, development, warehouse and laboratory use, and other ancillary uses related to the foregoing;

PH System Premises: Operation and maintenance of Tenant’s Acid Neutralization Tank;

Storage Premises: Subject to Section 17.1 hereof, storage of Tenant’s Hazardous Materials, waste and other materials used or generated by Tenant in the Premises; and

Penthouse Equipment Premises: Installation, operation and maintenance of Tenant’s Penthouse Equipment.

Base Rent:	RENT YEAR	ANNUAL BASE RENT	MONTHLY PAYMENT
	Rent Year 1	$3,646,279.00*	$303,856.58*
	Rent Year 2	$3,755,973.78	$312,997.82
	Rent Year 3	$3,868,732.66	$322,394.39
	Rent Year 4	$3,984,555.64	$332,046.30
	Rent Year 5	$4,104,055.54	$342,004.63
	Rent Year 6	$4,227,232.36	$352,269.36
	Rent Year 7	$4,354,086.10	$362,840.51
	Rent Year 8	$4,484,616.76	$373,718.06
	Rent Year 9	$4,619,437.16	$384,953.10
	Rent Year 10	$4,757,934.48	$396,494.54
Rent Year:
Rent Year 1 shall be the twelve-(12)-month period commencing as of the Rent Commencement Date, except that if the Rent Commencement Date occurs on other than the first day of a calendar month, then Rent Year 1 shall commence as of the Rent Commencement Date and shall end on the last day of the calendar year in which the first anniversary of the Rent Commencement Date occurs. Each Rent Year after Rent Year 1 shall be the twelve-(12)-month period immediately following the preceding Rent Year.

Operating Costs and Taxes:	See Sections 5.2 and 5.3.
Tenant’s Share:
A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building. As of the Execution Date, Tenant’s Share with respect to the Premises is 28.58%.

Security Deposit/ Letter of Credit:	$1,519,282.90
Guarantor:	None.

EXHIBIT 1A	LEASE PLAN - PRIME PREMISES
EXHIBIT 1B	LEASE PLAN - PH SYSTEM PREMISES
EXHIBIT 1C	LEASE PLAN - STORAGE PREMISES
EXHIBIT 1D	LEASE PLAN – PENTHOUSE EQUIPMENT PREMISES AND GENERATOR AREA
EXHIBIT 2A	LEGAL DESCRIPTION - LAND
EXHIBIT 2B	LEGAL DESCRIPTION
EXHIBIT 3	PARKING AREAS
EXHIBIT 4	WORK LETTER
EXHIBIT 4-1	BASE BUILDING PLANS
EXHIBIT 4-2	TENANT/LANDLORD RESPONSIBILITY MATRIX
EXHIBIT 4-3	TENANT SCHEMATIC PLAN
EXHIBIT 5	BASE BUILDING CAPACITIES
EXHIBIT 6	FORM OF LETTER OF CREDIT
EXHIBIT 7	LANDLORD’S SERVICES
EXHIBIT 8	[Intentionally Deleted]
EXHIBIT 9-1	BUILDING RULES AND REGULATIONS
EXHIBIT 9-2	CONSTRUCTION RULES AND REGULATIONS
EXHIBIT 10 EXHIBIT 11	TENANT WORK INSURANCE SCHEDULE [Intentionally Deleted]
EXHIBIT 12	PLAN—LOADING DOCKS, RECEPTION AREA, AND FREIGHT ELEVATORS

TABLE OF CONTENTS

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS 1

1.1	Lease Grant 1

1.2	Extension Terms 1

1.3	Appurtenant Rights 2

1.4	Tenant’s Access 6

1.5	No recording // Notice of Lease 7

1.6	Exclusions 7

1.7	Acid Neutralization Tank 7

2.	RIGHTS RESERVED TO LANDLORD 9

2.8	Additions and Alterations 9

2.9	Additions to the Property 9

2.10	Name and Address of Building 10

2.11	Landlord’s Access 10

2.12	Pipes, Ducts and Conduits 11

2.13	Minimize Interference; Tenant Representative 11

3.	CONDITION OF PREMISES; CONSTRUCTION. 12

3.14	Condition of Premises 12

3.15	Landlord’s Work 12

4.	USE OF PREMISES 14

4.16	Permitted Uses 14

4.17	Prohibited Uses 14

4.18	Transportation of Animals 15

4.19	Chemical Safety Program 15

4.20	Parking and Traffic Demand Management Plan 16

4.21	Vivarium 16

5.	RENT; ADDITIONAL RENT 16

5.22	Base Rent 16

5.23	Operating Costs 16

5.24	Taxes 19

5.25	Late Payments 21

5.26	No Offset; Independent Covenants; Waiver 22

5.27	Survival 22

6.	INTENTIONALLY DELETED. 22

7.	LETTER OF CREDIT 22

7.28	Amount 22

7.29	Application of Proceeds of Letter of Credit 23

7.30	Transfer of Letter of Credit 24

7.31	Cash Proceeds of Letter of Credit 24

7.32	Return of Security Deposit or Letter of Credit 24

8.	INTENTIONALLY OMITTED 24

9.	UTILITIES, LANDLORD’S SERVICES 24

9.33	Electricity 24

9.34	Water 24

9.35	Gas 25

9.36	Other Utilities 25

9.37	Interruption or Curtailment of Utilities 25

9.38	Landlord’s Services 25

10.	MAINTENANCE AND REPAIRS 26

10.39	Maintenance and Repairs by Tenant 26

10.40	Maintenance and Repairs by Landlord 26

10.41	Accidents to Sanitary and Other Systems 26

10.42	Floor Load--Heavy Equipment 26

10.43	Premises Cleaning 27

10.44	Pest Control 27

10.45	Service Interruptions 27

11.	ALTERATIONS AND IMPROVEMENTS BY TENANT 28

11.46	Landlord’s Consent Required 28

11.47	After-Hours 29

11.48	Harmonious Relations 29

11.49	Liens 30

11.50	General Requirements 30

12.	SIGNAGE 30

12.51	Restrictions 30

12.52	Exterior Signage 30

12.53	Building Directory 31

13.	ASSIGNMENT, MORTGAGING AND SUBLETTING 31

13.54	Landlord’s Consent Required 31

13.55	Landlord’s Recapture Right 31

13.56	Standard of Consent to Transfer 32

13.57	Listing Confers no Rights 32

13.58	Profits In Connection with Transfers 32

13.59	Prohibited Transfers 32

13.60	Exceptions to Requirement for Consent 33

14.	INSURANCE; INDEMNIFICATION; EXCULPATION 33

14.61	Tenant’s Insurance 33

14.62	Indemnification 34

14.63	Property of Tenant 35

14.64	Limitation of Landlord’s Liability for Damage or Injury 35

14.65	Waiver of Subrogation; Mutual Release 36

14.66	Tenant’s Acts--Effect on Insurance 36

14.67	Landlord’s Insurance 36

15.	CASUALTY; TAKING 37

15.68	Damage 37

15.69	Termination Rights 37

15.70	Rent Abatement 38

15.71	Taking for Temporary Use 38

15.72	Disposition of Awards 39

16.	ESTOPPEL CERTIFICATE. 39

17.	HAZARDOUS MATERIALS 39

17.73	Prohibition 39

17.74	Environmental Laws 40

17.75	Hazardous Material Defined 41

17.76	Chemical Safety Program 41

17.77	Testing 41

17.78	Indemnity; Remediation 42

17.79	Disclosures 43

17.80	Removal 43

18.	RULES AND REGULATIONS 43

18.1	Rules and Regulations 43

18.2	Energy Conservation 44

18.3	Recycling 44

19.	LAWS AND PERMITS 44

19.1	Legal Requirements 44

20.	DEFAULT 45

20.1	Events of Default 45

20.2	Remedies 47

20.3	Damages - Termination 47

20.4	Landlord’s Self-Help; Fees and Expenses 48

20.5	Waiver of Redemption, Statutory Notice and Grace Periods 49

20.6	Landlord’s Remedies Not Exclusive 49

20.7	No Waiver 49

20.8	Restrictions on Tenant’s Rights 49

20.9	Landlord Default 49

21.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER 50

21.1	Surrender 50

21.2	Abandoned Property 51

21.3	Holdover 52

21.4	Warranties 52

22.	MORTGAGEE RIGHTS 52

22.1	Subordination 52

22.2	Notices 52

22.3	Mortgagee Consent 53

22.4	Mortgagee Liability 53

23.	QUIET ENJOYMENT 53

24.	NOTICES 53

25.	MISCELLANEOUS 54

25.1	Separability 54

25.2	Captions 54

25.3	Broker 54

25.4	Entire Agreement 54

25.5	Governing Law 54

25.6	Representation of Authority 55

25.7	Expenses Incurred by Landlord Upon Tenant Requests 55

25.8	Survival 55

25.9	Limitation of Liability 55

25.10	Binding Effect 55

25.11	Landlord Obligations upon Transfer 55

25.12	No Grant of Interest 56

25.13	Financial Information 56

25.14	OFAC Certificate and Indemnity 56

25.15	Confidentiality 57

25.16	Force Majeure 57

25.17	Right of First Offer 57

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1    Lease Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and any duly exercised Extension Terms are hereinafter collectively referred to as the “Term”).

1.2	Extension Terms.

(a)    Provided that the following conditions, which may be waived by Landlord in its sole discretion, are satisfied (i) Tenant, an Affiliated Entity (hereinafter defined) and/or a Successor (hereinafter defined) are then occupying at least sixty percent (60%) of the Premises; and (ii) no Event of Default then exists (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the applicable Extension Term (hereinafter defined), Tenant shall have the option to extend the Term for two (2) additional terms of five (5) years each (each, an “Extension Term”), commencing as of the expiration of the Initial Term, or the prior Extension Term, as the case may be. Tenant must exercise such option to extend, if at all, by giving Landlord written notice (each, an “Extension Notice”) on or before the date that is twelve (12) months’ prior to the expiration of the then-current term of this Lease, time being of the essence. Upon the timely giving of such notice, the Term shall be deemed extended for the applicable Extension Term upon all of the terms and conditions of this Lease, except that Base Rent during each Extension Term shall be calculated in accordance with this Section 1.2, Landlord shall have no obligation to construct or renovate the Premises, and Tenant shall have one (1) fewer option (in the case of the first Extension Term), or no further right (in the case of the second Extension Term), to extend the Term. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term. Notwithstanding the fact that Tenant's proper and timely exercise of such option to extend the Term shall be self executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Section 1.2.

(b)    The Base Rent during each Extension Term (the “Extension Term Base Rent”) shall be determined in accordance with the process described hereafter. Extension Term Base Rent shall be the greater of (i) Base Rent for the last Rent Year of the prior Term, or (ii) the fair market rental value of the Premises then demised to Tenant as of the commencement of the applicable Extension Term as determined in accordance with the process described below, for renewals of first class combination laboratory and office space in the Route 128/Route 2/Boston

Suburban West real estate market (the “Market Area”) of equivalent quality, size, utility and location, with the length of the Extension Term, the credit standing of Tenant, and all other relevant factors to be taken into account. Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Base Rent for the applicable Extension Term. Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term Base Rent (“Tenant’s Response Notice”). If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term Base Rent shall be binding on Tenant.

(c)    If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to arbitration, then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c). In such event, within ten (10) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment. All of the appraisers selected shall be individuals with at least five (5) consecutive years’ commercial appraisal experience for office and laboratory space in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Extension Term Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Base Rent. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser and the cost of the Third Appraiser shall be paid by the party whose determination is not selected.

1.3	Appurtenant Rights.

(a)    Common Areas. Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, the following areas (such areas are hereinafter referred to as the “Common Areas”): (i) the common loading docks, hallways, lobby, and elevator of the Building serving the Premises, (ii) the common lavatories located on the floor(s) on which the Premises are located, (iii) common walkways and driveways necessary for access to the Building,
(iv) the Parking Areas, and (v) other areas and facilities located in the Building, on the Land, or elsewhere on the Campus designated by Landlord from time to time for the common use of tenants of the Building and other entitled thereto; and no other appurtenant rights or easements. “Rules and Regulations” shall be defined as the rules and regulations promulgated by Landlord pursuant to, and subject to, the provisions of Section 18.1 of this Lease. The two (2) loading docks, receiving area, and freight elevators shown on Exhibit 12, attached hereto and incorporated herein, are available for the use of the tenants in the Building and are part of the Common Areas.

(b)    Parking. During the Term, Landlord shall, subject to the terms hereof, make available up to one hundred-fifty-three (153) parking spaces (inclusive of the Reserved Parking Spaces) for Tenant’s use free of charge (except that the costs of maintenance and repair of the parking areas shall, subject to the provisions of Section 5.2, be included in Operating Costs) in the Garage (or, with respect to the Reserved Parking Spaces, within the executive parking area) as shown on Exhibit 3. The number of parking spaces in the parking areas reserved for Tenant, as modified pursuant to this Lease or as otherwise permitted by Landlord, are hereinafter referred to as the “Parking Spaces,” and shall include five (5) reserved parking spaces located in the executive parking area located on the north side of the Building as shown in Exhibit 3 (the “Reserved Parking Spaces”). In addition to parking passenger motor vehicles, the Reserved Parking Spaces may be occupied by Tenant’s shuttle van/vehicle for picking up and dropping off Tenant’s employees. Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or to a Successor (hereinafter defined), an Affiliated Entity (hereinafter defined), or a transferee pursuant to an approved Transfer under Section 13 of this Lease. Subject to Landlord’s right to reserve parking for other tenants of the Building, said Parking Spaces, except for the Reserved Parking Spaces, will be on an unassigned, non-reserved basis, and all Parking Spaces, including the Reserved Parking Spaces, shall be subject to such Rules and Regulations, as may be in effect for the use of the parking areas from time to time. Reserved and handicap parking spaces must be honored. Landlord has installed and shall maintain charging stations accommodating no fewer than eight (8) electrical vehicles on the first floor of the Garage for the non-exclusive use of Tenant and other occupants of the Campus. Notwithstanding anything to the contrary contained herein, in connection with maintenance, repairs or other construction activities, Landlord shall have the right, upon at least three (3) months’ written notice to Tenant, temporarily to relocate all or any portion of the Parking Spaces in to other parking areas owned, controlled or leased by Landlord in the vicinity of the Property. Landlord shall use commercially reasonable efforts to minimize the period of any such relocation.

(c)    Generator Area. Landlord shall demise and lease the Generator Area, as hereinafter defined, to Tenant, and Tenant shall hire and take the Generator Area from Landlord for the Lease Term. The “Generator Area” shall be defined as the area on the roof of the Building shown on Exhibit 1E attached hereto. Tenant shall have the right to use the Generator Area solely for the purpose of installing and using Tenant’s own emergency generator (“Tenant’s Generator”) in accordance with the provisions of this Section 1.3(c). Tenant shall have the right to install Tenant’s Generator in accordance with the terms and conditions of Article 11 below. Said demise of Tenant’s Generator Area shall be upon all of the same terms and conditions of the Lease, except as set forth herein. Tenant shall not operate Tenant’s Generator until Landlord has obtained copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation of Tenant’s Generator. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in the maintenance and operation of Tenant’s Generator. Tenant shall be permitted to use Tenant’s Generator Area solely for the maintenance and operation of Tenant’s Generator, and Tenant’s Generator and Generator Area are

solely for the benefit of Tenant. All electricity generated by Tenant’s Generator may only be consumed by Tenant in the Premises.

(i)    Tenant shall have no obligation to pay Base Rent in respect of Tenant’s Generator Area.

(ii)    Landlord shall have no obligation to provide any services to Tenant’s Generator Area other than electricity which will be measured by a submeter in accordance with Section 9.1.

(iii)    Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements (collectively “Installations”) to Tenant’s Generator Area without Landlord’s prior written consent, which consent Landlord may withhold in its sole but bona fide business judgment.

(iv)    Tenant shall have no right to sublet Tenant’s Generator Area or to assign its interest hereunder, other than to an Affiliated Entity or Successor as defined in Section
13.7 of this Lease or to a transferee pursuant to an approved Transfer under Section 13 of this Lease.

(v)    In addition to and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention laws, ordinances and regulations in Tenant’s use of Tenant’s Generator Area.

(vi)    In addition to and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that Tenant’s use of Tenant’s Generator and Installations shall not adversely affect the insurance coverage for the Building. If for any reason, the use of Tenant’s Generator and/or the installation or use of the Installations shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

(vii)    Tenant shall, at Tenant’s sole cost and expense, repair and maintain Tenant’s Generator and Installations.

(viii)    In addition to and without limiting the insurance provisions of the Lease, Tenant shall procure, keep in force and pay for Commercial General Liability Insurance in respect of Tenant’s Generator Area satisfying the requirements of Section 14.1 of the Lease.

(ix)    To the maximum extent permitted by Law, Tenant’s Generator and all Installations in Tenant’s Generator Area shall be at the sole risk of Tenant.

(x)    In addition to and without limiting the indemnification provisions set forth in the Lease, Tenant shall, to the maximum extent permitted by law and subject to Section 14.5, indemnify, defend, and hold Landlord harmless from any and all claims, losses, demands, actions, or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of Tenant’s Generator Area, except to the extent caused by the negligent acts, negligent omissions or willful misconduct of Landlord or any Landlord Parties.

(d)    Penthouse Equipment Premises. During the Term, Tenant shall have the right to use a portion of the Penthouse of the Building designated by Landlord (the “Penthouse Equipment Premises”), as shown on Exhibit 1D, for the installation of certain equipment approved by Landlord and purchased and installed by Tenant in accordance with the terms of this Lease (any equipment installed within the Penthouse Equipment Premises, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as “Tenant’s Penthouse Equipment”), including, without limitation, Section 11 hereof. Landlord’s approval of such equipment shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (i) does not interfere with any base building equipment operated by Landlord in the Penthouse; (ii) will not affect the structural integrity of the Building or impact the roof or the roof membrane in any manner; and (iii) shall be adequately sound-proofed to meet all requirements of Legal Requirements and Landlord’s reasonable specified maximum decibel levels for equipment operations that is communicated to Tenant in advance of the installation of Tenant’s Penthouse Equipment. Tenant shall not install or operate Tenant’s Penthouse Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in connection with the installation, maintenance and operation of Tenant’s Penthouse Equipment. Landlord shall have no obligation to provide any services including, without limitation, electric current or gas service, to the Penthouse Equipment Premises or to Tenant’s Penthouse Equipment; provided however, Tenant shall be permitted to connect to any such utilities and services as part of Tenant’s installation of Tenant’s Penthouse Equipment. Tenant shall be responsible for the cost of repairing and maintaining Tenant’s Penthouse Equipment and the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the installation, replacement and/or removal of Tenant’s Penthouse Equipment. Landlord makes no warranties or representations to Tenant as to the suitability of the Penthouse Equipment Premises for the installation and operation of Tenant’s Penthouse Equipment. In the event that at any time during the Term, Landlord determines, in its sole but bona fide business judgment, that the operation and/or periodic testing of Tenant’s Penthouse Equipment interferes with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of Tenant’s Penthouse Equipment to occur after normal business hours (hereinafter defined).

(e)    Cafeteria. During the Term, Tenant, its employees, contractors, and visitors shall have the right to use the Cafeterias, as hereinafter defined, in common with others entitled thereto. The “Cafeterias” shall be defined as food services facilities which provide food to tenants and occupants of the Campus. As of the Execution Date: (i) one (1) Cafeteria is located in Building 55 (the “Building 55 Cafeteria”), and (ii) the normal operating hours of the Building 55 Cafeteria are from 7:30 a.m. to 1:30 p.m., Monday through Friday, excepting holidays. As of the Term Commencement Date, one (1) additional Cafeteria will be located in the Building and shall maintain normal operating hours no fewer than those maintained at the Building 55 Cafeteria. The quality of operations of the Cafeterias shall be consistent with the quality of food service operations in other suburban office buildings in the Boston area. Tenant hereby acknowledges that the Cafeterias may be relocated, from time to time, to other buildings located on the Campus. A third party provider is currently contemplated to operate the Cafeterias. Any amounts paid by Landlord on account of the operation of the Cafeterias in excess of the net revenues derived from the operation of the Cafeterias shall be included in Operating Costs, as shall all of Landlord’s costs of cleaning, maintaining, and repairing the Cafeterias. Card readers shall, at no cost to Tenant, be installed and maintained at appropriate access points to the Cafeterias and identification cards shall be issued to authorized users. Landlord will cooperate with Tenant to permit Tenant’s employees to charge purchases from the Cafeterias to Tenant.

(f)    Fitness Center. During the Term, Tenant, its employees and visitors shall have the right to use the Fitness Center, as hereinafter defined, without charge, in common with others entitled thereto. The “Fitness Center” shall be a work-out facility for the use of tenants and occupants of the Campus. As of the Execution Date, the Fitness Center is located in Building
65. Tenant acknowledges that the Fitness Center may be relocated, from time to time, to other buildings located on the Campus. Card readers shall, at no cost to Tenant, be installed and maintained at appropriate access points to the Fitness Center and identification cards shall be issued to authorized users. Users of the fitness center shall be required to execute such liability waivers as Landlord shall reasonably require. Any amounts paid by Landlord on account of the operation of the Fitness Center in excess of any net revenues derived from the operation of the Fitness Center shall be included in Operating Costs, as shall all of Landlord’s costs of cleaning, maintaining, and repairing the Fitness Center.

(g)    Bicycles. Tenant shall have the right to use in common with others a bicycle storage room to be installed by Landlord at its expense in the Building.

1.4	Tenant’s Access.

(a)    From and after the Term Commencement Date and until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Rules and Regulations, the terms of this Lease and matters of record.

(b)    Tenant and its employees shall have access to the Building after normal business hours by means of a card reader access system. In addition to the foregoing, Tenant shall have the right, subject to Tenant’s obtaining Landlord’s prior written approval of Tenant’s plans and specifications therefor (which approval shall not be unreasonably withheld, delayed or conditioned), to install a security system within the Premises (“Tenant’s Security System Work”). Tenant’s Security System Work shall be performed in accordance with this Lease, including, without limitation, Section 11 hereof. Tenant shall provide Landlord and the cleaning personnel with access cards permitting normal entry to Tenant’s Premises. In addition to the foregoing, such security system shall be designed with a master key override using the Building master key, so that Landlord shall have access to the Premises in an emergency, but Landlord shall only use such master key access in an emergency. Additionally, Tenant shall ensure that such system shall comply with all applicable laws, rules and regulations, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against, any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from such system or the malfunctioning thereof in accordance with Tenant’s indemnity obligations set forth in Section 14.2.

(c)    Subject to Section 11, Tenant shall have the right to access the Premises, at Tenant’s sole risk, at least thirty (30) days before the Term Commencement Date for purposes reasonably related to the installation of Tenant’s Work (as defined in Exhibit 4), provided such access does not materially interfere with the preparation for or performance of Landlord’s Work (hereinafter defined). Tenant shall, prior to the first entry to the Premises pursuant to this Section 1.4(c), provide Landlord with certificates of insurance evidencing that the insurance required in Section 14 hereof is in full force and effect and covering any person or entity entering the Building. Tenant shall defend, indemnify and hold the Landlord Parties (hereinafter defined) harmless from and against any and all Claims (hereinafter defined) for injury to persons or property resulting from or relating to Tenant’s access to and use of the Premises prior to the Term Commencement Date as provided under this Section 1.4(c). Tenant shall coordinate any access to the Premises prior to the Term Commencement Date with Landlord’s property manager. If the exercise of Tenant’s rights under this Section 1.4(c) results in a delay to Landlord’s Work, the same shall constitute Tenant Delay (as that term is defined in Section 3.2(c)).

1.5    No recording // Notice of Lease. Neither party shall record this Lease. Tenant shall not record a memorandum of this Lease and/or a notice of this Lease. Notwithstanding the foregoing, if the Initial Term plus any Extension Term(s) exceed in the aggregate seven (7) years, Landlord agrees to join in the execution, in recordable form, of a statutory notice of lease and/or written declaration in which shall be stated the Term Commencement Date, the Rent Commencement Date, the number and length of the Extension Term(s) and the Expiration Date, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Middlesex South Registry District of the Land Court, as appropriate (alternatively and collectively, the “Registry”) at Tenant’s sole cost and expense. If a notice of lease was previously recorded with the Registry, upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of Lease and Tenant shall promptly execute, acknowledge, and deliver the same (together with any other instrument(s) that may be necessary in order to record and/or file same with the Registry) to Landlord for Landlord’s execution and recordation with the Registry, which obligation shall survive the expiration or earlier termination of the Lease.

1.6    Exclusions. The following are expressly excluded from the Premises and reserved to Landlord: all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.3(a) above.

1.7	Acid Neutralization Tank.

(a)    Tenant shall have the right, at any time during the Term, to install a separate acid neutralization tank (“Tenant’s Acid Neutralization Tank”) within the PH System Room for Tenant’s exclusive use in accordance with the provisions of this Lease, including, without limitation, Section 11 hereof. In such event, Tenant shall have the right, throughout the Term of the Lease, as the same may be extended, to use Tenant’s Acid Neutralization Tank in accordance with Legal Requirements. Tenant shall obtain, and maintain, all governmental permits and approvals necessary for the operation and maintenance of Tenant’s Acid Neutralization Tank.

Tenant shall be responsible for all costs, charges and expenses incurred from time to time in connection with or arising out of the operation, use, maintenance, repair or refurbishment of Tenant’s Acid Neutralization Tank, including all clean-up costs relating to Tenant’s Acid Neutralization Tank.

(b)    In the event Tenant installs Tenant’s Acid Neutralization Tank as provided herein, Tenant shall be responsible for assuring that the maintenance and operation of Tenant’s Acid Neutralization Tank shall in no way damage any portion of the Building or Property. To the maximum extent permitted by Law, Tenant’s Acid Neutralization Tank and all appurtenances thereto shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if Tenant’s Acid Neutralization Tank or any appurtenant installations are damaged for any reason following the delivery of Tenant’s Acid Neutralization Tank by Landlord in good working order and repair. Except for Landlord’s or any Landlord Parties’ negligence or willful misconduct, Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the maintenance and operation of Tenant’s Acid Neutralization Tank. Except (subject to Section 14.5) with respect to Claims, to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties, Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Parties, as hereinafter defined, harmless from and against any and all Claims (as hereinafter defined), including (i) diminution in value of the Premises or any portion thereof, (ii) damages for the loss of or restriction on use of rentable or usable space of the Premises, (iii) damages arising from any adverse impact on marketing of space in the Premises or any portion thereof, and (iv) sums paid in settlement of Claims that arise during or after the Term as a result of Tenant’s improper use of Tenant’s Acid Neutralization Tank in violation of applicable Legal Requirements. This indemnification by Tenant includes costs actually incurred by Landlord: (1) in connection with any investigation required by any Governmental Authority of site conditions to the extent resulting from the breach by Tenant of its obligations with respect to the Acid Neutralization Tank, (2) in connection with any investigation required by Landlord pursuant to which it is determined that Tenant has breach its obligations with respect to Tenant’s Acid Neutralization Tank, and (3) any clean-up, remediation, and/or removal of any Hazardous Materials and/or restoration of the Property required by any Governmental Authority caused by Tenant’s improper use of Tenant’s Acid Neutralization Tank.

(c)    If Tenant elects to install Tenant’s Acid Neutralization Tank as set forth in this Section 1.7, Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of Tenant’s Acid Neutralization Tank and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where Tenant’s Acid Neutralization Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take Tenant’s Acid Neutralization Tank Premises “as is” in the condition in which the PH System Premises is in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct the PH System Premises for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the PH System Premises for the installation and operation of Tenant’s Acid Neutralization Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the PH System Premises without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to maintain Tenant’s Acid Neutralization Tank in good condition and repair.

(d)    Landlord shall have no obligation to provide any services, including, without limitation, electric current, to Tenant’s Acid Neutralization Tank.

(e)    Tenant’s Surrender Plan, as required pursuant to Section 21.2, shall include the decommissioning and removal of Tenant’s Acid Neutralization Tank in accordance with applicable Law.

2.	RIGHTS RESERVED TO LANDLORD

2.1    Additions and Alterations. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and the exercise of any other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas, as it may deem necessary or desirable, provided, however, that there be no material obstruction of permanent access to, or material interference with the use and enjoyment of, the Premises by Tenant or any material diminution of the quality of the Premises or Property as first class office and laboratory space. Subject to the foregoing, Landlord expressly reserves the right to temporarily close all, or any portion, of the Common Areas for the purpose of making repairs or changes hereto; provided however, Landlord will take reasonable steps to minimize the extent to which any repairs or alterations to the Common Areas disrupt the use of such Common Areas.

2.2	Additions to the Property.

(a)    Landlord may at any time or from time to time (i) construct additional building(s) and improvements and related site improvements (collectively, “Future Development”) in all or any part of the Property and/or (ii) change the location or arrangement of any improvement outside the Building in or on the Property or all or any part of the Common Areas, or add or deduct any land to or from the Property; provided that there shall be no material increase in Tenant’s obligations or material interference with Tenant’s rights under this Lease or material diminution of the quality of the Property as a first class office and laboratory space in connection with the exercise of the foregoing reserved rights.

(b)    Tenant acknowledges and agrees that this Lease is subject and subordinate to (i) The Hayden Science Center Condominium (the “Condominium”), which was established by Master Deed dated December 1, 2017, recorded in Book 70325, Page 108, in the Middlesex South District Registry of Deeds and filed as Document No. 195793 in the Middlesex South Registry District of the Land Court, (ii) the Condominium Floor Plans and Site Plans dated December 1, 2017, and filed with the Middlesex Registry of Deeds, Southern District, as Plan No. 1090, Pages 1 through 13, and (iii) the Declaration of Trust of The Hayden Science Center Condominium Trust dated December 1, 2017, recorded in Book 70325, Page 148, in the Middlesex

South District Registry of Deeds and filed as Document No. 195794 in the Middlesex South Registry District of the Land Court (the Master Deed, Declaration of Trust, and the Plans are being referred to herein as the “Condominium Documents”). Tenant acknowledges and confirms that, as of the date hereof, the Building is not yet a Unit of the Condominium, provided, however, Landlord may amend the Master Deed to submit the Building to the provisions of Chapter 183A of the Massachusetts General Laws and to include the Building as a Unit of the Condominium. Tenant further agrees that the Condominium Documents, as so amended, may be further amended and that this Lease shall remain subject to and subordinate to the Condominium Documents, as so amended, so long as such amendments do not: not: (x) materially adversely affect Tenant’s rights under this Lease, or (y) materially increase Tenant’s obligations under this Lease. Landlord agrees to provide Tenant with copies of any such amendments at least ten (10) business days prior to recording same.

(c)    Landlord and Tenant each hereby acknowledges and agrees that, in connection with any Future Development, (i) Landlord shall have the right to enter into, and subject the Property to the terms and conditions of, a commercially reasonable reciprocal easement agreement with any one or more of the neighboring property owners in order to create a commercial campus-like setting (“REA”) provided that such REA does not (A) materially adversely affect Tenant’s use of, or access to, the Premises, or (B) materially adversely affect the operation of Tenant’s business from the Premises in accordance with the terms of this Lease, or Tenant’s rights under and pursuant to the terms of this Lease, including without limitation Tenant’s rights with respect to the Common Areas, or (C) result in any increase in Tenant’s obligations under this Lease in more than a de minimus manner, or (D) materially diminish the quality of the Property as a first class office and laboratory space; (ii) upon Landlord’s request in connection with the recording of the REA, Tenant shall execute a commercially reasonable instrument in recordable form making this Lease subject and subordinate to the REA; (iii) Landlord shall have the right to subdivide the Property so long as Tenant continues to have all of the rights and obligations contained in this Lease (e.g., the appurtenant right to use all Common Areas); and (iv) Tenant shall execute such reasonable documents (which may be in recordable form) evidencing the foregoing promptly upon Landlord’s request.

(d)    In case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises, Tenant will afford without charge to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporation shall deem to be necessary to preserve the walls or structures of the Building from injury, and to protect the Building by proper securing of foundations.

2.3    Name and Address of Building. Landlord reserves the right at any time and from time to time to change the name or address of the Building and/or the Property, provided Landlord gives Tenant at least three (3) months’ prior written notice thereof and compensates Tenant for its reasonable, out of pocket cost of implementing such changes (e.g., replacement of letterhead and business cards).

2.4	Landlord’s Access.

(a)    Subject to the terms hereof, Tenant shall (a) upon reasonable advance notice, which may be oral (except that no notice shall be required in emergency situations), permit Landlord and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and the agents, representatives, employees and contractors of each of them, to have reasonable access to the Premises at all reasonable hours for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including, without limitation, sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any right reserved to Landlord under this Lease (including without limitation the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); (b) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during normal business hours (i.e. Monday – Friday 8 A.M. - 6 P.M., Saturday 8 A.M. – 1 P.M., excluding holidays (i.e. New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day)) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last nine (9) months of the Term or at any time after the occurrence of an Event of Default, prospective tenants; and (c) upon reasonable prior written notice from Landlord, permit Landlord and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments. In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least twenty-four (24) hours’ prior written notice (except that no notice shall be required in emergency situations), permit contractors engaged by other occupants of the Building to pass through the Premises in order to access such areas but only if accompanied by a representative of Landlord. The parties agree and acknowledge that, despite reasonable and customary precautions (which Landlord agrees it shall exercise), any property or equipment in the Premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of performing Landlord’s obligations. Accordingly, Tenant shall take reasonable protective precautions with unusually fragile, vulnerable or sensitive property and equipment. Nothing contained herein shall affect Landlord’s liability for damage to Tenant’s Property at the Premises as provided in Section 14.3 below.

2.5    Pipes, Ducts and Conduits. Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof.

2.6    Minimize Interference; Tenant Representative. Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations and use and occupancy of the Premises in connection with the exercise any of the foregoing rights under this Section 2. In addition, at any time that access to the Premises is allowed under this Section 2 (other than access to the Premises in the event of an emergency or for Premises cleaning and janitorial service), Tenant shall be permitted to have a representative present at all times and, if Tenant deems it reasonably necessary, to require any individuals entering the Premises under this Section 2 to sign confidentiality agreements obligating such individuals to maintain the confidence of any information learned while in the Premises.

3.	CONDITION OF PREMISES; CONSTRUCTION.

3.1	Condition of Premises.

(a)    Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control (collectively “Landlord’s Force Majeure”) and subject to Tenant Delays (as defined in Section 3.2(c)), Landlord, at Landlord’s sole cost and expense, shall perform the Landlord’s Work (consisting of the Tenant Improvement Work, Landlord’s Kitchen Work and the Base Building Work) as such terms are defined in Exhibit 4. All such work shall be performed in accordance with the terms and conditions of Exhibit 4.

(b)    In the event that the Landlord’s Work contains any defect which (i) was not known to Tenant prior to the Term Commencement Date, and (ii) could not have been discovered by Tenant undertaking reasonable inspections of the Property and Premises prior to the Term Commencement Date (“Latent Defects”), Landlord shall remediate such Latent Defects at Landlord’s sole cost and expense and any delays due to the remediation of any such Latent Defects shall not be deemed to be Landlord’s Force Majeure or a Tenant Delay provided that Tenant gives Landlord written notice of any such Latent Defect not later than one (1) year after the date of Substantial Completion of the applicable portion of Landlord’s Work.

3.2	Landlord’s Work.

(a)    Subject to Landlord’s Force Majeure, and subject to any Tenant Delay (as hereinafter defined), Landlord, at Landlord’s sole cost and expense, shall perform the Landlord’s Work (including the Base Building Work). All such work shall be performed in accordance with the terms and conditions of Exhibit 4.

(b)    It is anticipated that the Base Building Work and Tenant Improvement Work shall be Substantially Complete on or before the Estimated Term Commencement Date. If the Base Building Work and Tenant Improvement Work are not Substantially Complete by November 15, 2020 due to reasons other than a Tenant Delay or Landlord’s Force Majeure, then Tenant shall be entitled to a credit equal to the sum of the product of Nine Thousand Nine Hundred Eighty- Nine and 81/100 Dollars ($9,989.81) multiplied by the number of days that elapse after November 15, 2020 until the Base Building Work and Tenant Improvement Work are Substantially Compete. Any such credit granted to Tenant pursuant to the foregoing sentence shall be applied against the Base Rent otherwise owed by Tenant immediately following the Rent Commencement Date such that Tenant shall not owe any payments of Base Rent to Landlord until such credit is exhausted. The foregoing shall constitute Tenant’s sole and exclusive remedy in the event of a delay in the occurrence of the Term Commencement Date beyond the Estimated Term Commencement Date.

(c)	Definitions.

(i)    “Tenant Delay” shall mean any act or omission by Tenant and/or Tenant’s agents, employees or contractors (collectively with Tenant, the “Tenant Parties”) which causes an actual delay in the performance of Landlord’s Work. Notwithstanding the foregoing, except where a Tenant Delay arises from Tenant’s failure timely to act within on or before a date or time period expressly set forth in the Lease (in which event no Tenant Delay Notice shall be required): (x) in no event shall any act or omission be deemed to be a Tenant Delay until and unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant (a) that a Tenant Delay is occurring, and (b) of the basis on which Landlord has determined that a Tenant Delay is occurring, and (y) no period of time prior to the time that Tenant receives a Tenant Delay Notice shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice. Once Landlord’s Contribution has been fully utilized, Tenant shall be pay for any increase in the cost to Landlord in the performance of Landlord’s Work arising from any Tenant Delay within thirty (30) days of billing by Landlord.

(ii)    “Substantially Complete” or “Substantial Completion,” when referring to the Base Building Work and Tenant Improvement Work shall mean that: (1) the Base Building Work and Tenant Improvement Work are completed, other than minor work which does not materially affect Tenant’s use of, or access to, the Premises, (2) the Premises and those portions of the Common Areas of the Building which affect Tenant’s occupancy are in conformance with all applicable building codes, permits, laws and regulations, including without limitation, ADA,
(3) the Building amenities (including, without limitation, the Building Cafeteria, the lobby, library and locker room/showers), the Fitness Center and Garage shall be operational, (4) all structural elements and subsystems of the Building, including but not limited to HVAC, mechanical, electrical, lighting, plumbing, and life safety systems, will be in good working condition and repair,
(5) Landlord has delivered to Tenant a certificate of substantial completion from Landlord’s architect stating that the Base Building Work and Tenant Improvement Work are substantially complete, and (6) such evidence (the “Town Approval”) as is customarily provided by the Town of Lexington to evidence its acceptance of the Base Building Work and Tenant Improvement Work and Tenant’s right to lawfully occupy the Premises (e.g., sign-offs on the Building permit by all applicable Town of Lexington departments or a certificate of occupancy, which may be a temporary certificate of occupancy) has been provided by the Town of Lexington; provided, however, that Substantial Completion shall be deemed to have occurred for purposes of clause (5) if (x) such required sign-offs are completed with respect to the Base Building Work and Tenant Improvement Work but cannot be completed for the entire Premises due to Tenant’s failure to complete installation or work to be performed by Tenant (including furniture, wiring and cabling) in a manner that allows such required inspections to be completed and a temporary certificate of occupancy to be issued, or (y) approval of applicable governmental authorities required to permit legal occupancy of the Premises for the Permitted Uses cannot be obtained for the entire Premises due to Tenant’s failure to complete installation of installation or work to be performed by Tenant (including furniture, wiring and cabling) in a manner that allows such approval to be obtained. No costs incurred by Landlord in satisfying the definition of Substantial Completion shall be included in Operating Costs. Notwithstanding anything to the contrary herein contained, in the event that the Base Building Work or Tenant Improvement Work is delayed beyond the Estimated Term Commencement Date by reason of any Tenant Delay, then Tenant shall be responsible to pay Rent for each day that Landlord would have achieved Substantial Completion of the Base Building Work or Tenant Improvement Work, as applicable, but for such Tenant Delay, notwithstanding that the Term Commencement Date may not yet have occurred.

(iii)    “Substantially Complete” or “Substantial Completion,” when referring to the Landlord’s Kitchen Work shall mean that: (1) the Landlord’s Kitchen Work is completed, other than minor work which does not materially affect Tenant’s use of, or access to, such portion of the Premises as a commissary kitchen for in-house food preparation for service to Tenant’s employees; (2) the Landlord’s Kitchen Work is in conformance with all applicable building codes, permits, laws and regulations, including without limitation, ADA, (3) Landlord has delivered to Tenant a certificate of substantial completion from Landlord’s architect stating that the Landlord’s Kitchen Work is substantially complete, and (4) Town Approval has been provided by the Town of Lexington with respect to the Landlord’s Kitchen Work. No costs incurred by Landlord in satisfying the definition of Substantial Completion shall be included in Operating Costs.

(iv)    Punchlist. Promptly following delivery of the Premises to Tenant with the Base Building Work and Tenant Improvement Work, respectively, substantially complete, Landlord shall provide Tenant with a list (each, a “Punchlist”) of outstanding items (in each case, the “Punchlist Items”) which (a) need to be performed to complete the Base Building Work and Tenant Improvement Work, respectively, and (b) do not materially impair Tenant’s ability to use the Premises for the Permitted Use. Promptly following Substantial Completion of the Landlord’s Kitchen Work, Landlord shall provide Tenant with a list Punchlist Items with respect to Landlord’s Kitchen Work. Subject to Landlord’s Force Majeure and Tenant Delays, Landlord shall, unless otherwise specified on the Punchlist, complete all Punchlist Items within forty-five (45) days of the date of the Punchlist.

4.	USE OF PREMISES

4.1    Permitted Uses. During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed. Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by applicable laws or insurance requirements.

4.2	Prohibited Uses.

(a)    Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination laboratory, research and development and office building and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (c) occasion discomfort, inconvenience or annoyance in any material respect (and Tenant shall not install or use any electrical or other equipment of any kind (including, without limitation, Tenant’s Rooftop Equipment) which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury), or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) cause harmful air emissions, laboratory odors or noises or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office, research, development and laboratory facility; or (v) in a manner which shall increase such insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder.

(b)    With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not: (i) place or maintain any signage (except as set forth in Section 12.2 below), trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises;
(iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of Landlord, or any of Landlord’s affiliates in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord’s prior written consent; or (vii) except in connection with Alterations (hereinafter defined) approved by Landlord, cause or permit any hole to be drilled or made in any part of the Building.

4.3    Transportation of Animals. No animals, animal waste, food or supplies relating to the animals maintained from time to time in the animal storage areas of the Premises shall be transported within the Building unless Tenant elects to install a vivarium, which installation shall be in accordance with all applicable provisions of this Lease (including without limitation Sections
4.6 and 11), and in such event, only as provided in this Section 4.3. All deliveries of animals or animal food or supplies to Tenant at the Building shall be made prior to 11:00 a.m. No transportation of animals, animal waste, food or supplies within the Building shall occur between the hours of 11:00 a.m. and 1:00 p.m. At all times that animals are transported within the Common Areas, they shall be transported in an appropriate cage or other container. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported within the Building in elevators other than the freight elevator.

4.4    Chemical Safety Program. If at any time during the Term, Tenant’s use of the Premises includes research, development, warehouse, laboratory use, or other ancillary uses related to the foregoing, Tenant shall establish and maintain a chemical safety program administered by a qualified individual (who, if required by Applicable Laws, shall be licensed),in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable Governmental Authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program. Upon request by Landlord no more than twice per calendar year, Tenant shall provide Landlord with a certificate signed by a duly authorized representative of Tenant attesting to Tenant’s compliance with the requirements of (a)

the MWRA and any other applicable Governmental Authority with respect to such chemical safety program and (b) this Section. Tenant shall obtain and maintain during the Term (i) any permit required by the MWRA (“MWRA Permit”) and (ii) a wastewater treatment operator license from the Commonwealth of Massachusetts with respect to Tenant’s use of any acid neutralization tank exclusively serving the Premises in the Building. Tenant shall not introduce anything into the acid neutralization tank serving the Premises, if any (x) in violation of the terms of the MWRA Permit,
(y) in violation of Legal Requirements or (z) that would interfere with the proper functioning of any such acid neutralization tank.

4.5    Parking and Traffic Demand Management Plan. The Property is subject to a Parking and Traffic Demand Management Plan with the Town of Lexington, for Expanded Multi- Tenant Life Science Center, for 45,55, 65, and 75 Hayden Avenue, Lexington, Massachusetts, updated December 6, 2017 (the “Initial PTDM”). Tenant agrees, at its sole expense, to comply with the requirements of the Initial PTDM, only insofar as they apply to the Premises and/or Tenant’s use and occupancy thereof. In the event that the Initial PTDM is ever modified, supplemented, amended or replaced (“PTDM Modifications”), Tenant agrees, at its sole expense, to comply with the requirements of the PTDM Modifications, only insofar as they apply to the Premises and/or Tenant’s use and occupancy thereof.

4.6    Vivarium. If Tenant desires to install a vivarium, and provided that Tenant, at its sole expense, obtains all governmental permits and approvals required therefor, Tenant shall have the right to install a vivarium in the Premises in accordance with the terms and conditions of Article 11 below. Tenant shall be responsible, at its sole expense, for the operations of the vivarium in accordance with all Legal Requirements and with best industry practices. Without limiting the general application of the foregoing, Tenant shall separately dispose of all waste products from the operation of the vivarium, including, without limitation, dead animals, strictly in accordance with Legal Requirements. Landlord shall have the right, from time to time by written notice to Tenant, to promulgate reasonable rules and regulations with respect to the operation of the vivarium so as to minimize any adverse effects that such operation may have on other occupants of the Building, including without limitation, regulations as to noise mitigation.

5.	RENT; ADDITIONAL RENT

5.1    Base Rent. During the Term, commencing on the Rent Commencement Date, Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month. Unless otherwise expressly provided herein, the payment of additional rent and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (other than Base Rent) shall commence on the Term Commencement Date. Base Rent and additional rent hereunder (collectively, “Rent”) shall be prorated for any partial months. Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment.

5.2	Operating Costs.

(a)    “Operating Costs” shall mean all reasonable and verifiable costs incurred and expenditures of whatever nature made by Landlord in the operation, management, repair, replacement, maintenance and insurance of the Property or allocated to the Property, including without limitation all costs of labor (wages, salaries, fringe benefits, etc.) of individuals directly employed in the management/operation of the Property up to and including the Director of Property Management, however denominated, any costs for utilities supplied to exterior areas and the Common Areas, and any costs for repair and replacements, cleaning and maintenance of exterior areas and the Common Areas, related equipment, facilities and appurtenances and HVAC equipment, a management fee in the amount of four percent (4%) of gross Building revenues paid to Landlord’s property manager (if not included in labor costs), the costs, including, without limitation, a commercially reasonable rental factor, of Landlord’s management office for the Property, which management office may be located outside the Property and which may serve other properties in addition to the Property (in which event such costs shall be equitably allocated among the properties served by such office), the cost of operating any amenities in the Property available to all tenants of the Property and any subsidy provided by Landlord for or with respect to any such amenity, and all costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard. For costs and expenditures made by Landlord in connection with the operation, management, repair, replacement, maintenance and insurance of the Building as a whole, Landlord shall make a reasonable allocation thereof between the retail and non-retail portions of the Building, if applicable. The allocation of Operating Costs relating to the Common Areas of the Campus shall be made in accordance with the Condominium Documents. Operating Costs shall not include Excluded Costs (hereinafter defined).

(b)    “Excluded Costs” shall be defined as (i) any mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions; (iii) salaries of executives and owners not directly employed in the management/operation of the Property; (iv) the cost of work done by Landlord for a particular tenant; (v) the cost of items which, by generally accepted accounting principles, would be capitalized on the books of Landlord or are otherwise not properly chargeable against income, except to the extent such capital item is (A) required by any Legal Requirements or (B) reasonably projected to materially reduce Operating Costs; if such capital expenditures arise, the cost shall be amortized over the useful life of the applicable item, determined in accordance with generally accepted accounting principles, as consistently applied in the real estate industry; (vi) the costs of Landlord’s Work and any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) franchise or income taxes imposed on Landlord; (viii) costs paid directly by individual tenants to suppliers or directly to Landlord, including tenant HVAC, electricity, telephone and other utility costs; (ix) increases in premiums for insurance when such increase is caused by the use of the Building by Landlord or any other tenant of the Building; (x) depreciation of the Building; (xi) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity;
(xii) advertising and other fees and costs incurred in procuring tenants; (xiii) the cost of any items for which Landlord is reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; and (xiv) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; (xv) Taxes; (xvi) except with respect to the management fee, any expenses paid to Landlord or subsidiaries or affiliates of Landlord for goods and/or services in or to any portion of the Building to the extent that such expense exceeds the costs of such goods and/or services rendered by unaffiliated third parties on an arm’s length, competitive basis; (xvii) costs related to events for the Building tenants including, but not limited to parties, holiday gifts and tenants welcoming gifts; or (xviii) costs arising from Landlord’s charitable or political contributions.

(c)    Payment of Operating Costs. Commencing as of the Term Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Operating Costs. Landlord may make a good faith estimate of Tenant’s Share of Operating Costs for any fiscal year or part thereof during the Term, and Tenant shall pay to Landlord, on the Term Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Operating Costs for such fiscal year and/or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of Operating Costs and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each fiscal year. As of the Execution Date, the Property’s fiscal year is January 1 – December 31.

(d)    Annual Reconciliation. Landlord shall, within one hundred twenty (120) days after the end of each fiscal year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such fiscal year (“Year End Statement”). Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder. If the total of such monthly remittances on account of any fiscal year is greater than Tenant’s Share of Operating Costs actually incurred for such fiscal year, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Operating Costs actually incurred for such fiscal year, Tenant shall pay the difference to Landlord, as additional rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate of Operating Costs for the next fiscal year shall be based upon the Operating Costs actually incurred for the prior fiscal year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs. The provisions of this Section 5.2(d) shall survive the expiration or earlier termination of this Lease.

(e)    Part Years. If the Term Commencement Date or the Expiration Date occurs in the middle of a fiscal year, Tenant shall be liable for only that portion of the Operating Costs with respect to such fiscal year within the Term from and after the Term Commencement Date.

(f)    Gross-Up. If, during any fiscal year, less than 95% of the Building is occupied by tenants or if Landlord was not supplying all tenants with the services being supplied to Tenant hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Costs that would have been incurred if the Building was 95% occupied and such services were being supplied to all tenants, and such extrapolated Operating Costs shall, for all purposes hereof, be deemed to be the Operating Costs for such fiscal year. This “gross up” treatment shall be applied only with respect to variable Operating Costs arising from services provided to Common Areas or to space in the Building being occupied by tenants (which services are not provided to vacant space or may be provided only to some tenants) in order to allocate equitably such variable Operating Costs to the tenants receiving the benefits thereof.

(g)    Audit Right. Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may, upon at least sixty (60) days’ prior written notice, inspect or audit Landlord’s records relating to Operating Costs for any periods of time within the previous fiscal year before the audit or inspection. However, no audit or inspection shall extend to periods of time before the Rent Commencement Date. If Tenant fails to object to the calculation of Tenant’s Share of Operating Costs on the Year-End Statement within sixty (60) days after such statement has been delivered to Tenant and/or fails to complete any such audit or inspection within ninety (90) days after receipt of the Year End Statement, then Tenant shall be deemed to have waived its right to object to the calculation of Tenant’s Share of Operating Costs for the year in question and the calculation thereof as set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted only at Landlord’s offices or the offices of Landlord’s property manager during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection. Tenant may not conduct an inspection or have an audit performed more than once during any fiscal year. If such inspection or audit reveals that an error was made in the calculation of Tenant’s Share of Operating Costs previously charged to Tenant, then, provided there is no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If such inspection or audit reveals an underpayment by Tenant, then Tenant shall pay to Landlord, as additional rent hereunder, any underpayment of any such costs, as the case may be, within thirty (30) days after receipt of an invoice therefor. Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants or a commercial real estate audit firm with at least ten (10) years of experience (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which executes Landlord’s standard confidentiality agreement whereby it shall agree to maintain the results of such audit or inspection confidential. The provisions of this Section 5.2(g) shall survive the expiration or earlier termination of this Lease.

5.3	Taxes.

(a)    “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Unit of the Condominium in which the Building and the Land are located (the “Unit”) and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property; charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Building and the Land (including without limitation any community preservation assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the Building and the Land or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Unit, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Unit were the only real estate owned by Landlord. “Taxes” shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies.

Prior to the fiscal year in which the Unit has been created and assessed (the “Applicable Fiscal Year”), Landlord shall allocate Taxes which are incurred with respect to the Common Areas of the Campus on a reasonable basis. From and after substantial completion of any occupiable improvements constructed as part of a Future Development, if such improvements are not separately assessed, Landlord shall reasonably allocate Taxes between the Building and such improvements and the land area associated with the same. From and after the Applicable Fiscal Year, such allocation shall be effected based upon the Taxes payable by Landlord with respect to the unit in the Condominium in which the Property is located.

(b)    “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

(c)    Payment of Taxes. Commencing as of the Term Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Taxes. Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period or part thereof during the Term, and Tenant shall pay to Landlord, on the Term Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Taxes for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Share of Taxes as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period. If the total of such monthly remittances is greater than Tenant’s Share of Taxes actually due for such Tax Period, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as additional rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate for the next Tax Period shall be based upon actual Taxes for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes. The provisions of this Section 5.3(c) shall survive the expiration or earlier termination of this Lease.

(d)    Effect of Abatements. Appropriate credit against Taxes shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord’s expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the Tax refund.

(e)    Part Years. If the Term Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term from and after the Term Commencement Date.

5.4	Late Payments.

(a)    Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of twelve percent (12%), or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”).

(b)    Additionally, if Tenant fails to make any payment within five (5) days after the due date therefor, Landlord may charge Tenant a fee, which shall constitute liquidated damages, equal to three (3%) of any such late payment; provided, however, Landlord shall waive the late fee once in any twelve-(12)-month period in the event Tenant shall pay such late payment within five
(5) days following Landlord’s written notice to Tenant of the occurrence of such late payment.

(c)    For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by Landlord’s bank at the time.

(d)    Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid additional rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

(e)    The parties agree that the late charge referenced in Section 5.4(b) represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(f)    If Tenant during any six (6) month period shall be more than five (5) business days delinquent in the payment of any installment of Rent on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Rent and additional rent on account of Operating Costs and Taxes quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant’s default hereunder.

5.5    No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V.
LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6    Survival. Any obligations under this Section 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6.	INTENTIONALLY DELETED.

7.	LETTER OF CREDIT

7.1    Amount. Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord either (i) cash in the amount specified in the Lease Summary Sheet (the “Cash

Security Deposit”), which shall be held by Landlord in accordance with Section 7.5 below, or (ii) an irrevocable letter of credit (the “Letter of Credit”) that shall (a) be in the initial amount of
$1,519,282.90; (b) be issued in substantially the form attached hereto as Exhibit 6; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution reasonably satisfactory to Landlord that both (x) either has an office in the greater Boston metropolitan area that will accept presentation of, and pay against, the Letter of Credit or will permit drawings by facsimile or overnight courier, and (y) satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold (as those terms are defined below). The “Minimum Rating Agency Threshold” shall mean that the issuing bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than $10,000,000,000. Notwithstanding the foregoing, Landlord hereby agrees that, as of the Execution Date, Silicon Valley Bank, N.A. is an Approved Issuer. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one (1) year. If the issuer of the Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If the issuer of the Letter of Credit fails to satisfy either or both of the Minimum Rating Agency Threshold or the Minimum Capital Threshold, Tenant shall be required to deliver a substitute letter of credit from another issuer reasonably satisfactory to the Landlord and that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold not later than ten (10) Business Days after Landlord notifies Tenant of such failure. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the Expiration Date. If Tenant fails to furnish such renewal or replacement at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 7. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank reasonably satisfactory to Landlord at the time of the issuance thereof.

7.2    Application of Proceeds of Letter of Credit. Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within ninety (90) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, Landlord at its sole option may draw down all or a part of the Letter of Credit. The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 7.5 below. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10)

days after receipt of such written demand shall constitute an additional Event of Default hereunder. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

7.3    Transfer of Letter of Credit. In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten
(10) days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.5 below.

7.4    Cash Proceeds of Letter of Credit. Landlord shall hold the Cash Security Deposit and/or the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations. After an Event of Default, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

7.5    Return of Security Deposit or Letter of Credit. Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within sixty (60) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord.

8.	INTENTIONALLY OMITTED.

9.	UTILITIES, LANDLORD’S SERVICES

9.1    Electricity. Landlord shall contract with the utility provider for electric service to the Property, including the Premises. Commencing on the Term Commencement Date, Tenant shall pay all charges for electricity furnished to the Premises and any equipment exclusively serving the Premises, as additional rent, as measured by a submeter, with such metering equipment to be installed as part of Landlord’s Work. At Tenant’s request, Landlord shall provide Tenant with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant. Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair the metering equipment used to measure electricity furnished to the Premises and any equipment exclusively serving the same. Tenant shall not exceed its allotted base building capacities defined on Exhibit 5 attached hereto.

9.2    Water. Landlord shall contract with the utility provider for water service to the Property, including the Premises. Except as otherwise provided below, the cost of providing water service to the Premises and all other portions of the Building (including, without limitation, the premises of other tenants or occupants of the Building) shall be included in Operating Costs. Notwithstanding the foregoing, if Landlord determines that Tenant is using water in excess of its proportionate share (by floor area) of the total water usage in the Building, Landlord may elect, at Tenant’s expense, to furnish and install in a location in or near the Premises metering equipment to measure water furnished to the Premises and any equipment exclusively serving the same. In such event, Tenant shall, within thirty (30) days after Landlord’s written demand therefor from time to time, pay to Landlord, as additional rent, the full amount of any water service charges attributable to such meter.

9.3    Gas. Landlord shall contract with the utility provider for gas service to the Property, including the Premises. The cost of gas used to serve base building plumbing, mechanical and electrical systems shall be included in the costs reimbursed by Tenant pursuant to Section 9.6 below. If Tenant requires gas service for the operation of Tenant’s laboratory equipment in the Premises, Tenant shall pay all charges for gas furnished to the Premises and/or any equipment exclusively serving the Premises as additional rent, based, at Landlord’s election,
(i)on Landlord’s reasonable estimate of such gas usage or (ii) on metering or submetering equipment installed by Landlord at Tenant’s expense.

9.4    Other Utilities. Subject to Landlord’s reasonable rules and regulations governing the same, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto. Tenant shall be responsible for all telephone and data wiring throughout its Premises.

9.5    Interruption or Curtailment of Utilities. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than twenty-four
(24) hours’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, and (ii) the operation of the plumbing and electric systems. Landlord shall diligently exercise commercially reasonable efforts to reduce the duration of and eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems. Notwithstanding the foregoing, (i) in the event any of the utilities serving the Property and the Premises are interrupted and unavailable for more than thirty
(30) continuous calendar days, Tenant shall, at Tenant’s option, have the ability to suspend the payment of Rent until all such utilities are again fully serving the Property and the Premises, and
(ii)in the event that any such interruption and unavailability continues for more than sixty (60) continuous calendar days, Tenant shall, at Tenant’s option, have the right to terminate this Lease by giving Landlord written notice of Tenant’s election to terminate at any time after the expiration of such sixty-day period and before all such utilities are again fully serving the Property and the Premises.

9.6    Landlord’s Services. Subject to reimbursement pursuant to Section 5.2 above, and subject to Tenant’s allotted base building capacities defined on Exhibit 5 as aforesaid,

Landlord shall provide the services described in Exhibit 7 attached hereto and made a part hereof (“Landlord’s Services”). All documented costs incurred by Landlord to provide HVAC service to the Premises and not included in Operating Costs shall be reimbursed by Tenant to Landlord as additional rent. Except for the foregoing, and except for the cost of providing and maintaining supplemental HVAC equipment exclusively serving the Premises (which shall be Tenant’s responsibility), all costs incurred in connection with the provision of Landlord’s Services shall be included in Operating Costs to the extent allowable pursuant to Section 5.2.

10.	MAINTENANCE AND REPAIRS

10.1    Maintenance and Repairs by Tenant. Tenant shall keep neat and clean and free of insects, rodents, vermin and other pests and in good repair, order and condition (reasonable wear and tear and damage by Casualty excepted): the Premises, including without limitation the entire interior of the Premises, all electronic, phone and data cabling and related equipment (other than building service equipment) that is installed by or for the exclusive benefit of the Tenant (whether located in the Premises or other portions of the Building), all fixtures, equipment and specialty lighting therein, any supplemental HVAC and humidification equipment exclusively serving the Premises, electrical equipment wiring, doors, non-structural walls, windows and floor coverings, and all laboratory specific systems and equipment that exclusively serve the Premises, including, without limitation, equipment critical to laboratory operations. Without limiting the foregoing, Tenant agrees that it shall maintain in the same repair, order, and condition as on the Term Commencement Date (reasonable wear and tear and damage by Casualty excepted) any equipment which is the responsibility for Tenant to maintain as set forth in this Lease.

10.2    Maintenance and Repairs by Landlord. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, Landlord shall maintain and keep in reasonable condition the Building foundation, the roof, Building structure, structural floor slabs and columns in good repair, order and condition. In addition, Landlord shall operate and maintain the Common Areas in substantially the same manner as comparable combination office and laboratory facilities in the vicinity of the Premises. All costs incurred by Landlord under this Section 10.2 shall be included in Operating Costs as provided in Section 5.2.

10.3    Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 14.5 below, if such damage or defective condition was caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant.

10.4    Floor Load--Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. The floor load capacity of the Premises is 100 pounds per square foot, with the exception of certain areas near the vicinity of the western façade of the Building, where the floor load capacity is 50 pounds per square foot. Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight. Tenant shall notify Landlord of the proposed locations of any Heavy Equipment prior to its installation in the Premises. Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s Rules and Regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord and Landlord’s agents (including without limitation its property manager), contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

10.5    Premises Cleaning. Tenant shall be responsible, at its sole cost and expense, for janitorial and trash removal services and other biohazard disposal services for the Premises, including any laboratory areas thereof. Such services shall be performed by licensed (where required by law or governmental regulation), insured and qualified contractors approved in advance, in writing, by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and on a sufficient basis to ensure that the Premises are at all times kept neat and clean. Landlord shall provide a dumpster and/or compactor at the Building loading dock for Tenant’s disposal of non-hazardous and non-controlled substances. All costs incurred by Landlord in connection with such dumpster and/or compactor shall be included in Operating Costs as provided in Section 5.2.

10.6    Pest Control. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a quarterly basis (or more frequently if Landlord reasonably determines the same to be necessary) to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated as necessary against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises for the purpose of providing such extermination services, unless such persons have been reasonably approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

10.7	Service Interruptions.

(a)    Abatement of Rent. In the event that: (i) there shall be an interruption, curtailment or suspension of any service or failure to perform any obligation required to be provided or performed by Landlord pursuant to Sections 9 and/or 10 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of the Premises, or any portion thereof (any such event, a “Service

Interruption”), and (ii) such Service Interruption shall continue for five (5) consecutive business days following receipt by Landlord of written notice (the “Service Interruption Notice”) from Tenant describing such Service Interruption (“Abatement Service Interruption Cure Period”), and (iii) such Service Interruption shall not have been caused by an act or omission of Tenant or Tenant’s agents, employees, contractors or invitees (an event that satisfies the foregoing conditions (i)-(iii) being referred to hereinafter as a “Material Service Interruption”) then, Tenant, subject to the next following sentence, shall be entitled to an equitable abatement of Base Rent, Operating Costs and Taxes based on the nature and duration of the Material Service Interruption and the area of the Premises affected, for any and all days following the Material Service Interruption Cure Period that both (x) the Material Service Interruption is continuing and (y) Tenant does not use such affected areas of the Premises for a bona fide business purpose. Any efforts by Tenant to respond or react to any Material Service Interruption, including, without limitation, any activities by Tenant to remove its personal property from the affected areas of the Premises, shall not constitute a use that precludes abatement pursuant to this Section 10.7(a). The Abatement Service Interruption Cure Period shall be extended by reason of any delays in Landlord’s ability to cure the Service Interruption in question caused by Landlord’s Force Majeure, provided however, that in no event shall the extension of the Abatement Service Interruption Cure Period with respect to any Service Interruption be longer than fifteen (15) consecutive business days after Landlord receives the applicable Service Interruption Notice.

(b)    The provisions of this Section 10.7 shall not apply in the event of a Service Interruption caused by Casualty or Taking (see Section 15 hereof).

(c)    The provisions of this Section 10.7 set forth Tenant’s sole rights and remedies, both in law and in equity, in the event of any Service Interruption.

11.	ALTERATIONS AND IMPROVEMENTS BY TENANT

11.1	Landlord’s Consent Required.

(a)    Tenant shall not make any alterations, decorations, installations, removals, additions or improvements (collectively “Alterations”) in or to the Premises without Landlord’s prior written approval of the contractor(s), written plans and specifications and a time schedule therefor. Landlord reserves the right to require that Tenant use Landlord’s preferred vendor(s) (and Landlord agrees to provide at least two (2) preferred vendors for any project) for any Alterations that involve roof penetrations, alarm tie-ins, sprinklers, fire alarm and other life safety equipment. Tenant shall not make any amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent. Landlord’s approval of non-structural Alterations shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion (i) to any Alteration to or affecting the roof and/or building systems, (ii) with respect to matters of aesthetics relating to Alterations to or affecting the exterior of the Building, and (iii) to any Alteration affecting the Building structure. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) business days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the alterations as Landlord may reasonably request. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non- building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant. Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate. If Tenant shall make any Alterations, then Landlord may elect to require Tenant at the expiration or sooner termination of the Term to restore the Premises to substantially the same condition as existed immediately prior to the Alterations provided that such election shall be made at the time Landlord gives its approval for such Alterations, provided further Landlord will not elect to require Tenant to remove any Alterations unless the same, in Landlord’s reasonable judgment, (i) adversely affect the general utility of the Building for use by prospective future tenants and/or (ii) required unusual expense to readapt the Premises to normal use as a biotechnology office and research and development facility. Landlord agrees that Tenant shall have no obligation to remove any customary office/non-laboratory Alterations to the Premises. Tenant shall provide Landlord with reproducible record drawings (in CAD format) of all Alterations within sixty (60) days after completion thereof.

(b)    Alterations Permitted without Landlord’s Consent. Notwithstanding the provisions of Section 11.1(a), the Alterations which (x) consist solely of decorative or cosmetic work that does not affect or involve the Building’s structure or base systems, and (y) which do not cost in excess of Seventy-Five Thousand Dollars ($75,000.00), shall not be subject to Landlord's prior approval provided that Tenant delivers a reasonable description of such Alterations to Landlord at least five (5) business days’ prior to commencing such work and subject to the remaining provisions of this Section 11.

11.2    After-Hours. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of the Alterations during times other than normal construction hours (i.e., Monday-Friday, 7:00 a.m. to 3:00 p.m., excluding holidays), Landlord may need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least two (2) business days’ prior written notice of any time outside of normal construction hours when Tenant intends to perform any Alterations (the “After- Hours Work”). Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work. In addition, if construction during normal construction hours unreasonably disturbs other tenants of the Building, in Landlord’s sole discretion, Landlord may require Tenant to stop the performance of Alterations during normal construction hours and to perform the same after hours, subject to the foregoing requirement to pay for the cost of Landlord’s supervisory personnel.

11.3    Harmonious Relations. Tenant agrees to conduct its labor relations and its relations with its employees in such manner as to avoid all strikes, picketing and boycotts of, on or about the Premises or the Building. Tenant further agrees that if any of its employees strike or if a picket line or boycott is established or conducted or carried out on or about the Property against Tenant or its contractors or employees, or any of them, Tenant will forthwith cease those operations in and upon the Premises that have caused the same until all disputes are settled.

11.4    Liens. No Alterations shall be undertaken by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors for such Alteration and taken other appropriate protective measures approved and/or required by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

11.5    General Requirements. Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises (and provide copies thereof to Landlord); (b) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Landlord’s construction rules and regulations, all insurance requirements of this Lease, and Legal Requirements; and (c) defend, indemnify and hold the Landlord Parties harmless from and against any and all Claims occasioned by or growing out of such Alterations.

12.	SIGNAGE

12.1    Restrictions. Tenant shall have the right, at Tenant’s expense, to install Building standard signage identifying Tenant’s business at the entrance to the Premises, which signage shall be subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Subject to the foregoing, and subject to Section 12.2 below, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, provided that Tenant shall be permitted to install Building standard blinds in the Premises.

12.2	Exterior Signage.

(a)    Monument Signage. Subject to the provisions of this Section 12.2, for so long as: (x) there is no Event of Default of Tenant and (y) the Lease is in full force and effect (the “Monument Signage Condition”), then Tenant shall have the right to require Landlord to list, at Landlord’s initial cost and expense, Tenant’s name (“Tenant’s Monument Signage”) on each of the two (2) exterior monument signs to be constructed by Landlord on the Property. Such monument signs shall each be a common monument (i.e. other tenant(s) in the Building may have identification signage installed on such monuments). The right to the Tenant’s Monument Signage granted pursuant to this Section 12.2 is personal to Tenant, and may not be exercised by any occupant, subtenant, or other assignee of Tenant, other than an Affiliated Entity or Successor (the parties hereby agreeing that Tenant shall be responsible for the cost of any change in Tenant’s Monument Signage). The parties hereby agree that the maintenance and removal of such Tenant’s Monument Signage (including, without limitation, the repair and cleaning of the existing monument façade upon removal of Tenant’s Monument Signage) shall be performed at Landlord’s sole cost and expense, except that Tenant shall be responsible for the cost of any change in Tenant’s Monument Signage during the initial Term of the lease.

12.3	Building Directory.

Landlord shall list Tenant within the directory in the Building lobby at Landlord’s sole cost and expense.

13.	ASSIGNMENT, MORTGAGING AND SUBLETTING

13.1    Landlord’s Consent Required. Tenant shall not mortgage or encumber this Lease in whole or in part whether at one time or at intervals, operation of law or otherwise. Except as expressly otherwise set forth herein Tenant shall not, without Landlord’s prior written consent, assign, sublet, license or transfer this Lease or the Premises in whole or in part whether by changes in 50% or more of the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”). Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease. In the event of any Transfer in violation of this Section 13, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after receipt of written notice from Tenant to Landlord of any Transfer, or within sixty (60) days after Landlord first learns of the Transfer if no notice is given. No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord's obligations under this Lease. Notwithstanding the foregoing, so long as Tenant’s stock is traded on a public exchange, the sale or transfer of such stock shall not be deemed a Transfer.

13.2	Landlord’s Recapture Right.

(a)    Subject to Section 13.7 below, Tenant shall, prior to offering or advertising the Premises or any portion thereof for assignment or sublease, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the “Recapture Premises”), (iii) in the case of a sublease identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant's interest in this Lease or a subletting for the remainder of the term of this Lease) or to suspend the Term for the Recapture Period (i.e. the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant's rental obligations shall be proportionately reduced). Landlord shall have fifteen (15) business days within which to respond to the Recapture Notice. Notwithstanding the foregoing, within the first three (3) years after the Term Commencement Date, Tenant shall not be required to deliver a Recapture Notice to Landlord prior to offering or advertising a portion of the Premises constituting less than fifty percent (50%) of the Premises for sublease.

(b)    Notwithstanding anything to the contrary contained herein, if Landlord notifies Tenant that it accepts the offer contained in the Recapture Notice or any subsequent Recapture Notice, Tenant shall have the right, for a period of fifteen (15) days following receipt of such notice from Landlord, time being of the essence, to notify Landlord in writing that it wishes to withdraw such offer and this Lease shall continue in full force and effect.

13.3    Standard of Consent to Transfer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer or declines to accept the same (or in the case of a sublease for which Tenant is not required to deliver a Recapture Notice, as set forth in Section 13.2(a) above), then Landlord agrees that, subject to the provisions of this Section 13, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer on the terms contained in the Recapture Notice to an entity which will use the Premises for the Permitted Uses and, in Landlord's reasonable opinion: (a) has a tangible net worth and other financial indicators sufficient to meet the Transferee’s obligations under the Transfer instrument in question; (b) has a business reputation compatible with the operation of a first-class combination laboratory, research, development and office building; and (c) the intended use of such entity does not violate any restrictive use provisions then in effect with respect to space in the Building.

13.4    Listing Confers no Rights. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

13.5    Profits In Connection with Transfers. Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any Transfer, either initially or over time, after deducting reasonable actual out-of-pocket legal, and brokerage expenses incurred by Tenant and unamortized improvements paid for by Tenant in connection therewith, in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.

13.6    Prohibited Transfers. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, Tenant is not in default of any of its obligations under this Lease. Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to (a) any government agency; (b) any tenant, subtenant or occupant of other space in the Building provided that Landlord has, or will within six (6) months after the date of Tenant’s Recapture Notice have, comparable space available in the Building or in another building on the Campus; or
(c) any entity with whom Landlord shall have negotiated for space in the Property in the six (6) months immediately preceding such proposed Transfer.

13.7    Exceptions to Requirement for Consent. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent and without giving Landlord a Recapture Notice, to make a Transfer to (a) an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that prior to or simultaneously with any such Transfer, such Affiliated Entity or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the case may be, shall expressly agree that the provisions of this Section 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers. For the purposes hereof, an “Affiliated Entity” shall be defined as any entity (a) that, in the case of an assignment of this Lease, has a net worth and other financial indicators demonstrating such entity’s ability to perform all of Tenant’s obligations hereunder, as evidenced by audited financial statements, or, in the case of a sublease, has the financial capability to perform the obligations assumed under the sublease; and (b) which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth and other financial indicators sufficient to meet Tenant’s obligations hereunder.

14.	INSURANCE; INDEMNIFICATION; EXCULPATION

14.1	Tenant’s Insurance.

(a)    Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate annually, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Tenant shall also carry umbrella liability coverage in an amount of no less than Ten Million Dollars ($10,000,000). Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation Tenant’s indemnification obligations. Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

(b)    Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) all of Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building, including without limitation Tenant’s Penthouse Equipment and all of Tenant’s animals

(collectively, “Tenant’s Property”). Such insurance required to be maintained by Tenant pursuant to this Section 14.1(b) (referred to herein as “Tenant Property Insurance”) shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c)    Tenant shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.

(d)    During periods when Tenant’s Work and/or any Alterations are being performed, Tenant shall maintain, or cause to be maintained, so-called all risk or special cause of loss property insurance or its equivalent and/or builders risk insurance on 100% replacement cost coverage basis, including hard and soft costs coverages. Such insurance shall protect and insure Landlord, Landlord’s agents, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called all risk or special cause of loss property / builders risk coverage or its equivalent.

(e)    Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any Legal Requirements.

(f)    Tenant shall cause all contractors and subcontractors to maintain during the performance of any Alterations the insurance described in Exhibit 10 attached hereto.

(g)    The insurance required pursuant to Sections 14.1(a), (b), (c), (d) and (e) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Tenant’s Insurance Policies shall each provide that it shall not be canceled without at least thirty (30) days’ prior written notice to each insured named therein. Tenant’s Insurance Policies may include deductibles in an amount no greater than the greater of $25,000 or commercially reasonable amounts. On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies. In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

14.2	Indemnification.

(a)    Except to the extent caused by the gross negligence, willful misconduct or breach of this Lease of and by any of the Landlord Parties, Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from:

(i)	Tenant’s breach of any covenant or obligation under this Lease;

(ii)    Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises;

(iii)    Any injury to or death of any person, or loss of or damage to property arising out of the use or occupancy of the Premises by or the negligence or willful misconduct of any of the Tenant Parties; and

(iv)    On account of or based upon any work or thing whatsoever done (other than by Landlord or any of the Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises.

(b)    Landlord shall defend, indemnify and save the Tenant harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority to the extent arising from Landlord’s gross negligence, willful misconduct or breach of this Lease Agreement.

14.3    Property of Tenant. Tenant covenants and agrees that, except to the extent caused by the gross negligence, willful misconduct or breach of this Lease of and by any of the Landlord Parties to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the gross negligence, willful misconduct or breach of this Lease Agreement of or by any of the Landlord Parties.

14.4    Limitation of Landlord’s Liability for Damage or Injury. Landlord shall not be liable for any injury or damage to persons, animals or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the gross negligence, willful misconduct or breach of this Lease Agreement of and by any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute gross negligence, willful misconduct or a breach of this Lease Agreement, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any damage or injury in connection with any latent defect in the Premises or in the Building.

14.5    Waiver of Subrogation; Mutual Release. Landlord and Tenant each hereby waives on behalf of itself and its property (i.e., as opposed to liability) insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

14.6    Tenant’s Acts--Effect on Insurance. Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such failure by Tenant, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor. In addition, Tenant shall reimburse Landlord for any increase in insurance premium arising as a result of Tenant’s use and/or storage of any Hazardous Materials in the Premises.

14.7    Landlord’s Insurance. Landlord shall carry at all times during the Term of this Lease: (i) commercial general liability insurance with respect to the Building, the Land and the Common Areas thereof in an amount not less than Five Million Dollars ($5,000,000) combined single limit per occurrence, (ii) with respect to the Building, excluding Tenant-Insured Improvements and improvements made by other tenants or occupants, insurance against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance with coverage against vandalism, malicious mischief and such other insurable hazards and contingencies as are from time to time normally insured against by owners of similar first class offices/research/laboratory buildings/campuses in the Market Area or which are required by Landlord’s mortgagee, in an amount equal to one hundred percent (100%) of the full replacement cost thereof above foundation walls (“Landlord Property Insurance”), and (iii) rent interruption insurance covering at least eighteen (18) months. Any and all such insurance: (x) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, and (y) may be written with commercially reasonable deductibles as determined by Landlord. The costs incurred by Landlord related to such insurance shall be included in Operating Costs. Tenant Property Insurance and Landlord Property Insurance are referred to collectively herein as “Property Insurance”.

15.	CASUALTY; TAKING

15.1    Damage. If the Premises are damaged in whole or part because of fire or other insured casualty (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section
15.2    below, Landlord shall restore the Building and/or the Premises to substantially the same condition as existed immediately following completion of Landlord’s Work, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible. If, in Landlord’s reasonable judgment, any element of the Tenant-Insured Improvements can more effectively be restored as an integral part of Landlord’s restoration of the Building or the Premises, such restoration shall also be made by Landlord, but at Tenant’s sole cost and expense. Subject to rights of Mortgagees, Tenant Delays, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Landlord’s Force Majeure, Landlord shall substantially complete such restoration within one (1) year after Landlord’s receipt of all required permits therefor with respect to substantial reconstruction of at least 50% of the Building, or, within one hundred eighty (180) days after Landlord’s receipt of all required permits therefor in the case of restoration of less than 50% of the Building. Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of the Premises to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building. “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorney’s fees, of obtaining the same. In the Operating Year in which a Casualty occurs, there shall be included in Operating Costs Landlord’s deductible under its property insurance policy. Except as Landlord may elect pursuant to this Section 15.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements.

15.2	Termination Rights.

(a)    Landlord’s Termination Rights. Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if:

(i)	any material portion of the Building or any material means of access thereto is taken;

Casualty; or

(ii)	more than thirty-five percent (35%) of the Building is damaged by

(iii)    if the estimated time to complete restoration exceeds one (1) year from the date on which Landlord receives all required permits for such restoration.

(b)    Tenant’s Termination Right. If Landlord is so required but fails to complete restoration of the Premises within the time frames and subject to the conditions set forth in Section
15.1 above, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within thirty (30) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect. The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to terminate this Lease pursuant to this Section 15 if the Casualty was caused by the negligence or intentional misconduct of any Tenant Party.

(c)    Further Termination Rights. In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the Term, then (i) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises costs more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty
(30) days’ written notice to the other. In addition, if Landlord’s Mortgagee does not release sufficient insurance proceeds to cover the cost of Landlord’s restoration obligations, then Landlord shall (i) notify Tenant thereof, and (ii) have the right to terminate this Lease. If Landlord does not terminate this Lease pursuant to the previous sentence and such notice by Landlord does not include an agreement by Landlord to pay for the difference between the cost of such restoration and such released insurance proceeds, then Tenant may terminate this Lease by written notice to Landlord on or before the date that is thirty (30) days after such notice. Notwithstanding anything to the contrary contained in this Section 15, in no event may Tenant elect to terminate this Lease hereunder if the Casualty that would otherwise give rise to such right results from the gross negligence or willful misconduct of Tenant, its agents, contractors, or employees.

(d)    Automatic Termination. In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

15.3    Rent Abatement. In the event of a Casualty affecting the Premises, there shall be an equitable adjustment of Base Rent, Operating Costs and Taxes based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired by reason of such Casualty from and after the date of a Casualty, and continuing until the following portions of the repair and restoration work to be performed by Landlord, as set forth above, are substantially completed: (i) any repair and restoration work to be performed by Landlord within the Premises, and (ii) repair and restoration work with respect to the Common Areas to the extent that damage to the Common Areas caused by such Casualty materially adversely affects Tenant’s use of, or access to, the Premises.

15.4    Taking for Temporary Use. If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including without limitation the payment of Rent, shall continue.

For purposes hereof, a “Taking for temporary use” shall mean a Taking of ninety (90) days or less.

15.5    Disposition of Awards. Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant may pursue its own claim against the Taking authority.

16.	ESTOPPEL CERTIFICATE.

Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like. If Tenant shall fail to execute and deliver to Landlord any such statement within such ten-day period, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact in its name and behalf to execute such statement, such appointment being coupled with an interest.

17.	HAZARDOUS MATERIALS

17.1	Prohibition.

(a)    Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers); and (ii) any Hazardous Material (hereinafter defined), other than, if Tenant’s use of the Premises includes research, development, warehouse, laboratory use, or other ancillary uses related to the foregoing, the types and quantities of Hazardous Materials which are approved by Landlord in advance, which approval shall not be unreasonably withheld, conditioned or delayed (“Tenant’s Hazardous Materials”), provided that the same shall at all times be:

(i)	brought upon, kept or used in Tenant’s Control Areas (as hereinafter defined);

defined;

(ii)	in compliance with the Control Area Limitations, as hereinafter

(iii)    in accordance with all applicable Legal Requirements, including, without limitation, all applicable Environmental Laws (hereinafter defined); and

(iv)    in accordance with prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice.

(b)    “Tenant’s Control Areas” consist of the entirety of the Prime Premises and the Storage Area. The “Control Areas Limitations” are determined in accordance with the International Building Code (2018) (“IBC”), and are as follows:

(i)    Prime Premises. The parties acknowledge that the Prime Premises on the fourth floor shall be deemed to consist of two (2) Control Areas, as defined by the IBC, and Tenant shall not, in the Prime Premises, exceed the limitations which are imposed by the IBC on use and storage of Hazardous Materials for premises consisting of two Control Areas, and

(ii)    Storage Area. Tenant shall not, at any time, exceed in the Storage Area, the solvent storage capacity permitted for one Control Area under the IBC.

(c)    Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before each anniversary of the Term Commencement Date, and on any earlier date during the 12-month period on which Tenant intends to add a new Hazardous Material or materially increase the quantity of any Hazardous Material to the list of Tenant’s Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.1. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined), prudent environmental practice and (with respect to medical waste and so-called “biohazard materials”) good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material. In order to induce Landlord to waive its otherwise applicable requirement that Tenant maintain insurance in favor of Landlord against liability arising from the presence of radioactive materials in the Premises, and without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Term will Tenant bring upon, or permit to be brought upon, the Premises any radioactive materials whatsoever.

17.2    Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air, surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act,

42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., and (e) Chapter 21E of the General Laws of Massachusetts. Tenant, at its sole cost and expense, shall comply with (i) Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the Town of Lexington and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.3    Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including without limitation live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law.

17.4    Chemical Safety Program. If at any time during the Term, Tenant’s use of the Premises includes research, development, warehouse, laboratory use, or other ancillary uses related to the foregoing, Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of any applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) any applicable governmental authority with respect to such chemical safety program and (b) this Section. Tenant shall obtain and maintain during the Term any permit required by any such applicable governmental authority.

17.5    Testing. If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant's best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Property. In addition to the foregoing, if Landlord reasonably believes that any Hazardous Materials have been released on the Premises in violation of this Lease or any Legal Requirement, Landlord shall have the right to conduct appropriate tests of the Premises or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of any of the Tenant Parties. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Premises in material violation of this Lease or any Legal Requirement. Further, Landlord shall have the right to cause a third party consultant retained by Landlord, at Landlord’s expense (provided, however, that such costs shall be included in Operating Costs), to review, but not more than once in any calendar year, Tenant’s lab operations, procedures and permits to ascertain whether or not Tenant is complying with law and adhering to best industry practices. Tenant agrees to cooperate in good faith with any such review and to provide to such consultant any information requested by such consultant and reasonably required in order for such consultant to perform such review, but nothing contained herein shall require Tenant to provide proprietary or confidential information to such consultant.

17.6	Indemnity; Remediation.

(a)    Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims against any of the Landlord Parties arising out of contamination of any part of the Property or other adjacent property, which contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Section 17. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or any other response actions required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, soil vapor or ground water on or under or any indoor air in the Building based upon the circumstances identified in the first sentence of this Section 17.6. The indemnification and hold harmless obligations of Tenant under this Section 17.6 shall survive the expiration or any earlier termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in the Property is caused or permitted by any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to return the Property and/or the Building or any adjacent property to their condition as of the date of this Lease, provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws. The provisions of this Section 17.6 shall survive the expiration or earlier termination of the Lease.

(b)    Without limiting the obligations set forth in Section 17.6(a) above, if any Hazardous Material is in, on, under, at or about the Building or the Property as a result of the acts or omissions of any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any response action pursuant to any Environmental Law, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to reduce such Hazardous Material to amounts below any applicable Reportable Quantity, any applicable Reportable Concentration and any other applicable standard set forth in any Environmental Law such that no further response actions are required; provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not be reasonably expected to have an adverse effect on the market value or utility of the Property for the Permitted Uses, and in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws (such approved actions, “Tenant’s Remediation”).

(c)    In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then:

(i)    until the completion of Tenant’s Remediation (as evidenced by the certification of Tenant’s Licensed Site Professional (as such term is defined by applicable Environmental Laws), who shall be reasonably acceptable to Landlord) (the “Remediation

Completion Date”), Tenant shall pay to Landlord, with respect to the portion of the Premises which reasonably cannot be occupied by a new tenant until completion of Tenant’s Remediation,
(A) additional rent on account of Operating Costs and Taxes and (B) Base Rent in an amount equal to the greater of (1) the fair market rental value of such portion of the Premises (determined in substantial accordance with the process described in Section 1.2 above), and (2) Base Rent attributable to such portion of the Premises in effect immediately prior to the end of the Term; and

(ii)    Tenant shall maintain responsibility for Tenant’s Remediation and Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws. If Tenant does not diligently pursue completion of Tenant’s Remediation, Landlord shall have the right to either (A) assume control for overseeing Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Landlord shall be substituted as the party identified on any governmental filings as the party responsible for the performance of such Tenant’s Remediation or (B) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws, it being understood that Tenant’s Remediation shall not contain any requirement that Tenant remediate any contamination to levels or standards more stringent than those associated with the Property’s current office, research and development, laboratory, and vivarium uses.

(d)    The provisions of this Section 17.6 shall survive the expiration or earlier termination of this Lease.

17.7    Disclosures. Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; (c) copies of all Required Permits relating thereto; and (d) other information reasonably requested by Landlord.

17.8    Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord.

18.	RULES AND REGULATIONS.

18.1    Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations attached hereto as Exhibits 9-1 and 9-2 (“Current Rules and Regulations”) and reasonable rules and regulations as may be promulgated, from time to time, with respect to the Building, the Property and construction within the Property (collectively, the “Rules and Regulations”). The Current Rules and Regulations consist of the Building Rules and Regulations attached hereto as Exhibit 9-1 and the Construction Rules and Regulations attached hereto as Exhibit 9-2. In the case of any conflict between the provisions of this Lease and any future rules and regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

18.2    Energy Conservation. Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (collectively, the “Conservation Program”), provided however, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparable combination laboratory, research and development and office buildings in the vicinity of the Premises, or as may be necessary or required to comply with Legal Requirements or standards or the other provisions of this Lease. Upon receipt of such notice, Tenant shall comply with the Conservation Program unless Tenant demonstrates that such compliance places an unreasonable financial or operational burden on Tenant.

18.3    Recycling. Upon written notice, Landlord may establish commercially reasonable policies, programs and measures for the recycling of paper, products, plastic, tin and other materials (a “Recycling Program”). Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.

19.	LAWS AND PERMITS.

19.1    Legal Requirements. Tenant shall not cause or permit the Premises, or cause the Property or the Building to be used in any way that violates any Legal Requirement, order, permit, approval, variance, covenant or restrictions of record or any provisions of this Lease, interferes with the rights of tenants of the Building, or constitutes a nuisance or waste. Tenant shall obtain, maintain and pay for all permits and approvals needed for the operation of Tenant’s business and/or Tenant’s Penthouse Equipment, as soon as reasonably possible, and in any event shall not undertake any operations or use of Tenant’s Penthouse Equipment unless all applicable permits and approvals are in place and shall, promptly take all actions necessary to comply with all Legal Requirements, including, without limitation, the Occupational Safety and Health Act, applicable to Tenant’s use of the Premises, the Property or the Building. Tenant shall maintain in full force and effect all certifications or permissions required by any authority having jurisdiction to authorize, franchise or regulate Tenant’s use of the Premises. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits and approvals directly or indirectly relating or incident to: the conduct of its activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste or animals or laboratory specimens. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord or unless Landlord reasonably suspects that

Tenant has violated the provisions of this Section 19.1, Tenant shall furnish Landlord with copies of all such permits and approvals that Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits that Tenant possesses or has obtained with respect to the Premises. Tenant shall promptly give written notice to Landlord of any warnings or violations relative to the above received from any federal, state or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, reasonably acceptable to Landlord to protect Landlord, the Building and the Property from any liability, costs, damages or expenses arising in connection with such alleged violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected, and (v) Tenant’s decision to delay such cure shall not, in Landlord’s good faith determination, be likely to result in any actual or threatened bodily injury, property damage, or any civil or criminal liability to Landlord, any tenant or occupant of the Building or the Property, or any other person or entity. Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses. Landlord shall comply with any Legal Requirements and with any direction of any public office or officer relating to the maintenance or operation of the structural elements of the Building and the Common Areas, and the costs so incurred by Landlord shall be included in Operating Costs in accordance with the provisions of Section 5.2.

20.	DEFAULT

20.1    Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a)    If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) business days after notice thereof to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment within five (5) business days after the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on more than one (1) occasion during the twelve (12) month interval preceding such failure by Tenant;

(b)    If Tenant shall abandon the Premises (whether or not the keys shall have been surrendered or the Rent shall have been paid);

(c)    If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Section 16 above or a subordination and attornment agreement pursuant to Section 22 below, within the timeframes set forth therein, which failure continues for ten (10) days after notice to Tenant thereof;

(d)    If Tenant shall fail to maintain any insurance required hereunder and Tenant fails to cure such default within three (3) business days of receiving notice of such default;

(e)    If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Section 7 above and Tenant fails to cure such default within five (5) business days of receiving notice of such default;

(f)    If Tenant causes or suffers any release of Hazardous Materials in or near the Property and Tenant fails to cure the same within thirty (30) days of receiving notice of such default;

(g)    If Tenant shall make a Transfer in violation of the provisions of Section 13 above, or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 13 hereof;

(h)    If Tenant shall fail to perform its obligations under Section 3 hereof and such failure continues for more than thirty (30) days after notice thereof from Landlord;

(i)    The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord;

(j)    Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors;

(k)    Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,

(l)    an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder;

(m)    any judgment, attachment or the like in excess of $1,000,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be;

(n)    the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

(o)    a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within thirty (30) days; and

(p)    any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

Wherever “Tenant “ is used in subsections (i), (j), (k), (l), (n) or (o) of this Section 20.1, it shall be deemed to include any parent entity of Tenant and any guarantor of any of Tenant’s obligations under this Lease.

20.2    Remedies. Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date. Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages hereunder. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

20.3	Damages - Termination.

(a)    Upon the termination of this Lease under the provisions of this Section 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i)    the amount (discounted to present value at the rate of five percent (5%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii)    amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re- let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re- letting and of the expenses of re-letting.

(b)    In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s Share of Operating Costs and Taxes, on the assumption that all such amounts and considerations would have increased at the rate of three percent (3%) per annum for the balance of the full term hereby granted.

(c)    Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d)    Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

(e)    In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 20.3, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions herein contained or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of (x) an amount equal to the lesser of (1) Rent accrued under this Lease in the twelve (12) months immediately prior to such termination, or (2) Rent payable during the remaining months of the Term if this Lease had not been terminated, plus (y) the amount of Rent accrued and unpaid at the time of termination, less (z) the amount of any recovery by Landlord under the foregoing provisions of this Section 20.3 up to the time of payment of such liquidated damages.

20.4    Landlord’s Self-Help; Fees and Expenses. If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant. Tenant shall pay to Landlord upon demand therefor any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full. In addition, Tenant shall pay all of Landlord’s costs and expenses, including without limitation reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties, without its fault, being made party to any litigation pending by or against any of the Tenant Parties.

20.5    Waiver of Redemption, Statutory Notice and Grace Periods. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

20.6    Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

20.7    No Waiver. Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

20.8	Restrictions on Tenant’s Rights. During the continuation of any Event of Default,
(a) Landlord shall not be obligated to provide Tenant with any notice pursuant to Sections 1.2 and
25.17 above; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations or Transfers.

20.9 Landlord Default. Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Except as expressly set forth in this

Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, unless the same continues after notice to Landlord thereof and an opportunity for Landlord to cure the same as set forth above. In addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable under this Lease.

21.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER

21.1	Surrender

(a)    Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises (including without limitation all fixed lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein, the Generator (if installed), and all other furniture, fixtures, and equipment that was either provided by Landlord or paid for in whole or in part by any allowance provided to Tenant by Landlord under this Lease) broom clean, in good order, repair and condition excepting only ordinary wear and tear and damage by fire or other insured Casualty; (ii) remove all of Tenant’s Property, all autoclaves and cage washers and, to the extent specified by Landlord pursuant to Section 11.1(b), Alterations made by Tenant; (iii) remove the Landlord’s Kitchen Work, including, without limitation, all fixtures and equipment, and restore the area in which the kitchen is located to shell condition; and (iv) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations. Tenant’s obligations under this Section 21.1(a) shall survive the expiration or earlier termination of this Lease.

(b)    Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued. At least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a reasonably detailed narrative description of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including any Alterations permitted or required by Landlord to remain therein) free of Hazardous Materials and otherwise released for unrestricted use and occupancy including without limitation (and to the extent applicable) causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public health (the “MDPH”) for the control of radiation, and cause the Premises to be released for unrestricted use by the Radiation Control Program of the MDPH (the “Surrender Plan”). The Surrender Plan
(i) shall be accompanied by a current list of (A) all Required Permits held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B)

Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non- proprietary information concerning the use of and operations within the Premises as Landlord shall request. On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Section 21.3 below), Tenant shall deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord, and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. Such third parties and the Landlord Parties shall be entitled to rely on the Surrender Report. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as additional rent upon demand. Tenant’s obligations under this Section 21.1(b) shall survive the expiration or earlier termination of the Term. Notwithstanding the foregoing, the provisions of this Section 21.1(b) shall not be applicable unless Tenant’s use of the Premises includes laboratory use.

(c)    No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(d)    Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Legal Requirements, must be removed therefrom before the Premises may be used by a subsequent tenant.

21.2    Abandoned Property. After the expiration or earlier termination hereof, if Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within ten (10) business days after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Section 20 hereof or pursuant to law, and to any arrears of Rent.

21.3    Holdover. If any of the Tenant Parties holds over (which term shall include, without limitation, the failure of Tenant or any Tenant Party to perform all of its obligations under Section 21.1 above) after the end of the Term, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall pay Base Rent at 150% of the highest rate of Base Rent payable during the Term, (ii) Tenant shall continue to pay to Landlord all additional rent, and (iii) Tenant shall be liable for all damages, including without limitation lost business and consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date. Nothing contained herein shall grant Tenant the right to holdover after the expiration or earlier termination of the Term.

21.4    Warranties. Tenant hereby assigns to Landlord any warranties in effect on the last day of the Term with respect to any fixtures and Alterations installed in the Premises. Tenant shall provide Landlord with copies of any such warranties prior to the expiration of the Term (or, if the Lease is earlier terminated, within five (5) days thereafter).

22.	MORTGAGEE RIGHTS

22.1    Subordination. Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any ground lease, overleases, mortgage, deed of trust, or similar instrument covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Landlord shall obtain an SNDA, as hereinafter defined, from the holder of any future Mortgage which affects the Property. An “SNDA” shall be defined as a subordination, non-disturbance and attornment agreement on the standard form of SNDA then being used by the holder of the Mortgage in question, with such commercially reasonable modifications as may be requested by Tenant. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord. The provisions of this Section 22.1 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and attornment in such form as shall be requested by any such holder within fifteen (15) days of request therefor. Landlord represents that the Property is not encumbered by a Mortgage as of the date of this Lease.

22.2    Notices. Tenant shall give each Mortgagee the same notices given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity thereafter to cure a Landlord default, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

22.3    Mortgagee Consent. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of a Mortgagee; and the failure or refusal of such Mortgagee to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval.

22.4    Mortgagee Liability. Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or omission of any prior lessor under this Lease; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defense which Tenant may have at any time against Landlord; (iv) bound by any base rent or other sum which Tenant may have paid previously for more than one (1) month; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord.

23.	QUIET ENJOYMENT.

Landlord covenants that so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any matters of record or of which Tenant has knowledge and to any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.

24.	NOTICES.

Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”) by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand or by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) addressed as follows:

If to Landlord:	HCP/King 75 Hayden LLC c/o King Street Properties 800 Boylston Street, Suite 1570 Boston, MA 02199 Attention: Stephen D. Lynch
With a copy to:	Goulston & Storrs PC 400 Atlantic Avenue Boston, MA 02110 Attention: King Street
if to Tenant:	Dicerna Pharmaceuticals, Inc. 33 Hayden Avenue Lexington, MA 02421

Attention: David W. Miller PhD, SVP
With a copy to:	Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Attention: Real Estate Department

Notwithstanding the foregoing, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above. Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. Notices shall be effective upon the date of receipt or refusal thereof.

25.	MISCELLANEOUS

25.1    Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

25.2    Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

25.3    Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than T3 Advisors and JLL New England (collectively, “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

25.4    Entire Agreement. This Lease, Lease Summary Sheet and Exhibits 1-12 attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

25.5    Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

25.6    Representation of Authority. By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. Upon Landlord’s request, Tenant shall provide Landlord with evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

25.7	Expenses Incurred by Landlord Upon Tenant Requests.

(a)    Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer. Such costs shall be deemed to be additional rent under this Lease.

25.8    Survival. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term.

25.9    Limitation of Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This Section 25.9(a) shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord or any of the other Landlord Parties ever be personally liable for any obligation under this Lease, nor shall Landlord or any of the other Landlord Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease.

25.10    Binding Effect. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 13 hereof shall operate to vest any rights in any successor or assignee of Tenant.

25.11    Landlord Obligations upon Transfer. Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.

25.12    No Grant of Interest. Tenant shall not grant any interest whatsoever in any fixtures within the Premises or any item paid in whole or in part by Landlord’s Contribution or by Landlord.

25.13    Financial Information. Tenant shall deliver to Landlord, within thirty (30) days after Landlord’s reasonable request, Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) reviewed by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects. Any such financial information may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property or any portion thereof. The Landlord acknowledges that Tenant is subject to the reporting obligations imposed on it pursuant to the Securities Exchange Act of 1934, as amended (the “34 Act”), and, as such, the Tenant’s audited financial statements are readily available to the Landlord and the general public. Accordingly, Tenant shall not be obligated to provide Landlord with any of the information requested in this Section 25.13 for so long as Tenant is meeting its disclosure obligations under the 34 Act.

25.14    OFAC Certificate and Indemnity. Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the “Patriot Act”) prohibit certain property transfers. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term) that neither Tenant nor any stockholder, manager, beneficiary, partner, or principal of Tenant is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act, provided that so long as Tenant’s shares of stock are publicly traded, Tenant makes no representation or warranty with respect to the ownership of any such shares of stock. The most current list of “Specially Designated Nationals and Blocked Persons” can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with these provisions. No assignment or subletting, other than a Related Party Transfer, shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party’s compliance with the provisions of this subsection, in form and content satisfactory to Landlord. If for any reason the representations and warranties set forth in this subsection, or any certificate or other evidence of compliance delivered to Landlord hereunder, is untrue in any respect when made or delivered, or thereafter becomes untrue in any respect, then an event of default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any and all liabilities, losses claims, damages, penalties, fines, and costs (including attorneys’ fees and costs) arising from or related to the breach of any of the foregoing representations, warranties, and duties of Tenant. The provisions of this subsection shall survive the expiration or earlier termination of this Lease for the longest period permitted by law.

25.15    Confidentiality. Tenant acknowledges and agrees that the terms of this Lease are confidential. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion, except as required for financial disclosures or securities filings, as required by the order of any court or public body with authority over Tenant, or in connection with any litigation between Landlord and Tenant with respect this Lease. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach. Notwithstanding the foregoing, Landlord understands and acknowledges that Tenant is required to publicly disclose this Lease as a material agreement under the 34 Act and that making such required disclosure does not and shall not result in a breach of this Section 25.15 by Tenant.

25.16    Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party (collectively “Force Majeure”). In no event shall financial inability of a party be deemed to be Force Majeure.

25.17	Right of First Offer.

(a)    Grant of Option; Conditions. Tenant shall have the one time right of first offer (the “Right of First Offer”) with respect to any available space on the third (3rd) floor of the Building (the "Offering Space"). Notwithstanding anything to the contrary contained herein, no portion of the Offering Space shall be deemed available until each such portion of the Offering Space has been leased to a third party and thereafter Landlord determines that such third party tenant of such Offering Space will vacate such Offering Space. Tenant’s Right of First Offer shall be exercised, if at all, as follows: at any time after Landlord has determined that the existing tenant in the Offering Space will not extend or renew the term of its lease for the Offering Space (but prior to leasing such Offering Space to a party other than the existing tenant), Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the "Notice of Exercise") within 10 business days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:
(i)    Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

(ii)    the Premises, or any portion thereof, is sublet (other than pursuant to a Transfer, as defined in Article 13 of the Lease) at the time Landlord would otherwise deliver the Advice; or

(iii)    the Lease has been assigned (other than pursuant to a Transfer described in Section 13.7 above) prior to the date Landlord would otherwise deliver the Advice; or

(iv)    Tenant is not occupying 60% or more of the Premises on the date Landlord would otherwise deliver the Advice; or

(v)	the Offering Space is not intended for the exclusive use of Tenant during the Term; or

(vi)	the existing tenant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space.

(b)	Terms for Offering Space.

(i)    The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

(ii)    Tenant shall pay Base Rent and additional rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord's reasonable judgment; provided, however, that in no event shall the Base Rent and additional rent be less than the Base Rent and additional rent Tenant is then paying for the Premises.

(iii)    The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space. If Landlord is delayed in delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

(c)    Termination of Right of First Offer. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) the date that is two (2) years before the Expiration Date (unless Tenant simultaneously exercises its right, if any, to extend the Term as set forth in Section 1.2 above); (ii) Tenant's failure to exercise its Right of First Offer within the 5-day period provided in Section A above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above.

(d)    Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the "Offering Amendment") adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 10 business days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

(e)    Definition of Prevailing Market. For purposes of this Right of First Offer provision, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and combination laboratory and office buildings comparable to the Building in the Market Area (as defined in Section 1.2(b)) under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. In no event shall the Prevailing Market rate be lower than the per square foot rate that Tenant is paying for the original Premises. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties hereto have executed this Lease as a sealed instrument as of the Execution Date.

LANDLORD

HCP/KING 75 HAYDEN LLC,
a Delaware limited liability company

By:	King Mattingly LLC, a Massachusetts limited liability company, its Manager

By:	King Street Properties Investments LLC, a Massachusetts limited liability company, its Manager

By: /s/ Stephen D. Lynch
‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑
Name: Stephen D. Lynch    · Its Manager

TENANT

DICERNA PHARMACEUTICALS, INC.,

By: /s/ John B. Green
‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑
Name: John B. Green    · Title: Chief Financial Officer

60

EXHIBIT 1A
LEASE PLAN – PRIME PREMISES – 4TH FLOOR

EXHIBIT 1A: LEASE PLAN - PRIME PREMISES

NOT PREMISES
PRIME PREMISES

LEASE PLAN - PRIME PREMISES

PERKINS+WILL
11/25/19

EXHIBIT 1B
LEASE PLAN – PH SYSTEM PREMISES – 1ST FLOOR

EXHIBIT 1B: LEASE PLAN - pH SYSTEM PREMISES

NOT PREMISES
PRIME PREMISES

LEASE PLAN - pH SYSTEM PREMISES

PERKINS+WILL
11/25/19

EXHIBIT 1C
LEASE PLAN –STORAGE PREMISES – 1ST FLOOR

EXHIBIT 1C: LEASE PLAN - STORAGE PREMISES

NOT PREMISES
STORAGE PREMISES

LEASE PLAN - STORAGE PREMISES

PERKINS+WILL
11/25/19

EXHIBIT 1D

LEASE PLAN – PENTHOUSE EQUIPMENT PREMISES AND GENERATOR AREA

GENERATOR AREA
NOT PREMISES
PENTHOUSE EQUIPMENT

LEASE PLAN-PENTHOUSE EQUIPMENT PREMISES AND GENERATOR AREA

Scale: 1/32" = 1'-0"

PERKINS+WILL

12/16/19

Exhibit 1D, Page 1

Building 75:

EXHIBIT 2A

LEGAL DESCRIPTION - LAND

A certain portion of land in the Town of Lexington, Middlesex County, and Commonwealth of Massachusetts, being shown as “Expansion Unit Development Area = 286,017 Square Feet 6.566+/- Acres on a plan entitled, “The Hayden Science Center Condominium, Condominium Site Plan,” dated April 4, 2017, by Feldman Land Surveyors, (the “Plan”),and being more particularly described as follows:

Commencing at the northwesterly corner of Parcel One, also being the northeasterly corner of Parcel Three, (being shown on the Plan as “POC-E”);

thence running S 02°20’56” W, a distance of 76.99 feet to a point;

thence turning and running N 87°03’28” W, a distance of 12.00 feet to the point of beginning (being shown on the Plan as “POB-E”);

thence turning and running S 87°03’28” E, a distance of 693.77 feet to a point of curvature;

thence running along a curve to the right having a radius of 310.00 feet, an arc length of 466.24 feet, a chord bearing of S 43°58’17” E, and a chord distance of 423.52 feet to a point;

thence turning and running N 87°39’04” W, a distance of 661.94 feet to a point; thence turning and running S 28°10’16” W, a distance of 38.74 feet to a point; thence turning and running N 87°39’04” W, a distance of 321.21 feet to a point;
thence turning and running N 02°20’56” E, a distance of 334.55 feet to the point of beginning. Said portion of land contains an area of 286,017 square feet, or 6.566 acres, more or less.

EXHIBIT 2B LEGAL DESCRIPTION
Real property in the Town of Lexington, County of Middlesex, Commonwealth of Massachusetts, described as follows:

Parcel One (45 & 55 Hayden Avenue):

A certain parcel of land in the Commonwealth of Massachusetts, County of Middlesex, Town of Lexington, and shown as Lot 2 on a plan entitled “Plan of Land in Lexington, Mass. (Middlesex County),” dated March 27, 1998, recorded October 6, 1998, with Middlesex South Registry of Deeds as Plan No. 1088 of 1998 in Book 29190, Page 447, prepared by Beals and Thomas, Inc., more particularly bounded and described as follows:

Beginning at the most southwesterly corner of the premises, at the southeasterly corner of Lot 1 as shown on said plan, then running:

N 02° 20’ 56” E 180.68 feet to a point, thence turning and running; N 87° 39” 04” W 40.00 feet to a point, thence turning and running; N 02° 20’ 56” E 122.19 feet to a point, thence turning and running; N 87° 39’ 04” E 40.00 feet to a point, thence turning and running;
N 02° 20’ 56” E 547.13 feet to a point, thence turning and running, said last five courses being bounded by Lot 1, as shown on said plan, thence turning and running;

S 87° 36’ 20” E 1,330.04 feet to a point of curvature, thence running;

Northeasterly to a curve to the left having a radius of 135.00 feet and a length of 58.90 feet to a point of tangency, thence running;

N 67° 23’ 52” E 146.89 feet to a point, thence turning and running;

S 03° 52’ 06” E 111.25 feet to a point, said last four courses being bounded by land now or formerly of the Town of Lexington, thence turning and running;

S 44° 07’ 54 W 561.19 feet to a point, thence turning and running;

S 22° 29’ 38” E 435.76 feet to a point, said last two courses are bounded in part by land now or formerly the Town of Lexington and, in part now or formerly of Hayden Office Trust, thence running;

Southwesterly by a curve to the right, having a radius of 985.00 feet and a length of 12.11 feet to a point of tangency, thence turning and running;

N 87° 36’ 20” W 1,329.27 feet to the point of beginning, said last two courses being bounded by the northerly sideline of Hayden Avenue.

Containing 1,123,722 square feet more or less, or 25.797 acres, more or less. A portion of said Lot 2 is registered land, described as follows:
Lot 293 on Land Court Plan 19485 N as approved by the Land Court and filed in the Land Registration Office; and

Lots 10 and 11 on Land Court Plan 16660 O as approved by the Land Court and filed with the Land Registration Office.

Parcel Two (Appurtenant Easements - 45 & 55 Hayden Avenue):

A.
There is appurtenant to the above described Lot 11 the right and easement to use the drainage ditch running from west to east across the northerly portion of Lot 10, shown on said plan, as set forth in Registered Document No. 517903.

B.	There is appurtenant to the above described Lot 11 rights and easements for sewer purposes as set forth in Registered Document No. 479201.

C.	There is appurtenant to said Lot 293 the benefits of the agreement and reservation as to trunk sewer more particularly set forth in deed filed as Document No. 479738.

D.
Lot 10 has the benefit of a reservation in the strip of land marked sewer easement as shown on said plan, set forth in Document 517903 and the rights and easements for sewer purposes as set forth in Registered Document No. 479201, insofar as applicable.

E.
Together with the benefit of the appurtenant easements over Lot B shown on plan entitled “A Compiled Plan of Land in Lexington, Mass.” Dated August 27, 1970, by John J. McSweeney, recorded with Middlesex South District Deeds in Book 11928, Page 614, as shown on said plan, as reserved in a taking by the Town of Lexington dated November 30, 1970, recorded with said Deeds in Book 11928, Page 611, and in a deed from George H. Crawford to the Town of Lexington of the said Lot B dated December 7, 1970, recorded with said Deeds in Book 11928, Page 614.

F.
Together with the benefit of the appurtenant easements set forth in Declaration of Covenants and Easements dated September 18, 1998 filed as Document No. 1084070 and recorded in Book 29287, Page 189; as affected by Amended and Restated Declaration of Covenants and Easements dated November 8, 1999, filed as Document No. 1123738, and recorded in Book 30855, Page 323; as affected by First Amendment to Amended and Restated Declaration of Covenants and Easements dated March 26, 2002, filed as Document No. 1261521, recorded in Book 37256, Page 364.

Parcel Three (65 Hayden Avenue):

That certain parcel of land situate in Lexington in the County of Middlesex and Commonwealth of Massachusetts shown as Lot 292 on Land Court Plan No. 19485-N.

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 1178 Page 11.

Parcel Four (Appurtenant Easements - 65 Hayden Avenue):

There is appurtenant to said Lot 292 the right to use the whole of Grassland Street and Valleyfield Street as shown on the plan Registered in the Registration Book 383 Page 149 in common with others entitled thereto; the right to use all streets or roads as shown on the plan Registered in Registration Book 506 Page 153, in common with all others legally entitled thereto; the benefit of the agreement and reservation as to trunk sewer more particularly set forth in the deed Registered as Document No. 479738; and the benefit of the appurtenant easements set forth in Declaration of Covenants and Easements dated September 18, 1998 filed as Document No. 1084070 and recorded in Book 29287, Page 189; as affected by Amended and Restated Declaration of Covenants and Easements dated November 8, 1999, filed as Document No. 1123738, and recorded in Book 30855, Page 323; as affected by First Amendment to Amended and Restated Declaration of Covenants and Easements dated March 26, 2002, filed as Document No. 1261521, recorded in Book 37256, Page 364.

EXHIBIT 3 PARKING AREAS

EXHIBIT 3: PARKING AREAS

Executive Parking Area
65 HAYDEN AVENUE
GARAGE
75 HAYDEN AVENUE
THE GARAGE
65 HAYDEN AVE
45 HAYDEN AVE
55 HAYDEN AVE
PARKING AREAS

65 HAYDEN PARKING
44/55 HAYDEN PARKING

PARKING AREAS

PERKINS+WILL
06/14/19

EXHIBIT 4 WORK LETTER
This Exhibit is attached to and made a part of the Lease (the “Lease”) by and between HCP/KING
75 HAYDEN LLC, a Delaware limited liability company (“Landlord”), and DICERNA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for space located at 75 Hayden Avenue, Lexington, Massachusetts. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in preparing the Premises for Tenant’s use. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

1.	Definitions.

(a)This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant’s use. For the purposes of this Lease, “Landlord’s Work” consists of: (i) the Base Building Work described on Exhibit 4-1, which shall be completed as Landlord’s sole cost and expense, (ii) the Tenant Improvement Work, as hereinafter defined, and (iii) the Landlord’s Kitchen Work, as hereinafter defined, which along with the Tenant Improvement Work shall be completed at Landlord’s cost but subject to Landlord’s Contribution, as hereinafter defined; and “Tenant’s Work” consists of the construction and/or installation, at Tenant’s sole cost and expense, all of Tenant’s furniture, fixtures and equipment, Tenant’s Security System Work, all telephone and data wiring throughout the Premises, and other equipment Tenant intends to install in connection with the initial preparation of the Premises for Tenant’s occupancy (including, without limitation, any equipment, alarms, audio visual equipment and wiring, white noise equipment and wiring, and UPS). A matrix specifying the responsibility and schedule for the performance of the Landlord’s Work and Tenant’s Work is attached hereto as Exhibit 4-2. The “Tenant Improvement Work” consists of the items listed on Exhibit 4-2 (Tenant/Landlord Responsibility Matrix) as “Landlord” (except to the extent included in the Base Building Work). Without limiting the generality of the foregoing, the Tenant Improvement Work does not include the Landlord’s Kitchen Work. The parties intend that Tenant Improvement Work will be in accordance with construction documents (the “Construction Documents”) prepared by Landlord and approved by Tenant in accordance with this Exhibit 4 (which Construction Documents shall include sufficient detail with respect to finishes selected by Tenant and engineering of the mechanical, electrical, and plumbing systems to be completed by the Contractor so as to be submitted for a building permit). The Construction Documents shall be based upon a space plan and design development plans to be prepared by Tenant (collectively, the “DD Plans”), which DD Plans shall be delivered to Landlord on or before February 1, 2020. A schematic plan showing the general layout of the Tenant Improvement Work is attached hereto as Exhibit 4-3; the DD Plans are anticipated to be materially consistent with the schematic plan attached hereto as Exhibit 4-3.

Exhibit 4, Page 1

(b)The “Landlord’s Kitchen Work” consists of the construction of a commissary kitchen within the Premises (the “Kitchen”), based on design plans (“Kitchen DD Plans”) to be prepared by Tenant and submitted to Landlord for its approval (said approval not to be unreasonably withheld, conditioned or delayed). The Landlord’s Kitchen Work will be performed by Landlord based on a mutually agreeable timeline and schedule to be jointly determined by Landlord and Tenant following approval of the Kitchen DD Plans, provided that Landlord and Tenant acknowledge and agree that the performance of the Landlord’s Kitchen Work shall be separate and distinct from Landlord’s performance of the Tenant Improvement Work, and that such timeline and schedule for the Landlord’s Kitchen Work may provide for the Landlord’s Kitchen Work to commence after the Substantial Completion of the Tenant Improvement Work; provided, however, (i) Landlord shall use reasonable and diligent efforts to complete the Landlord’s Kitchen Work on the mutually agreed upon timeline, (ii) portions of Landlord’s Kitchen Work may be performed concurrently with the Tenant Improvement Work, in Landlord’s discretion; and (iii) Landlord’s performance of the Landlord’s Kitchen Work after the Term Commencement Date shall be performed in a manner so as to minimize interference with Tenant’s use of the balance of the Premises (including, performing any noisy, dusty or other disruptive work outside Tenant’s normal business hours). Upon Landlord’s approval of the Kitchen DD Plans for the Landlord’s Kitchen Work, Landlord shall prepare and Tenant shall approve construction documents for the Landlord’s Kitchen Work (the “Kitchen CDs”) in the same manner as applicable to the Tenant Improvement Work.

(c)Landlord agrees to reimburse Tenant up to $9,192.30 (the “Space Planning Allowance”) for the preparation of the DD Plans and the Kitchen DD Plans, and any unused portion of the Space Planning Allowance shall be added to the Landlord’s Contribution (as defined below). Landlord and Tenant acknowledge that the Construction Documents have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Tenant Improvement Work at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the Cost of Tenant Improvement Work, as hereinafter defined shall be limited to an amount (“Landlord’s Contribution”) which shall not exceed $6,128,200 (i.e., $100.00 per rentable square foot of the Premises) (the “Maximum Amount”) and that Tenant shall be responsible for the Cost of Tenant Improvement Work to the extent that it exceeds the Maximum Amount. The “Cost of Tenant Improvement Work” shall be defined as all hard costs (“Hard Costs”) incurred by Landlord relating to the performance of the Tenant Improvement Work and the Landlord’s Kitchen Work, collectively (including, without limitation, the cost of obtaining permits and any applicable state sales and use taxes) and soft costs (“Soft Costs”) incurred by Landlord in connection with the Tenant Improvement Work and the Landlord’s Kitchen Work, collectively (including, without limitation, the cost of preparing the DD Plans, the Construction Documents and the Kitchen CDs). For avoidance of doubt, and without limiting the generality of the foregoing, the Cost of Tenant Improvement Work shall not include the costs of the Tenant’s Work or other costs and fees incurred by Tenant in connection with the preparation of the Premises for Tenant’s initial occupancy (including, without limitation, consulting fees). Landlord will charge Tenant a construction management fee equal to 2.5% of all Hard Costs payable by Tenant in connection with the Tenant Improvement Work and the Landlord’s Kitchen Work, collectively. Landlord shall be solely responsible for the costs to construct the Base Building Work.

2.Contractor; GMP. Landlord shall enter into one or more contracts (each, a “Contract”) for the Tenant Improvement Work and the Landlord’s Kitchen Work with B.W.

Kennedy & Company, LLC (“Contractor”). The Contracts shall be on the basis of a guaranteed maximum price (“GMP”). The GMP shall be determined based upon the sum of the following:

•	Contractor’s Fee: 3% of the sum (“Cost of the Work”) of: (i) Direct Cost of the Work, and (ii) General Conditions Costs (as established by the Contract).

•	Direct Cost of the Work: Determined by bids obtained from subcontractors in accordance with Section 5 below.

•	Contingency: 5% of the Cost of the Work.
3.Preparation of Construction Documents. The Contractor and/or Landlord shall engage R.E. Dinneen Architects & Planners, Inc. and B.W. Kennedy & Company, LLC as subconsultants to prepare the Construction Documents and Kitchen CDs for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed.

4.Tenant Responses. Tenant shall respond, in writing, to any requests from Landlord or the Contractor for information, consents, or authorizations to proceed, within four (4) business days of Tenant’s receipt of such request. Any failure by Tenant to respond within such time period may be the basis of a Tenant Delay. Tenant shall have the right to hire a mutually approved Tenant Construction Representative to oversee all required construction relative to the Tenant Premises.

5.	Bid Process. Tenant hereby acknowledges that:

(i)
the Contractor will receive a single bid for each of the following portions of Landlord’s Work from the designated subcontractors (“Designated Subcontractors”) listed below who will perform both the design and construction such portions of Landlord’s Work:

•	Mechanical/HVAC: Environmental Systems, Inc.

•	Plumbing: North Shore Mechanical Contractors, Inc.

•	Fire Protection: Legacy Fire Protection, Inc.

•	Electrical: Nappa Electrical Contractors

If requested by Tenant, Landlord will cause any Designated Subcontractor to provide backup documentation with respect to its bid, reasonably demonstrating that its bid is competitively priced relative to similarly situated subcontractors working in the Route 128/Route 2/Alewife corridor real estate market.

(ii)
Landlord will cause the Contractor to use reasonable efforts to obtain at least three (3) bidders for other portions of Landlord’s Work; however, given the current market, it may not be possible to obtain more than one or two bidders with respect to portions of Landlord’s Work.

If Tenant reasonably determines that the GMP is higher than is acceptable to Tenant, then Tenant shall have a one-time right to give request changes for each of the Tenant Improvement Work and the Landlord’s Kitchen Work, as applicable. In order to exercise such one-time right to request changes for each of the Tenant Improvement Work and the Landlord’s Kitchen Work, as applicable in order to reduce the GMP with respect to Tenant Improvement Work or the Landlord’s

Kitchen Work, as applicable, Tenant shall, on or before the date five (5) business days after Tenant receives Landlord’s notice to Tenant of the applicable GMP, give written notice to Landlord specifying the changes in the Tenant Improvement Work or the Landlord’s Kitchen Work, as applicable, requested by Tenant. Such changes shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed). Based upon the revised Construction Documents for the Tenant Improvement Work, and/or the revised Kitchen CDs for the Landlord’s Kitchen Work, which are based upon the changes requested by Tenant, as approved by Landlord, as aforesaid, the Contractor shall revise the applicable GMP for the construction of the Tenant Improvement Work or Landlord’s Kitchen Work, as applicable, in accordance with this Section 5. Tenant shall be responsible for the design cost associated with the preparation of the revised Construction Documents or Kitchen CDs, as applicable. Tenant shall have the right to review the applicable revised GMP within five (5) business days after receipt thereof.

6.Tenant’s Share. For the purposes of this Exhibit 4: (i) if the Cost of Tenant Improvement Work is equal to, or less than, the Maximum Amount, then “Tenant’s Construction Share” shall be 0%, or (ii) if the Cost of Tenant Improvement Work is greater than the Maximum Amount, then Tenant’s Construction Share shall be a fraction, the numerator of which is the amount by which the total Cost of Tenant Improvement Work exceeds the Maximum Amount and the denominator of which is the total Cost of Tenant Improvement Work. Following Substantial Completion of the Tenant Improvement Work and Landlord’s Kitchen Work, Landlord will provide Tenant with documentation demonstrating the final Cost of Tenant Improvement Work, which documentation shall consist of copies of the requisitions from the Contractor and invoices from vendors and consultants not otherwise included in the requisitions.

7.Tenant’s Obligation to Pay. If the Cost of Tenant Improvement Work exceeds the Maximum Amount, Tenant shall pay to Landlord such excess costs as follows: (i) Tenant shall pay Tenant’s Share of Tenant Improvement Costs within thirty (30) days of Billing, as hereinafter defined, (ii) with respect to any Changes to the Tenant Improvement Work, Tenant shall pay for the cost of such changes in accordance with Section 8 below, and (iii) with respect to any increases in the Cost of Tenant Improvement Work arising from Claims by the Contractor, Tenant shall pay for the cost of such Claims as set forth in Section 9 below. “Billing” shall be defined as any invoice from Landlord setting forth, reasonable detail, the amount due from Tenant, and shall include invoices from vendors and service providers, and applications for payment from the Contractor for work completed through the date of Billing, as certified by the Contractor. Billing may not be submitted to Tenant more than one time per calendar month. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease.

8.Changes. If Tenant shall request any change, addition or alteration in any of the Construction Documents and/or Kitchen CD’s after approval by Landlord (“Changes”), Landlord shall diligently prepare revisions to the drawings consistent with Tenant’s request. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within three (3) business days, shall notify Landlord in writing whether it desires to proceed with such Change. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Change. To the extent that the cost of performing such revisions cause the Cost of Tenant Improvement Work to exceed the Maximum Amount, Tenant shall reimburse Landlord for the such excess in the Cost of Tenant Improvement Work associated with such Changes within thirty (30) days of approving the Changes.

9.Claims. To the extent that any claims (“Claims”) by the Contractor cause the Cost of Tenant Improvement Work to exceed the Maximum Amount, Tenant shall pay for such excess within thirty (30) days of Billing. Claims shall include any amounts properly due to the Contractor under the Contract based upon the claims of the Contractor under the Contract, provided however, that the Claims shall not include any amounts arising from the default or negligence of Landlord, or Landlord’s agents or employees, under the Contract.

10.Performance of Landlord’s Work. Following approval of the Construction Documents and Tenant’s written authorization to proceed with Tenant Improvement Work, Landlord shall cause the Tenant Improvement Work to be constructed in a good and workmanlike manner in compliance with applicable Legal Requirements and, in all material respects, in accordance with the approved Construction Documents. Following approval of the Kitchen CDs and Tenant’s written authorization to proceed with the Landlord’s Kitchen Work, Landlord shall cause the Landlord’s Kitchen Work to be constructed in a good and workmanlike manner, based on the agreed-upon construction timeline, in compliance with applicable Legal Requirements and, in all material respects, in accordance with the approved Kitchen CDs.

11.	Landlord’s Contribution:

a.Except as set forth in this Section 11, any portion of Landlord’s Contribution which exceeds the Cost of Tenant Improvement Work (the “Remaining Portion of Landlord’s Contribution”) shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

b.Requisitions. If there is any Remaining Portion of Landlord’s Contribution, Tenant may submit Requisitions, as hereinafter defined, to Landlord to pay for the costs (collectively, “Other Permitted Costs”) for Tenant’s Security System Work, telephone and data wiring throughout the Premises and reasonable fees for Tenant’s third-party project manager, as follows:

(1)A “Requisition” shall mean (1) an application for payment (accompanied by, without limitation, invoices from Tenant’s contractors, vendors, service providers and consultants (collectively, “Tenant’s Contractors”) listing in reasonable detail Other Permitted Costs, (2) a certification executed by an authorized representative of Tenant that the amount of the Requisition in question does not exceed the cost of the items, services and work covered by such Requisition, and (3) only with respect to those items and services covered by such Requisition for which mechanic’s lien rights arise under Massachusetts Law, partial lien waivers and subordinations of lien, as specified in M.G.L. Chapter 254, Section 32 (“Lien Waivers”). Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof. Tenant shall submit Requisition(s) no more often than monthly.

(2)On the condition that Tenant is not in default of its obligations under the Lease at the time that Landlord receives a Requisition, Landlord shall pay the amount properly due under such Requisition with forty-five (45) days of receipt of such Requisition. Notwithstanding the foregoing, if Landlord declines to pay Tenant on account of any Requisition based upon Tenant then being in default of its obligations under the Lease, and if Tenant subsequently cures such default, then Tenant shall have the right to resubmit such Requisition, and Landlord shall pay the amount due on account of such Requisition, provided that the Lease is then in full force and effect and all of the conditions to payment on account of such Requisition are then satisfied.

(3)Notwithstanding anything to the contrary herein contained: (i) Landlord shall have no obligation to advance funds on account of Landlord’s Contribution more than once per month; (ii) if any Tenant’s Contractor (including subcontractors of any tier, or materialman) records a Notice of Contract which is not discharged or bonded over by, on or behalf of, Tenant, Landlord shall thereafter have the right to have the relevant portion of Landlord’s Contribution paid directly to such lienor upon receipt of requisite documentation from such lienor evidencing payment to be due and owing, only upon Landlord notifying Tenant in writing of its intent to pay such portion of Landlord’s Contribution directly to such contractors and Tenant failing within five (5) business days of receipt of such notice to (x) bond over or discharge such lien, as a matter of record or
(y) pay such lienor (and provide evidence of such payment to Landlord) the amounts claimed owing to such lienor; (iii) Landlord shall have no obligation to pay any portion of Landlord’s Contribution with respect to any Requisition submitted after July 15, 2021 (the “Outside Requisition Date”).

12.	Miscellaneous

(a) Tenant’s Authorized Representative. Tenant designates David W. Miller (email: dmiller@dicerna.com, telephone 617-612-6220; “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than five (5) business days advance written notice to Landlord.

(b)Landlord’s Authorized Representative. Landlord designates Michael DiMinico (email: mdiminico@ks-prop.com, telephone 617-910-5503; “Landlord’s Representative”) as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than five (5) business days advance written notice to Tenant.

(c)Tenant shall have the right, during the performance of Landlord’s Work, to have Tenant’s Representative or other project manager representative participate in weekly construction meetings with Landlord and the Contractor as to the status of the performance of the Tenant Improvement Work and the Landlord’s Kitchen Work.

(d)Tenant shall have access to the Premises prior to the Term Commencement Date in accordance with the provisions of Section 1.4 of the Lease.

13.	Disputes.

Any disputes relating to provisions or obligations in this Lease in connection with Landlord’s Work or Tenant’s Work or this Exhibit 4 shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Notwithstanding the foregoing, the parties hereby agree that the arbitrator for any disputes relating to Landlord’s Work or Tenant’s Work shall be a construction consultant, experienced in the construction of offices/research/laboratory buildings/campuses in the Route 128/Route 2/Alewife corridor real estate market, as mutually agreed upon by the parties, or, if not then designated by the parties, within ten (10) days after either party makes a request for arbitration hereunder, or (if the parties do not mutually agree upon such arbitrator) as designated by the Boston office of the American Arbitration Association upon request by either party. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. Except where a specified period is referenced in this Lease, no arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease during the pendency of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

EXHIBIT 4-1 BASE BUILDING PLANS

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Current Drawings

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
General					
G00-00	COVER SHEET	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
G00-01	INDEX OF DRAWINGS	5	04/05/2019	04/05/2019	ASI-07 (04/05/19)
G01-01	CODE COMPLIANCE DIAGRAMS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
Civil					
C100	PD-2 DISTRICT SITE CONTEXT PLAN	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
C200	EXISTING CONDITIONS PLAN	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
C300	DEMOLITION AND EROSION CONTROL PLAN	1	12/21/2018	12/21/2018	ASI-03 (12/21/18)
C400	SITE LAYOUT AND MATERIALS PLAN	7	10/29/2019	10/29/2019	ASI - 35 (10/29/19)
C401	SITE LAYOUT AND MATERIALS PLAN	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
C500	SITE GRADING AND DRAINAGE PLAN	7	10/29/2019	10/29/2019	ASI - 35 (10/29/19)
C501	SITE GRADING AND DRAINAGE PLAN	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
C600	SITE UTILITY PLAN	5	10/16/2019	10/16/2019	ASI - 32 (10/16/19)
C601	SITE UTILITY PLAN	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
C700	SITE DETAILS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
C701	SITE DETAILS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
C702	SITE DETAILS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
C703	SITE DETAILS AND SOIL TEST PIT LOGS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
C704	SOIL BORING LOGS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
Landscape					
L 1.01	MATERIALS WEST LANDSCAPE	4	06/28/2019	06/28/2019	ASI - 19 (06/28/19)
L 1.02	MATERIALS EAST LANDSCAPE	2	12/21/2018	12/21/2018	ASI-03 (12/21/18)
L2.01	LAYOUT WEST LANDSCAPE	3	06/28/2019	06/28/2019	ASI - 19 (06/28/19)
L3.01	PLANTING WEST	2	01/31/2019	01/31/2019	ASI-05 (01/31/19)
L3.02	PLANTING EAST	4	05/07/2019	05/10/2019	ASI - 11 (05/07/19)
L3.03	PLANT SCHEDULE	2	03/22/2019	03/22/2019	ASI-06 (03/22/19)
L3.04	IRRIGATION WEST	1	10/03/2018	10/19/2018	ASI #1
L4.01	LIGHTING WEST LANDSCAPE	2	12/21/2018	12/21/2018	ASI-03 (12/21/18)
L4.02	LIGHTING EAST LANDSCAPE	2	12/21/2018	12/21/2018	ASI-03 (12/21/18)
L5.01	DETAILS PAVING	2	06/28/2019	06/28/2019	ASI - 19 (06/28/19)
L5.02	DETAILS MISC LANDSCAPE	2	12/21/2018	01/30/2019	ASI-03 (12/21/18)
L5.03	DETAILS MISC 2 LANDSCAPE -	0	12/21/2018	01/30/2019	ASI-03 (12/21/18)
L6.01	PLANTING DETAILS 1	1	10/03/2018	10/19/2018	ASI #1
L6.02	PLANTING DETAILS 2	1	10/03/2018	10/19/2018	ASI #1
Structural					
S00-01	GENERAL NOTES I	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)

Page 1 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
S00-02	GENERAL NOTES II	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
S10-01	FOUNDATION PLAN	3	04/05/2019	04/05/2019	ASI-07 (04/05/19)
S10-02	SECOND FLOOR FRAMING PLAN	4	04/05/2019	04/05/2019	ASI-07 (04/05/19)
S10-03	THIRD FLOOR FRAMING PLAN	4	04/05/2019	04/05/2019	ASI-07 (04/05/19)
S10-04	FOURTH FLOOR FRAMING PLAN	4	04/05/2019	04/05/2019	ASI-07 (04/05/19)
S10-05	ROOF/PENTHOUSE FRAMING PLAN	4	04/05/2019	04/05/2019	ASI-07 (04/05/19)
S10-06	PENTHOUSE ROOF FRAMING PLAN	3	04/05/2019	04/05/2019	ASI-07 (04/05/19)
S20-01	BUILDING COLUMN SCHEDULE I	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
S20-02	BUILDING COLUMN SCHEDULE II	2	03/22/2019	03/22/2019	ASI-06 (03/22/19)
S20-03	BRACED FRAME ELEVATIONS I	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
S20-04	BRACED FRAME ELEVATIONS II	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
S20-05	BRACED FRAME ELEVATIONS III	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
S30-01	CONCRETE DETAILS I	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
S30-02	CONCRETE DETAILS II	1	03/22/2019	03/22/2019	ASI-06 (03/22/19)
S30-03	CONCRETE DETAILS III	2	04/05/2019	04/05/2019	ASI-07 (04/05/19)
S30-04	CONCRETE DETAILS IV	3	03/22/2019	03/22/2019	ASI-06 (03/22/19)
S30-05	CONCRETE DETAILS V	3	04/05/2019	04/05/2019	ASI-07 (04/05/19)
S40-01	STEEL DETAILS I	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
S40-02	STEEL DETAILS II	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
S40-03	STEEL DETAILS III	2	01/31/2019	01/31/2019	ASI-05 (01/31/19)
S40-04	STEEL DETAILS IV	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
S40-05	STEEL DETAILS V	1	03/22/2019	03/22/2019	ASI-06 (03/22/19)
S50-01	SECTIONS & DETAILS I	3	04/05/2019	04/05/2019	ASI-07 (04/05/19)
S50-02	SECTIONS & DETAILS II	3	04/17/2019	04/19/2019	ASI-08 (04/17/19)
Architectural					
A00-00	ARCHITECTURAL GENERAL NOTES, SYMBOLS AND ABBREVIATIONS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A00-01	ARCHITECTURAL SITE PLAN	2	01/31/2019	01/31/2019	ASI-05 (01/31/19)
A00-03	ARCHITECTURAL GRID	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A10-00	AXONOMETRIC VIEWS	2	01/31/2019	01/31/2019	ASI-05 (01/31/19)
A10-01	LEVEL 1 PLAN	7	10/15/2019	10/22/2019	ASI - 30 (10/15/19)
A10-02	LEVEL 2 & LOW ROOF PLAN	4	10/30/2019	11/05/2019	ASI - 34 (10/30/19)
A10-03	LEVEL 3 PLAN	5	10/30/2019	11/05/2019	ASI - 34 (10/30/19)
A10-04	LEVEL 4 PLAN	5	10/30/2019	11/05/2019	ASI - 34 (10/30/19)
A10-05	PENTHOUSE & ROOF PLAN	5	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
A10-06	HIGH ROOF PLAN	3	04/05/2019	04/05/2019	ASI-07 (04/05/19)
A10-12	LEVEL 2 E.O.S. PLAN	3	10/30/2019	11/05/2019	ASI - 34 (10/30/19)
A10-13	LEVEL 3 E.O.S. PLAN	3	10/30/2019	11/05/2019	ASI - 34 (10/30/19)
A10-14	LEVEL 4 E.O.S. PLAN	3	10/30/2019	11/05/2019	ASI - 34 (10/30/19)
A10-15	PENTHOUSE & ROOF E.O.S. PLAN	2	03/22/2019	03/22/2019	ASI-06 (03/22/19)

Page 2 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
A11-01	LEVEL 1 EAST WING	8	10/15/2019	10/22/2019	ASI - 30 (10/15/19)
A11-02	CORE PLANS	6	07/09/2019	07/09/2019	ASI - 21 (07/09/19)
A11-03	PENTHOUSE PLAN	6	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
A12-01	LEVEL 1 REFLECTED CEILIING PLAN	4	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
A12-11	LEVEL 1 ENLARGED RCPS	4	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
A13-01	LEVEL 1 FINISH & FLOOR PATTERN PLAN	2	07/09/2019	07/09/2019	ASI - 21 (07/09/19)
A13-51	ENLARGED FLOOR PATTERN PLANS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A20-01	BUILDING ELEVATIONS - NORTH & SOUTH	3	10/30/2019	11/05/2019	ASI - 34 (10/30/19)
A20-02	BUILDING ELEVATIONS - EAST & WEST	2	01/31/2019	01/31/2019	ASI-05 (01/31/19)
A30-01	EXTERIOR ASSEMBLIES	1	04/05/2019	04/05/2019	ASI-07 (04/05/19)
A30-02	TYPICAL AVB & FLASHING DETAILS	4	10/15/2019	10/22/2019	ASI - 30 (10/15/19)
A30-03	EXTERIOR MOCKUP	2	12/21/2018	12/21/2018	ASI-02 (12/21/18)
A31-01	WALL ELEVATIONS & SECTIONS	2	10/15/2019	10/22/2019	ASI - 30 (10/15/19)
A31-02	WALL ELEVATIONS & SECTIONS	2	10/15/2019	10/22/2019	ASI - 30 (10/15/19)
A31-03	WALL ELEVATIONS & SECTIONS	1	12/21/2018	12/21/2018	ASI-03 (12/21/18)
A31-04	WALL ELEVATIONS & SECTIONS	1	12/21/2018	12/21/2018	ASI-03 (12/21/18)
A31-05	WALL ELEVATIONS & SECTIONS	2	03/22/2019	03/22/2019	ASI-06 (03/22/19)
A31-06	WALL ELEVATIONS & SECTIONS	2	04/05/2019	04/05/2019	ASI-07 (04/05/19)
A31-07	CANOPY ENLARGED PLANS, SECTIONS & DETAILS	1	03/22/2019	03/22/2019	ASI-06 (03/22/19)
A32-01	EXTERIOR SECTION DETAILS	3	10/15/2019	10/22/2019	ASI - 30 (10/15/19)
A32-02	EXTERIOR SECTION DETAILS	3	10/15/2019	10/22/2019	ASI - 30 (10/15/19)
A32-03	EXTERIOR SECTION DETAILS	2	01/31/2019	01/31/2019	ASI-05 (01/31/19)
A32-04	EXTERIOR SECTION DETAILS	2	03/22/2019	03/22/2019	ASI-06 (03/22/19)
A32-05	EXTERIOR SECTION DETAILS	4	10/15/2019	10/22/2019	ASI - 30 (10/15/19)
A32-11	ROOF DETAILS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A33-01	EXTERIOR PLAN DETAILS	1	12/21/2018	12/21/2018	ASI-02 (12/21/18)
A33-02	EXTERIOR PLAN DETAILS	1	10/01/2019	10/03/2019	ASI - 28 (10/01/19)
A33-03	EXTERIOR PLAN DETAILS	2	04/05/2019	04/05/2019	ASI-07 (04/05/19)
A34-01	CURTAIN WALL W1 SCHEDULE & DETAILS	1	07/09/2019	07/09/2019	ASI - 21 (07/09/19)
A34-02A	CURTAIN WALL W2 SCHEDULE & DETAILS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A34-02B	CURTAIN WALL W2 SCHEDULE & DETAILS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A34-03	CURTAIN WALL W3 SCHEDULE & DETAILS	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
A40-01	TYPICAL MOUNTING HEIGHTS	4	07/09/2019	08/23/2019	ASI - 21 (07/09/19)
A41-01	STAIR 1 PLANS AND SECTIONS	1	12/21/2018	12/21/2018	ASI-03 (12/21/18)
A41-02	STAIR 2 PLANS AND SECTIONS	1	12/21/2018	12/21/2018	ASI-03 (12/21/18)
A41-03	STAIR 3 PLANS AND SECTIONS	1	12/21/2018	12/21/2018	ASI-03 (12/21/18)
A41-04	MISC. STAIRS & RAMPS	1	12/21/2018	12/21/2018	ASI-03 (12/21/18)
A41-51	STAIR DETAILS	1	07/09/2019	07/09/2019	ASI - 21 (07/09/19)
A42-01	PASSENGER ELEVATOR PLANS & SECTIONS	4	06/20/2019	06/28/2019	ASI - 18 (06/20/19)

Page 3 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
A42-02	SERVICE ELEVATOR PLANS & SECTIONS	2	03/22/2019	03/22/2019	ASI-06 (03/22/19)
A42-11	ELEVATOR DETAILS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A42-21	NORTH EXHAUST SHAFT PLANS & SECTIONS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A42-22	SOUTH EXHAUST SHAFT PLANS & SECTIONS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A42-23	CORE SHAFT PLANS & SECTIONS	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
A43-01	RESTROOM PLANS & RCPS	4	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
A43-02	RESTROOM & SHOWER ELEVATIONS	2	06/20/2019	06/28/2019	ASI - 18 (06/20/19)
A44-01	LOBBY & LIBRARY PLAN & RCP	4	10/15/2019	10/22/2019	ASI - 30 (10/15/19)
A44-02	LOBBY & LIBRARY ELEVATIONS	3	06/19/2019	06/24/2019	ASI-17 (06/19/19)
A44-03	KITCHEN AND SERVERY PLAN & RCP	4	07/26/2019	07/26/2019	ASI-10 (05/07/19)
A45-01	CORRIDOR ELEVATIONS	4	06/19/2019	06/24/2019	ASI-17 (06/19/19)
A50-01	MILLWORK SECTIONS & DETAILS	1	06/20/2019	06/28/2019	ASI - 18 (06/20/19)
A50-02	LIBRARY MILLWORK SECTIONS & DETAILS	1	07/09/2019	07/09/2019	ASI - 21 (07/09/19)
A50-03	RECEPTION DESK PLANS & ELEVATIONS	1	03/22/2019	03/22/2019	ASI-06 (03/22/19)
A50-04	RECEPTION DESK SECTIONS & DETAILS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A50-10	SERVERY MILLWORK ELEVATIONS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A50-11	SERVERY MILLWORK DETAILS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A51-01	CEILING DETAILS	2	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
A51-02	CEILING DETAILS - SERVERY & CAFE	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A52-01	INTERIOR DETAILS	2	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
A61-01	INTERIOR PARTITION TYPES	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A61-02	INTERIOR PARTITION DETAILS	1	03/22/2019	03/22/2019	ASI-06 (03/22/19)
A61-03	FIRE RESISTANCE DETAILS AND DIAGRAMS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A61-04	FIRE RESISTANCE DETAILS AND DIAGRAMS	0	09/20/2018	09/20/2018	Construction Documents (09/20/18)
A62-01	DOOR SCHEDULE & DETAILS	7	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
A63-01	INTERIOR GLASS SCHEDULE & DETAILS	2	03/22/2019	03/22/2019	ASI-06 (03/22/19)
A64-01	ROOM FINISH LEGEND & SCHEDULE	5	07/09/2019	07/09/2019	ASI - 21 (07/09/19)
HVAC					
H0.0	HVAC 3D MODEL	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H0.1	HVAC 3D MODELS	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H1.0	LEVEL ONE OVERALL HVAC PLAN	6	11/22/2019	11/22/2019	ASI - 37 (11/22/19)
H1.1	LEVEL ONE ENLARGED HVAC PLAN	5	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H1.2	LEVEL ONE ENLARGED HVAC PLAN	2	01/31/2019		ASI-05 (01/31/19)
H1.2A	LEVEL ONE ENLARGED HVAC PLAN	4	11/22/2019	11/22/2019	ASI - 37 (11/22/19)
H1.2 A	LEVEL ONE ENLARGED HVAC PLAN	1	03/22/2019		ASI-06 (03/22/19)
H1.2B	UNDERGROUND PIPING PLAN CAFE AREA	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H1.3	LEVEL ONE ENLARGED HVAC PLAN	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H1.4	LEVEL ONE OVERALL CEILING PLAN	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H2.0	LEVEL TWO OVERALL HVAC PLAN	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)

Page 4 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
H2.1	LEVEL TWO ENLARGED HVAC PLAN	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H3.0	LEVEL THREE OVERALL HVAC PLAN	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H3.1	LEVEL THREE ENLARGED HVAC PLAN	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H4.0	LEVEL FOUR OVERALL HVAC PLAN	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H4.1	LEVEL FOUR ENLARGED HVAC PLAN	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H5.0	PENTHOUSE OVERALL HVAC PLAN	3	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H5.1	PENTHOUSE OVERALL DUCTWORK PLAN	3	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H5.2	PENTHOUSE OVERALL PIPING PLAN	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H5.3	PENTHOUSE ENLARGED CHILLER ROOM PLAN	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H5.4	PENTHOUSE ENLARGED BOILER ROOM PLAN	3	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H5.5	PENTHOUSE ENLARGED AHU AREA PLAN NORTH	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H5.6	PENTHOUSE ENLARGED AHU AREA PLAN SOUTH	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H5.7	PENTHOUSE HOUSEKEEPING PAD PLAN	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H6.0	ROOF OVERALL HVAC PLAN	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.0	HVAC SECTIONS AHU-1A & IB	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.1	HVAC SECTIONS AHUS	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.2	HVAC SECTIONS AHUS SHAFT	3	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.3	HVAC SECTIONS EF & HRU-1&2	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.4	HVAC SECTIONS EF & HRU-3&4	3	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.5	HVAC SECTIONS BOILER RM. AREA	3	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.6	HVAC SECTIONS MACHINE RM. AREA	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.7	HVAC SECTIONS COOLING TOWER	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.8	HVAC SECTIONS ELEVATOR SHAFT	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.9	HVAC SECTIONS LEVEL ONE AREAS	5	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.10	HVAC SECTIONS LEVEL ONE AREAS	5	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.11	HVAC SECTIONS LEVEL ONE AREAS	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.12	HVAC SECTIONS LEVEL ONE AREAS	3	11/22/2019	11/22/2019	ASI - 37 (11/22/19)
H7.13	HVAC SECTIONS	1	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H7.14	HVAC SECTIONS (MUA-1 & KEF-2 & 3 SHAFTS)	1	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H8.0	HVAC DETAILS LEGENDS, & NOTES	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H8.1	HOT WATER LOOP PIPING SCHEMATIC	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H8.2	CHILLED WATER & CONDENSER WATER LOOPS PIPING SCHEMATIC	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H8.3	HEAT RECOVERY LOOP PIPING SCHEMATIC	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H9.0	HVAC SCHEDULES	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
H9.1	HVAC SCHEDULES	4	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
HC1	LEVEL ONE CLEAR FLOOR OPENING PLAN	2	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
HC2	LEVEL TWO CLEAR FLOOR OPENING PLAN	1	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
HC3	LEVEL THREE CLEAR FLOOR OPENING PLAN	1	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
HC4	LEVEL FOUR CLEAR FLOOR OPENING PLAN	1	10/30/2019	11/30/2019	ASI - 36 (11/08/19)

Page 5 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
HC5	PENTHOUSE CLEAR ROOF OPENING PLAN	1	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
HC6	PENTHOUSE EQUIPMENT DUNNAGE DETAILING	1	10/30/2019	11/30/2019	ASI - 36 (11/08/19)
Plumbing					
P00-00	PLUMBING LEGEND NOTES & SCHEDULE	3	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P01-00	PLUMBING UNDERGROUND PLAN - OVERALL	4	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P01-01	PLUMBING UNDERGROUND PLAN - SECTION A	3	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P01-02	PLUMBING UNDERGROUND PLAN - SECTION B	5	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P02-00	PLUMBING LEVEL 01 PLAN - OVERALL	4	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P02-01	PLUMBING LEVEL 01 PLAN - SECTION A	4	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P02-02	PLUMBING LEVEL 01 PLAN - SECTION B	4	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P03-00	PLUMBING LEVEL 02 PLAN - OVERALL	2	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P03-01	PLUMBING LEVEL 02 PLAN - SECTION A	2	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P03-02	PLUMBING LEVEL 02 PLAN - SECTION B	1	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P04-00	PLUMBING LEVEL 03 PLAN - OVERALL	1	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P04-01	PLUMBING LEVEL 03 PLAN - SECTION A	1	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P04-02	PLUMBING LEVEL 03 PLAN - SECTION B	1	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P05-00	PLUMBING LEVEL 04 PLAN - OVERALL	2	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P05-01	PLUMBING LEVEL 04 PLAN - SECTION A	2	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P05-02	PLUMBING LEVEL 04 PLAN - SECTION B	2	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P06-00	PLUMBING PENTHOUSE & ROOF PLAN - OVERALL	2	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P06-01	PLUMBING PENTHOUSE & ROOF PLAN - SECTION A	2	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P06-02	PLUMBING PENTHOUSE & ROOF PLAN - SECTION B	2	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P10-00	PLUMBING PART PLANS	1	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P10-01	PLUMBING PART PLANS	5	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P10-02	PLUMBING PART PLANS	1	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P10-03	PLUMBING PART PLANS	1	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P11-00	PLUMBING DETAILS	2	11/08/2019	11/12/2019	ASI - 36 (11/08/19)
P30-02	PLUMBING FLOOR PENETRATIONS-2ND FLOOR SLAB	0	01/31/2019	01/31/2019	ASI-05 (01/31/19)
P30-03	PLUMBING FLOOR PENETRATIONS-3RD FLOOR SLAB	0	01/31/2019	01/31/2019	ASI-05 (01/31/19)
P30-04	PLUMBING FLOOR PENETRATIONS-4TH FLOOR SLAB	0	01/31/2019	01/31/2019	ASI-05 (01/31/19)
P30-05	PLUMBING FLOOR PENETRATIONS - PENTHOUSE FLOOR	0	01/31/2019	01/31/2019	ASI-05 (01/31/19)
Fire Protection					
FP0.00	FIRE SPRINKLER DETAILS	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP1.00	FIRE SPRINKLER PLAN LEVEL 01	3	03/22/2019	03/22/2019	ASI-06 (03/22/19)
FP1.01	FIRE SPRINKLER PLAN LEVEL 01	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP1.02	FIRE SPRINKLER PLAN LEVEL 01	3	03/22/2019	03/22/2019	ASI-06 (03/22/19)
FP2.00	FIRE SPRINKLER PLAN LEVEL 02	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP2.01	FIRE SPRINKLER PLAN LEVEL 02	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP2.02	FIRE SPRINKLER PLAN LEVEL 02	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP3.00	FIRE SPRINKLER PLAN LEVEL 03	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)

Page 6 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
FP3.01	FIRE SPRINKLER PLAN LEVEL 03	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP3.02	FIRE SPRINKLER PLAN LEVEL 03	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP4.00	FIRE SPRINKLER PLAN LEVEL 04	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP4.01	FIRE SPRINKLER PLAN LEVEL 04	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP4.02	FIRE SPRINKLER PLAN LEVEL 04	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
FP5.00	FIRE SPRINKLER PLAN PENTHOUSE LEVEL	2	01/31/2019	02/01/2019	ASI-05 (01/31/19)
Electrical					
E00.00	ELECTRICAL LEGEND	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E00.01	ELECTRICAL SITE DEMOLITION PLAN	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E00.02	ELECTRICAL AXONOMETRIC VIEW	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E01.00	ELECTRICAL SITE UTILITY PLAN	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E01.01	ELECTRICAL SITE UTILITY PLAN ENLARGED	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E01.02	ELECTRICAL SITE AND DUCTBANK DETAILS	2	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E01.03	ELECTRICAL SITE LIGHTING PLAN	4	08/09/2019	08/12/2019	ASI - 25 (08/09/19)
E01.04	ELECTRICAL SITE LIGHTING DETAILS	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E01.05	ELECTRICAL BUILDING UNDERGROUND PLAN	2	09/13/2019	09/13/2019	ASI - 27 (09/13/19)
E01.06	ELECTRICAL LOBBY UNDERGROUND ENLARGED PLAN	0	09/13/2019	09/13/2019	ASI - 27 (09/13/19)
E01.07	ELECTRICAL LOBBY STUB-UP PLAN	0	09/13/2019	09/13/2019	ASI - 27 (09/13/19)
E01.08	ELECTRICAL MAIN ELECTRIC ROOM UNDERGROUND ENLARGED PLAN	0	09/13/2019	09/13/2019	ASI - 27 (09/13/19)
E01.09	ELECTRICAL CAFE UNDERGROUND ENLARGED PLAN	0	09/13/2019	09/13/2019	ASI - 27 (09/13/19)
E01.10	ELECTRICAL CAFE STUB-UP PLAN	0	09/13/2019	09/13/2019	ASI - 27 (09/13/19)
E02.00	ELECTRICAL RISER PLAN - SERVICE ENTRANCE	2	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E02.01	ELECTRICAL RISER PLAN - MAIN DISTRIBUTION	2	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E02.02	ELECTRICAL RISER PLAN - BUSDUCT DISTRIBUTION	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E02.03	ELECTRICAL GROUNDING RISER DIAGRAM	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E02.04	ELECTRICAL PANELBOARD SCHEDULES	2	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E02.05	ELECTRICAL PANELBOARD SCHEDULES	5	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E02.06	ELECTRICAL MECHANICAL AND PLUMBING SCHEDULE	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E03.01	ELECTRICAL POWER PLAN - LEVEL 01	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E03.02	ELECTRICAL POWER PLAN - LEVEL 02	2	10/23/2019	10/25/2019	ASI - 31 (10/23/19)
E03.03	ELECTRICAL POWER PLAN - LEVEL 03	2	10/23/2019	10/25/2019	ASI - 31 (10/23/19)
E03.04	ELECTRICAL POWER PLAN - LEVEL 04	4	10/23/2019	10/25/2019	ASI - 31 (10/23/19)
E03.05	ELECTRICAL POWER PLAN - PENTHOUSE LEVEL	3	07/09/2019	07/23/2019	ASI - 20 (07/09/19)
E03.06	ELECTRICAL POWER PLAN - ROOF LEVEL	2	10/23/2019	10/25/2019	ASI - 31 (10/23/19)
E04.01	ELECTRICAL POWER PLAN - LEVEL 01 PARTIAL PLAN	6	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E04.02	ELECTRICAL POWER PLAN ENLARGED LEVEL 01 MAIN ELEC./ MECH. ROOM	2	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E04.03	ELECTRICAL POWER PLAN - LEVEL 01 KITCHEN	6	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E04.04	ELECTRICAL - KITCHEN ANSUL SYSTEM DETAIL	3	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E04.05	ELECTRICAL POWER PLAN - ENLARGED PENTHOUSE EAST	2	10/23/2019	10/25/2019	ASI - 31 (10/23/19)

Page 7 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
E04.06	ELECTRICAL DETAILS	0	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E05.00	ELECTRICAL LIGHTING SCHEDULES	3	07/09/2019	07/23/2019	ASI - 20 (07/09/19)
E05.01	ELECTRICAL LIGHTING PLAN - LEVEL 01	3	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E05.02	ELECTRICAL LIGHTING PLAN - LEVEL 02	3	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E05.03	ELECTRICAL LIGHTING PLAN - LEVEL 03	3	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E05.04	ELECTRICAL LIGHTING PLAN - LEVEL 04	3	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E05.05	ELECTRICAL LIGHTING PLAN - PENTHOUSE LEVEL	3	10/10/2019	10/15/2019	ASI - 29 (10/10/19)
E06.01	ELECTRICAL LIGHTING PLAN - LEVEL 01 ENLARGED PLAN	5	11/22/2019	11/22/2019	ASI - 37 (11/22/19)
E06.02	ELECTRICAL LIGHTING PLAN - STAIRWAY ELEVATION	0	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
E07.01	FIRE ALARM PLAN - LEVEL 01	5	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E07.02	FIRE ALARM PLAN - LEVEL 02	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E07.03	FIRE ALARM PLAN - LEVEL 03	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E07.04	FIRE ALARM PLAN - LEVEL 04	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E07.05	FIRE ALARM PLAN - PENTHOUSE LEVEL	3	07/09/2019	07/23/2019	ASI - 20 (07/09/19)
E07.06	FIRE ALARM RISER AND NOTES PLAN	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E07.07	FIRE ALARM DETAILS AND BDA RISER PLAN	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E08.00	ELECTRICAL TELCOM RISER PLAN	4	10/23/2019	10/25/2019	ASI - 31 (10/23/19)
E08.01	ELECTRICAL LOW VOLTAGE RACK DETAILS	1	07/09/2019	07/23/2019	ASI - 20 (07/09/19)
E08.02	ELECTRICAL TELCOM PLAN - LEVEL 01	1	07/09/2019	07/23/2019	ASI - 20 (07/09/19)
E08.03	ELECTRICAL TELCOM PLAN - PENTHOUSE LEVEL	1	07/09/2019	07/23/2019	ASI - 20 (07/09/19)
E09.01	ELECTRICAL TELCOM ENLARGED ROOM PLANS	2	10/23/2019	10/25/2019	ASI - 31 (10/23/19)
E10.01	ELECTRICAL COORDINATION PLAN - LEVEL 01	2	03/22/2019	03/22/2019	ASI-06 (03/22/19)
E10.02	ELECTRICAL COORDINATION PLAN - TYPICAL FOR LEVELS 02,03, & 04	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E10.03	ELECTRICAL COORDINATION PLAN - PENTHOUSE LEVEL	2	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E10.04	ELECTRICAL COORDINATION PLAN - PENTHOUSE ISOMETRIC VIEWS	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E10.05	ELECTRICAL COORDINATION PLAN - BUSDUCT ISOMETRIC VIEW	1	01/31/2019	01/31/2019	ASI-05 (01/31/19)
E11.01	ELECTRICAL EXTERIOR ELEVATIONS	1	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
E11.02	ELECTRICAL PENTHOUSE EXTERIOR ELEVATIONS	2	10/10/2019	10/15/2019	ASI - 29 (10/10/19)
E12.01	ELECTRICAL COORDINATION PLAN CONDUIT PENETRATIONS	0	01/31/2019	01/31/2019	ASI-05 (01/31/19)
EC100	ELECTRICAL BUSDUCT PLAN	0	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
EC200	ELECTRICAL HANGER COORDINATION PLAN - PENTHOUSE LEVEL	0	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
EC201	ELECTRICAL HANGER COORDINATION PLAN - ENLARGED PH EAST	0	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
EC202	ELECTRICAL HANGER COORDINATION PLAN - ENLARGED PH WEST	0	10/29/2019	10/29/2019	ASI - 36 (11/08/19)
FOODSERVICE					
FS.1	Food Service Equipment Layout & Schedule	1	11/04/2019	11/04/2019	ASI - 33 (11/04/19)
FS.2	Food Service Equipment Electrical Rough-In Plan	1	11/04/2019	11/04/2019	ASI - 33 (11/04/19)
FS.3	Food Service Equipment Plumbing Rough-In Plan	1	11/04/2019	11/04/2019	ASI - 33 (11/04/19)
FS.4	Food Service Equipment Special Conditions Plan	1	11/04/2019	11/04/2019	ASI - 33 (11/04/19)
K0.1	FOOD SERVICE COORDINATION NOTES	1	08/30/2019	09/10/2019	ASI - 24 (08/30/19)

Page 8 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
K1.1	FOOD SERVICE UTILITY SCHEDULE	3	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
K1.2	FOOD SERVICE UTILITY SCHEDULE	3	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
K2.1	FOOD SERVICE EQUIPMENT LAYOUT PLAN	4	08/30/2019	09/10/2019	ASI - 24 (08/30/19)
AV & Tel/Data					
AV.A10-01	LEVEL 1 PLAN	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.A10-02	LEVEL 2 & LOW ROOF PLAN	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.A10-03	LEVEL 3 PLAN	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.A10-04	LEVEL 4 PLAN	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.A10-05	PENTHOUSE & ROOF PLAN	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.A10-06	HIGH ROOF PLAN	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.A50-03	RECEPTION DESK PLANS & ELEVATIONS	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.A50-10	SERVERY MILLWORK DETAILS	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.E08.00	ELECTRICAL TELCOM RISER PLAN	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.E08.01	ELECTRICAL LOW VOLTAGE RACK DETAILS	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
AV.E08.02	ELECTRICAL TELCOM PLAN - LEVEL 01	0	05/22/2019	06/04/2019	ASI-12 (05/22/19)
Signage					
GS.2	PROJECT STANDARDS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.3	BRANDING AND SIGNAGE TABULATION	1	07/15/2019	07/15/2019	RFI 131 (07/15/19)
GS.4	L1 SIGN PLAN	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.5	L2 SIGN PLAN	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.6	L3 SIGN PLAN	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.7	L4 SIGN PLAN	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.8	PH SIGN PLAN	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.9	WG1-2 RECEPTION	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.10	WG2 NICHE DETAIL	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.11	WG3 ELEVATOR LOBBY	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.12	WG3 ELEVATOR/LOBBY	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.13	AD1 LOBBY LIBRARY WALL	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.14	AD1 LOBBY LIBRARY WALL DETAIL	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.15	WG4 CAFE ID	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.16	WG4 CAFE ID / DETAILS	1	07/15/2019	07/15/2019	RFI 131 (07/15/19)
GS.17	WG4 CAFE ID / DETAILS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.18	WG4 CAFE LOGO DEVELOPMENT	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.19	WG4 CAFE LOGO DEVELOPMENT	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.20	WG5 CAFE GLASS WALL STUDY	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.21	AD2/WG6 ELEVATIONS	1	07/15/2019	07/15/2019	RFI 131 (07/15/19)
GS.22	CG CAFE GLASS EAST	1	07/15/2019	07/15/2019	RFI 131 (07/15/19)
GS.23	CG CAFE GLASS SOUTH	1	07/15/2019	07/15/2019	RFI 131 (07/15/19)
GS.24	NS NO SMOKING	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.25	DG1 WEST ENTRY GRAPHICS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)

Page 9 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
GS.26	LD1/2 LOADING DOCK ID	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.27	LD2/NSP SIGN PLAQUE	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.28	RM ROOM PLAQUE	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.29	RR RESTROOM PLAQUE	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.30	RF RESTROOM FLAG MOUNT	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.31	ST STAIR ID	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.32	SL STAIR LEVEL	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.33	UT UTILITY PLAQUE	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.34	EG ELEVATOR EGRESS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.35	EP EVACUATION PLAN	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.36	PERFORMANCE SPECIFICATIONS	1	07/15/2019	07/15/2019	RFI 131 (07/15/19)
GS.37	PERFORMANCE SPECIFICATIONS	1	07/15/2019	07/15/2019	RFI 131 (07/15/19)
GS.38	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.39	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.40	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
GS.41	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.2	LEXINGTON SIGN BYLAWS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.3	BRAND STANDARDS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.4	SIGN TABULATION	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.5	CAMPUS SIGNAGE LINEUP	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.6	75 MONUMENT & ADDRESS / LOCATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.7	CAMPUS DIRECTIONALS / LOCATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.8	PD/LOCATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.9	PARKING STRUCTURE ID / LOCATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.10	PARKING UPDATED	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.11	ID / NEW MONUMENT	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.12	Campus Wayfinding Design Intent Pricing	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.13	Campus Wayfinding Design Intent Pricing	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.14	BI / 75 BUILDING IDENTITY	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.15	PS / PARKING STRUCTURE ID	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.16	GE1 GARAGE ENTRY / RETROFIT	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.17	DR / TYPICAL MESSAGE UPDATE	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.18	DR CAMPUS DIRECTIONAL	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.19	PD PEDESTRIAN DIRECTIONAL / GRAPHIC LAYOUT	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.20	TH-P TRAILHEAD PARKING	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.21	TR2 TRAFFIC REGULATORY	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.22	PARKING REGULATORY	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.23	PARKING REGULATORY	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.24	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)

Page 10 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
SG.25	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.26	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.27	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.28	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
SG.29	PERFORMANCE SPECIFICATIONS	0	05/28/2019	06/10/2019	ASI - 15 Signage (05/28/19)
Elevator Shop Drawings					
PE - 1	GROUP LAYOUT	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 2	HOISTWAY	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 3	HOISTWAY	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 4	HOISTWAY	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 5	RAILSTACK	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 6	RAILSTACK	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 7	RAILSTACK	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 8	CONTROLLER	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 9	CONTROLLER	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 10	CONTROLLER	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 11	REACTION	3	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 12	REACTION	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 13	REACTION	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 14	BRACKET	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 15	BRACKET	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 16	BRACKET	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 17	DATA	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 18	CONTRACT	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 19	CONTRACT	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 20	CAB	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 21	CAB	1	03/19/2019	04/11/2019	Shop Drawings (03/19/19)
PE - 22	CAB	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 23	ENTRANCE	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 24	ENTRANCE	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 25	ENTRANCE	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 26	ENTRANCE	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 27	ENTRANCE	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 28	ENTRANCE	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 29	COP	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 30	COP	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 31	COP	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 32	HPB	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 33	HPB	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 34	HL	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)

Page 11 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
PE - 35	HL	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
PE - 36	HL	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 1	HOISTWAY	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 2	RAILSTACK	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 3	CONTROLLER	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 4	REACTION	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 5	BRACKET	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 6	DATA	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 7	CONTRACT	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 8	CONTRACT	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 9	CAB	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 10	ENTRANCE	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 11	ENTRANCE	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE -12	COP	0	03/19/2019	04/11/2019	Shop Drawings (03/19/19)
SE - 12	COP	1	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 13	SHEET 13 of 15	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 14	SHEET 14 of 15	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
SE - 15	SHEET 15 of 15	2	03/19/2019	06/07/2019	Shop Drawings (03/19/19)
LGMF Shop Drawings					
LG1	FIRST FLOOR WALL LAYOUT PLAN	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG2	SECOND FLOOR WALL LAYOUT PLAN	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG3	THIRD FLOOR WALL LAYOUT PLAN	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG4	FOURTH FLOOR WALL LAYOUT PLAN	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG5	PENTHOUSE WALL LAYOUT PLAN	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG6	WALL FRAMING DETAILS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG7	WALL FRAMING DETAILS	1	03/19/2019	12/05/2019	Shop Drawings (03/19/19)
LG8	WALL FRAMING DETAILS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG9	WALL FRAMING DETAILS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG10	WALL FRAMING DETAILS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG11	WALL FRAMING DETAILS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG12	WALL FRAMING DETAILS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG13	WALL FRAMING DETAILS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG14	WALL FRAMING DETAILS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG15	WALL FRAMING DETAILS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG16	WALL FRAMING ELEVATIONS	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
LG17	WALL FRAMING ELEVATIONS (HDS OPTIONS)	0	03/19/2019	06/10/2019	Shop Drawings (03/19/19)
Curtainwall Shop Drawings					
CW 1	LEVEL 1 FLOOR PLAN	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 2	LEVEL 2 FLOOR PLAN	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 3	LEVEL 3 FLOOR PLAN	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)

Page 12 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
CW 4	LEVEL 4 FLOOR PLAN	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 5	SOUTH AND EAST ELEVATIONS	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 6	NORTH AND WEST ELEVATIONS	1	03/19/2019	09/11/2019	Shop Drawings (03/19/19)
CW 7	WEST ELEVATIONS	1	03/19/2019	09/11/2019	Shop Drawings (03/19/19)
CW 8	CURTAINWALL SCHEDULE 1	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 9	CURTAINWALL SCHEDULE 2	1	03/19/2019	09/11/2019	Shop Drawings (03/19/19)
CW 9A	CURTAINWALL SCHEDULE 2	0	03/19/2019	09/11/2019	Shop Drawings (03/19/19)
CW 10	CURTAINWALL SCHEDULE 3	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 11	CURTAINWALL SCHEDULE 4	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 12	CURTAINWALL SCHEDULE 5	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 13	CURTAINWALL SCHEDULE 6	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 14	CURTAINWALL SCHEDULE 7	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 15	CURTAINWALL SCHEDULE 8	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 16	INTERIOR GLASS	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 17	DETAILS 1-8	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 18	DETAILS 9 - 17	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 19	DETAILS 18 - 23	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 20	DETAILS 24 - 32	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 21	DETAILS 33 - 36	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 22	DETAILS 37 - 44	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
CW 23	DETAILS 45 - 48	0	03/19/2019	06/27/2019	Shop Drawings (03/19/19)
Hope's Shop Drawings					
HS 1	COVER PAGE	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 2	GLAZING	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 3	CAFE HOPE'S SYSTEM	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 4	DETAILS	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 5	TENANT DOOR 108.1	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 6	DETAILS	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 7	LIBRARY	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 8	LIBRARY	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 9	LIBRARY	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 10	DETAILS	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 11	TENANT DOOR 107.1	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 12	DETAILS	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 13	DOOR 100A.2	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 14	MAIN VESTIBULE	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
HS 15	DETAILS	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
Canopy Shop Drawings					
CANOPY 1	Canopy Glass Schedule	0	03/19/2019	08/12/2019	Shop Drawings (03/19/19)
Rakks Shop Drawings					

Page 13 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
RS 1	RAKKS SHELVING	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
RS 2	DETAILS 1 - 9	0	03/19/2019	07/29/2019	Shop Drawings (03/19/19)
Won Door Shop Drawings					
WD 1	NOTES	1	03/19/2019	10/01/2019	Shop Drawings (03/19/19)
WD 2	FIREGUARD PLAN VIEW	1	03/19/2019	10/01/2019	Shop Drawings (03/19/19)
WD 3	FIREGUARD ELEVATION	1	03/19/2019	10/01/2019	Shop Drawings (03/19/19)
WD 4	FIREGUARD HEAD DETAIL	1	03/19/2019	10/01/2019	Shop Drawings (03/19/19)
WD 5	FIREGUARD DETAIL	1	03/19/2019	10/01/2019	Shop Drawings (03/19/19)
WD 6	FIREGUARD PERSPECTIVE	1	03/19/2019	10/01/2019	Shop Drawings (03/19/19)
WD 7	ELECTRICAL DETAIL	1	03/19/2019	10/01/2019	Shop Drawings (03/19/19)
Mirror Shop Drawings					
MIRRORS 1	FRAMELESS MIRRORS	0	03/19/2019	08/19/2019	Shop Drawings (03/19/19)
Tile Shop Drawings					
TILE 1	DILEX MOVEMENT JOINT LOCATION (TILE)	3	03/19/2019	07/09/2019	Shop Drawings (03/19/19)
Hunter Douglas Metal Ceiling					
HD 1	PARTIAL RCP AT LEVEL 1	0	03/19/2019	10/01/2019	Shop Drawings (03/19/19)
HD 2	TORSION SPRING PANEL & SYSTEM DETAILS	0	03/19/2019	10/01/2019	Shop Drawings (03/19/19)
Metal Panel Shop Drawings					
MP C-1	COVER SHEET	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP D-1	DETAILS	1	03/19/2019	10/02/2019	Shop Drawings (03/19/19)
MP D-2	DETAILS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP D-3	DETAILS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP D-4	DETAILS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP D-5	DETAILS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP D-6	DETAILS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP D-7	DETAILS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP D-8	DETAILS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP D-9	DETAILS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP E-1	ELEVATIONS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP E-2	ELEVATIONS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP E-3	ELEVATIONS PENTHOUSE	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP E-4	ELEVATIONS PENTHOUSE	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP L-1	LAYOUT	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP L-2	LAYOUT	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP L-3	LAYOUT	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP L-4	LAYOUT	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP L-5	LAYOUT	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP L-6	ELEVATIONS	1	03/19/2019	09/16/2019	Shop Drawings (03/19/19)
MP L-7	LAYOUT	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP L-8	LAYOUT	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)

Page 14 of 15

BW KENNEDY
BUILDERS & CONSTRUCTION MANAGERS
B.W. Kennedy & Co

Printed on Mon Dec 16, 2019 at 04:10 pm EST

Job #: 1571 75 HAYDEN BASE BUILDING
75 HAYDEN AVE
LEXINGTON, Massachusetts 02421

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
MP L-9	LAYOUT	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP P-1	PLAN	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP P-2	PLANS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP P-3	AXONOMETRIC	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-1	SECTION	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-2	SECTION	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-3	SECTION	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-4	SECTION	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-5	SECTION J & H CHANNELS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-6	SECTION	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-7	SECTION	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-8	SECTION	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-9	SECTION	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-10	SECTIONS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-11	SECTIONS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)
MP S-12	SECTIONS	0	03/19/2019	09/13/2019	Shop Drawings (03/19/19)

Page 15 of 15

EXHIBIT 4-2 TENANT/LANDLORD RESPONSIBILITY MATRIX

75 Hayden Avenue
Lexington, MA

KSP King Street Properties

Dicerna
Landlord / Tenant Responsibility Matrix

Scope Description	Base Building Work	Tenant Improvement Work	Tenant's Work
Exterior/Sitework			
Hardscape/Landscape: New landscaping throughout site. New, shared tenant outdoor seating area on west and east side of building. Open boardwalk from covered garage to Building.	X		
Parking Area: New parking lot paving, curbing, line striping and site lighting.	X		
Utilities: New underground storm drainage structures and piping, new gas service, new primary-metered electric service, domestic water service, fire protection water service, sanitary sewer service, new telephone/internet service to building demarcation room.	X		
Signage: New monument sign on Hayden Avenue with building address and tenant identification (sign will allow identification of multiple building tenants). New site wayfinding signage throughout site including loading dock identification.	X		
Loading: Two (2) Building common tailgate-height loading bays and one (1) Building common trash compactor bay.	X		
Structural			
Composite concrete deck on structural steel framing with live load capacity of 100 psf with the exception of certain areas along the western facade of the Building. Note that installation of all heavy equipment must be reviewed and approved by Landlord's structural engineer.	X		
Structural framing and dunnage for Base Building equipment	X		
Structural framing and dunnage for Tenant equipment (if required)		X	
Miscellaneous metals and/or concrete pads required for Tenant equipment (if required)		X	
Roofing/Penthouse			
Roofing penetrations for Base Building equipment	X		
Roofing penetrations for Tenant equipment		X	
Walkway pads for Base Building equipment as shown in Base Building Work per Exhibit 4-1.	X		
Walkway pads to Tenant equipment subject to Landlord review and approval.		X	
Interior Construction - Tenant Premises			
Control Areas: - Tenant will be allocated the following capacity for the storage and use of hazardous materials as defined by the International Building Code. Tenant's use of hazardous materials will not limit the usage of hazardous materials by any other tenant of the Building, - Third Floor Premises - **2 of the 2** available 3rd floor Control Areas; - First Floor Shared Chemical Storage Room - **50% of the capacity of one Control Area** at the first floor Chemical Storage Room		X	
Demising Wall and Exterior Wall: Drywall finish and fire safing (if required) at inside face of exterior walls and tenant face of demising wall.		X	
Tenant Build-Out: Interior construction of the Premises including partitions, flooring, ceilings, painting, finishes, interior glazing, lab casework, doors, frames and hardware, signage, etc.		X	
Core bathrooms and finishes as shown in Exhibit 4-1	X		
Furniture: Furnish and install cubicles, work stations, reception desk, and other office furniture			X

Page 1 of 4

75 Hayden Avenue
Lexington, MA

KSP King Street Properties

Scope Description	Base Building Work	Tenant Improvement Work	Tenant's Work
Landlord Supplied Lab Equipment: - Chemical Fume Hoods, RODI pure water systems, glass wash, autoclave, gas manifolds, dedicated compressors & vacuum pumps.		X	
Building Common Equipment: Central Compressed Air System & Central Vacuum System with connection at house riser.	X		
Tenant Supplied Lab Equipment: All lab equipment not defined as Landlord Supplied Lab Equipment, including but not limited to bench top equipment, bioreactors, centrifuges, biosafety cabinets, glassware, refrigerators, freezers, HPLCs, NMR, vivarium cages and racks, and other specialty laboratory equipment.			X
Telephone/Data/AV/Security			
Tel/data: Tel/data cabling from building demarcation room to tenant premises. Tenant IDF closets. Phone/internet service from additional cable/internet providers other than service providers brought to demarcation room by Landlord.			X
Tel/data: Pathways from building demarcation room to Tenant tel/data rooms	X		
Security/Card Access: Security systems for Tenant Premises shall be separate from the Base Building security system. Card access at exterior tenant entrance doors to the Premises and any security access within the Premises are furnished and installed by the Tenant.			X
A/V: Audio/visual systems within Tenant Premises.			X
Alarm Point: Alarm point wiring and monitoring for Tenant laboratory equipment			X
Plumbing			
Furnish and install manifolds, distribution piping, and drops to equipment as required for laboratory gases including CO2, nitrogen, vacuum, purified water. Furnish and install drains and tie-ins for Tenant equipment such as glass wash and autoclave. Furnish and install any specialty process and waste piping. Furnish and install pH neutralization tank. Furnish and install all lab sinks and drain piping (including pH branch lines to Tenant pH neutralization tank). Furnish and install emergency eyewash stations and emergency showers.		X	
Plumbing and fixtures for core bathrooms and Building common locker rooms per Exhibit 4-1.	X		
Modifications to core bathrooms or other core areas as constructed per Exhibit 4-1		X	
Building Common Vacuum and Compressed Air risers for Tenant connection.	X		
Furnish and install any sinks or water lines in Tenant kitchen or other areas within the Premises.		X	
Plumbing risers for Tenant pH neutralization system.	X		
Furnish and install Tenant pH neutralization system		X	
Branch piping for Tenant pH neutralization system.		X	
Tenant hot water tanks for the Premises to be located in the penthouse.		X	
Base Building central hot water tanks located in the penthouse per Exhibit 4-1.	X		

Page 2 of 4

75 Hayden Avenue
Lexington, MA

KSP King Street Properties

Scope Description	Base Building Work	Tenant Improvement Work	Tenant's Work
HVAC			
The Tenant air allowance from the Building common penthouse HVAC equipment is 53,000 CFM.	X		
Base Building Penthouse mechanical equipment - Air Handlers, boilers, chillers, exhaust fans, and penthouse duct work as shown on drawings reference in Exhibit 4-1. Supply and Exhaust duct risers as shown on drawings references in Exhibit 4-1	X		
Building Management System (BMS) for common areas and Base Building infrastructure	X		
Building Management System (BMS) for Tenant equipment and infrastructure		X	
Furnish and install all branch supply, return, and exhaust duct work from riser, Fan Coil Units & VAV terminals for space, , hot water, refrigerant and condensate piping, ductwork and piping insulation, provisions for low end humidification, specialty exhaust systems, registers, grilles, and diffusers.		X	
Tenant specific supplemental cooling systems as required by tenant program		X	
Electrical			
The maximum power from Base Building Systems allocated to Tenant to supply power to their equipment and Premises is 471,560 watts.	X		
Installation of bus duct risers as shown on drawings referenced in Exhibit 4-1	X		
Electrical power distribution equipment and wiring from busduct riser to Tenant Premises. Including Tenant Busduct Switches, Tenant Panelboards, Transformers etc.		X	
Electronic Check Metering to Monitor Tenant Power and Lighting Loads originating via common busduct riser and base building panelboards. Electronic Check Metering to match building standard Quad Logic Metering		X	
Natural Gas Optional Standby Generator to be located on the roof and associated distribution to supply backup power to Tenant Equipment. Including Tenant Automatic Transfer Switches, Tenant Panelboards, Transformers.		X	
Any UPS (Uninterrupted Power Supply) equipment, wiring and power generation/storage required.		X	
Provide power to offices, conference rooms, and general convenience outlets for non-specific areas, and Tenant furniture.		X	
Office and lab area lighting		X	
Fire alarm sub panels, remote power supplies and devices for Tenant Premises with integration into Base Building system		X	
Alteration to fire alarm system to facilitate Tenant program		X	
Furnish and install conduit for Tenant tel/data cable routing from building MDF and IDF Closet to Tenant server room.		X	
Electrical power for Tenant equipment.		X	

Page 3 of 4

75 Hayden Avenue
Lexington, MA

KSP King Street Properties

Scope Description	Base Building Work	Tenant Improvement Work	Tenant's Work
Fire Protection			
Sprinkler Main Service: Building service located in base building fire protection room on 1st floor. Service sized to manage to Ordinary Hazard Group II classifications of tenant suites suitable for research and development, laboratory and office uses.	X		
Standpipes: New automatic wet-pipe sprinkler and combination standpipe systems located in stairwells.	X		
Base Building Areas: New, automatic wet-pipe sprinkler coverage. New fire extinguishers.	X		
Tenant Areas: New sprinkler distribution to tenant premises. All run outs and heads within tenant premises. New fire extinguishers and cabinets within tenant premises.		X	
Base Building Scope			
Provide Base Building Scope per the plans in specifications listed in Exhibit 4-1, including but not limited to the following:	X		
- Core bathrooms, core IDF and electric rooms, supply and exhaust shafts, core MEP risers.	X		
- Common locker room and shower facilities at 1st floor	X		
- Bike storage room at 1st floor	X		
- Passenger and freight elevators	X		
- Exterior landscaping and site improvements as shown on the drawings referenced in Exhibit 4-1	X		
- Building common lobby and library	X		
- Common café at 1st floor	X		
- Building common penthouse HVAC equipment	X		

Page 4 of 4

EXHIBIT 4-3 TENANT SCHEMATIC PLAN
[see attached]

FLOOR 4:

WORKSTATIONS 6X8:	208
CONFERENCE/ PHONE ROOM SEATS:	308
CONFERENCE ROOMS:	27
PHONE ROOMS:	16
TOTAL MEETING SPACES:	43

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
123 North Washington Street Boston, Massachusetts 02114-2143
tel 617 227 7727 fax 617 227 1870

CLIENT

Dicerna

CONSULTANT

REVISION
NO. DATE REMARKS

PROJECT NO. 19222.11
PROJECT NAME DICERNA PHARMACEUTICALS

75 HAYDEN AVENUE
LEXINGTON
MASSACHUSETTS

SHEET TITLE PRELIMINARY LAYOUT FOURTH FLOOR

ISSUE DATE : 12/10/2019
APPROVED BY : DF
CHECKED BY : DF
DRAWN BY : DF
SCALE : 3/32"=1'-0"

THIS DOCUMENT AND THE IDEAS AND DESIGNS INCORPORATED HEREIN AS AN INSTRUMENT OF PROFESSIONAL SERVICE, IS THE PROPERTY OF R.E. DINNEEN ARCHITECTS AND PLANNERS, INC. AND SHALL NOT BE USED, IN WHOLE OR IN PART, FOR ANY OTHER PROJECT WITHOUT THE WRITTEN AUTHORIZATION OF R.E. DINNEEN ARCHITECTS AND PLANNERS, INC.

PL-3

© COPYRIGHT 2019 R.E.D.A.P.

EXHIBIT 5

BASE BUILDING CAPACITIES

•	HVAC – supply air capacity to the Premises: 54,500 CFM

•	Power – lights, plugs, misc. equipment solely serving the Premises: 469,000 watts

EXHIBIT 6

FORM OF LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER      ISSUE DATE:
ISSUING BANK:
SILICON VALLEY BANK 3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210 SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
HCP/King 75 Hayden LLC c/o King Street Properties
800 Boylston Street, Suite 1570
Boston, MA 02199 Attention: Stephen D. Lynch

APPLICANT:
DICERNA PHARMACEUTICALS, INC.
33 Hayden Avenue
Lexington, MA 02421
Attn: David W. Miller, PhD, SVP

AMOUNT:	US$1,519,282.90 (ONE MILLION FIVE HUNDRED NINETEEN THOUSAND TWO HUNDRED EIGHTY TWO AND 90/100 U.S. DOLLARS)

EXPIRATION DATE:         , 20 (ONE YEAR FROM ISSUE DATE) PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.
SVBSF     IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR
PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

1.BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“LANDLORD IS ENTITLED TO DRAW DOWN ON THE LETTER OF CREDIT UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN DICERNA PHARMACEUTICALS, INC., AS TENANT, AND HCP/KING 75 HAYDEN LLC, AS LANDLORD, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO DATE. THE UNDERSIGNED HEREBY CERTIFIES THAT: (I) THE UNDERSIGNED IS AN AUTHORIZED REPRESENTATIVE OF LANDLORD; (II) LANDLORD IS THE BENEFICIARY OF LETTER OF CREDIT NO. SVBSF
     ISSUED BY SILICON VALLEY BANK; AND (III) LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT. THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT IS US$     , WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT: [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND FEBRUARY 28, 2031. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF         , YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$     , AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION

SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) --- ---- OR (408)    ,
ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. HOWEVER, APPLICANT’S PAYMENT OF SUCH TRANSFER FEE SHALL NOT BE A CONDITION OF SUCH TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

FORM OF TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE    RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054    NO.     ISSUED BY
ATTN: GLOBAL TRADE FINANCE    SILICON VALLEY BANK, SANTA CLARA STANDBY LETTERS OF CREDIT    L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,
SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Bank) (Address of Bank) (City, State, ZIP Code)
(Authorized Name and Title)

(Authorized Signature) (Telephone number)

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

EXHIBIT 7 LANDLORD’S SERVICES

1.	Hot and cold water to the common area lavatories, and cold water to the Premises

2.	Electricity for building common areas

3.	HVAC services to the Building common areas and the Premises (but excepting those areas served by HVAC solely dedicated to any tenant)

5.	Elevator service

6.	Trash removal

7.	Snow removal

8.	Exterior grounds and parking maintenance

9.	Management services

10.	Building security systems and services

11.	Maintenance of life safety systems (fire alarm and sprinkler)

12.	Such other services as Landlord reasonably determines are necessary or appropriate for the Property

EXHIBIT 8 [INTENTIONALLY OMITTED]

A.	General

EXHIBIT 9-1

BUILDING RULES AND REGULATIONS

75 HAYDEN AVENUE, LEXINGTON, MA

1.Tenant and its employees shall not in any way obstruct the sidewalks, halls, stairways, or exterior vestibules of the Building, and shall use the same only as a means of passage to and from their respective offices. At no time shall Tenants permit its employees, contractors, or other representatives to loiter in Common Areas or elsewhere in and about the Property.

2.	Corridor doors, when not in use, shall be kept closed.

3.Areas used in common by tenants shall be subject to such regulations as are posted therein.

4.Any Tenant or vendor sponsored activity or event in the Common Area must be approved and scheduled through Landlord’s representative, which approval shall not be unreasonably withheld.

5    No animals, except Seeing Eye dogs, shall be brought into or kept in, on or about the Premises or Common Areas, except as approved by Landlord.

6.Alcoholic beverages (without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed), illegal drugs or other illegal controlled substances are not permitted in the Common Areas, nor will any person under the influence of the same be permitted in the Common Areas. Landlord reserves the right to exclude or expel from the Building any persons who, in the judgment of the Landlord, is under the influence of alcohol or drugs, or shall do any act in violation of the rules and regulations of the Building.

7.	No firearms or other weapons are permitted in the Common Areas.

8.	No fighting or “horseplay” will be tolerated at any time in the Common Areas.

9.Tenant shall not cause any unnecessary janitorial labor or services in the Common Areas by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

10.Smoking and discarding of smoking materials by Tenant and/or any Tenant Party is permitted only in exterior locations designated by Landlord. Tenant will instruct and notify its employees and visitors of such policy.

11.Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes

Exhibit 9-1, Page 1

12.Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of tenant’s employees and located within the Tenant Premises.

13.Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant, its employees, agents and contractors shall cooperate with said policy, and Tenant shall cooperate and use best efforts to prevent the same by Tenant’s invitees.

14.Fire protection and prevention practices implemented by the Landlord from time to time in the Common Areas, including participation in fire drills, must be observed by Tenant at all times.

15.Except as provided for in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building that are visible from the exterior of the Building unless approved in writing by the Landlord.

16.The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them. Tenant will bear the expense of any damage resulting from misuse.

17.Tenant will not interfere with or obstruct any building central HVAC, electrical, or plumbing systems.

18.Tenant shall utilize the pest control service designated by Landlord to control pests in the Premises. Except as included in Landlord’s Services, tenants shall bear the cost and expense of such pest control services.

19.Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements of the Building. The capacity of the electrical system is listed on Exhibit 5 attached hereto.

20.Tenants shall not use more than its proportionate share of telephone lines available to service the Building.

21.Tenants shall not perform improvements or alterations within the Building or their Premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Landlord, subject to the provisions of the Lease.

22.Tenant shall manage its waste removal and janitorial program, at its sole cost and expense, keeping any recyclables, garbage, trash, rubbish and refuse in vermin proof containers for Tenants sole use within the Landlord designated area until removed with all work to be performed during non-business hours.

23.Lab operators who travel outside lab space must abide by the one glove rule and remove lab coats where predetermined.

24.To the extent required by the Chemical Safety Program, chemical lists and MSDS sheets must be readily available at the entrance to each lab area. In the event of an emergency, first responders will require this information in order to properly evaluate the situation.

25.Tenant shall provide Landlord, in writing, the names and contact information of two (2) representatives authorized by Tenant to request Landlord services, either billable or non- billable and to act as a liaison for matters related to the Premises.

26.Parking of any trailers, trucks, motor homes, or unregistered vehicles in the parking lots is prohibited.

27.Tenants shall not use more than its proportionate share of Base Building Central HVAC or electrical capacity, subject to the provisions of the lease.

B.	Access & Security

1.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Landlord may deem advisable for the adequate protection of the Property. Use of the Building and the leased Premises before 8 AM or after 6 PM, or any time during Saturdays, Sundays or legal holidays shall be allowed only to persons with a key/card key to the Building or guests accompanied by such persons. Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff.

2.    Tenant shall not place any additional lock or locks on any exterior door in the Premises or Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to landlord at the expiration or earlier termination of this Lease.

3.    Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Tenant shall have access to the Building 24 hours per day, 7 days a week. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto.

4.    Tenant acknowledges that Property security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Common Areas. Accordingly, Tenant agrees to cooperate and cause its employees, contractors, and other representatives to cooperate fully with Landlord in the implementation of any reasonable security procedures concerning the Common Areas.

5.    Tenant and its employees, agents, contractors, invitees and licensees are limited to the Premises and the Common Areas. Tenants and its employees, agents, contractors, invitees and licensees may not enter other areas of the Project (other than the Common Areas) except when accompanied by an escort from the Landlord.

C.	Shipping/Receiving

1.    Dock areas for the Building shall not be used for storage or staging by Tenant except in the Loading Dock Premises as permitted in the Lease.

2.    In no case shall any truck or trailer be permitted to remain in a loading dock area for more than 60 minutes, except with prior written notice to Landlord, which notice may be given via email, provided that, in any event Landlord shall have the right, in good faith, to require Tenant to adjust its schedule for the use of the dock areas based upon the needs of the other tenants of the Building and Building operations.

3.    There shall not be used in any Common Area, either by Tenant or by delivery personnel or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sole guards.

4.    Lab operators carrying any lab related materials may only travel within the Premises. At no time should any lab materials travel in the Common Areas, except at the Loading Dock and Freight Elevator.

5.	Any dry ice brought into the building must be delivered through the loading dock.

6.    All nitrogen tanks must travel through the loading dock and should never be left unattended outside of the Premises.

EXHIBIT 9-2 TENANT CONSTRUCTION
BUILDING RULES AND REGULATIONS

LINCOLN PROPERTY COMPANY TENANT CONSTRUCTION
BUILDING RULES AND REGULATIONS

THE RULES MUST BE POSTED AT THE JOB SITE AT ALL TIMES!

1.
Parking. Parking areas are designated by the Management Office and are subject to change at any time. Construction personnel are required to park in the parking areas designated by the Management Office. Failure to adhere to this regulation will result in the towing of the vehicle in violation at the owner’s expense.

2.
Access. Building entrances; lobbies, passages, corridors, public elevators, stairways, and other common areas may not be encumbered, or obstructed by the contractor, or contractor’s agents during construction of the tenant’s lease premises. Material deliveries must be scheduled in advance through the Management Office and coordinated with the Lincoln Property Company representative. Contractors are not to use Tenant phones, or Restrooms under any circumstances. Construction personnel found using phones, or restrooms located in the tenant’s suite will be asked to immediately leave the premises and will not be allowed to return.

3.
Each contractor is responsible for their subcontractor(s), and for the actions of their personnel including clean-up of work and construction traffic. No alcoholic beverages, glass containers, or “controlled substances” are allowed on the premises. All work must be scheduled through the Management Office and include a list of contractors performing work prior to the start of the work. After-hours work must be scheduled through the Management Office 24 hours before the activity will occur. Weekend activity must be scheduled by Friday at 9 a.m. Contractors will not be allowed to work in the Building after hours, or on weekends unless the procedures outlined above have been followed.

All after-hours work must be supervised by the general contractor. There will be no exceptions to this rule.

Prior to the commencement and upon completion of each job, a walk-through of public areas will be made, i.e. restrooms, etc., and any subsequent damages will be the responsibility of the contractor. The contractor shall be responsible for cleaning the assigned restrooms each day at his own expense.

4.
Noise and Vapor Restrictions. Any work that would cause inconvenience to other tenants in the Building, or that must be done in an occupied space must be done after hours or on the weekend. Structural modifications, floor penetrations created with the use of core drilling machines, pneumatic hammers, etc., shall be performed before 7:30 a.m. or after

7:00 p.m. Likewise, any construction operations causing excessive noise, dust, vapors must be conducted during these hours.

When construction is on an occupied multi-tenant floor, noise, i.e., radios, loud talking, noise from equipment, etc., must be kept to a minimum. On these multi-tenant floors, public restrooms are not to be used by contractors.

A Lincoln Property Company superintendent, or the Property Manager will have the sole authority to determine if an operation is causing excessive noise, dust, or vapors.

5.
Lincoln Property Company has the right to inspect work at any time and may reject work that does not conform to code, tenant’s plans, or work that may affect the exterior appearance, structural components, or service system of the building.

6.
Mechanical and electrical shop drawings must be reviewed and approved by Landlord’s approved engineer. Prior to starting work, the general, mechanical, and electrical contractors must review the work with the Facilities Manager and Facilities Supervisor.

All panels and transformers are to match the building standard systems and all materials and methods used to connect panels and transformers must be approved by Landlord.

Unscheduled outages of any utility, or building service is strictly prohibited.

7.
Dust and air contamination are to be controlled with temporary partitions which are sealed adequately to prevent dust from entering leased areas or mechanical equipment. Floor sweep or a comparable material will be used when sweeping concrete or tile floors.

8.
Clean-up of Common and Lease Areas. Premises must be kept in a clean, orderly fashion at all times and free of potential safety and fire hazards. A general clean-up of the space under construction is to be performed on a daily basis. Final clean-up will be the responsibility of the contractor, which is to include all vacuuming and dusting as required. Failure to adequately keep the work area clean and accessible will result in Lincoln Property Company using its own forces to achieve this through whatever means determined necessary, and the total cost will be deducted from the contract.

9.
Trash Removal. Contractor is responsible for removing all construction debris and trash from the construction site. UNDER NO circumstances shall trash, or construction debris be allowed to accumulate. Trash removal must be coordinated through the Lincoln Property Company Management Office. No vehicles, or dumpsters will be allowed to remain stationary on the site.

Under no circumstances is the Landlord’s dumpster to be used.

10.
If any fire sprinkler work, or modification to the fire sprinkler system is required, the system must be back in operation at the end of the work day. Under no circumstances shall the fire sprinkler system be left inoperative overnight. The facilities manager must be notified each morning of the location of and type of sprinkler work to be performed. The engineer hourly rate of $75.00 will be charged for routine work and/or extended regular hour work.

11.	Existing pull stations and horns and strobes located throughout the Building will remain live during construction.

12.	It shall be the responsibility of the general contractor to complete all punch list items before the tenant move-in date or the stipulated completion date.

13.
All construction staging, storage, and temporary contractor facilities will be located in specific areas assigned by the Lincoln Property Company. Contractors will be responsible for the maintenance, housekeeping, and demolition of all temporary facilities.

14.
Any removal, replacement, or repair work to a base building system to accommodate work directed by the tenant, or unforeseen interference (i.e., sprinkler head conflicts) which is not part of the Work, will be performed by the tenant’s contractor at tenant’s sole expense.

15.	No fire arms or weapons are permitted on the property.

16.	Insurance. Contractors will be required to carry standard requirements incorporating both the owner and LPC Commercial Services, Inc. as additionally insured parties.

17.
At no time is any welding, or cutting with a torch to be used in the building without prior approval and coordination from the Management Office. Hot work permits may be required depending on the status of the project for all hot work including welding, soldering, and torch cutting. All hot work requires a fire extinguisher supplied by the contractor and must be in the immediate vicinity and easily accessible. Fire extinguishers must be inspected at least monthly.

18.
A copy of these regulations shall be posted on the job site for all parties to observe. Contractor is responsible for instructing all of his personnel, subcontractors and supplies to comply with these regulations.

19.
ALL PASSENGER ELEVATORS AND PUBLIC AREAS SHALL BE RESTRICTED AND OFF LIMITS TO ALL CONSTRUCTION PERSONNEL. Under no circumstances shall the exit stairwells be used for access to/from the first floor. All construction personnel for this project shall only use the freight elevator from the first floor back lobby. Under no circumstances shall the main entrance to the Building or the garage passenger elevators be used for access.

All deliveries of materials and equipment must be scheduled at least twenty-four (24) hours prior to their delivery through the Lincoln Property Company Management Office. The contractor will be provided access to the freight elevator to be used in the “independent mode” for after-hours deliveries. The Contractor shall provide an operator during work hours to ensure correct and safe usage. Contractor shall keep the elevator cab and door tracks clean and free of all debris. Contractor shall be responsible for repair costs incurred due to misuse or damage caused by his forces. All major deliveries must be made between the hours of 11:00 p.m. to 7:00 a.m. Monday through Friday and all day long on Saturday and Sunday. Contractor will be charged for having an engineer on duty to assist with deliveries when the loading dock is closed. Additional charges incurred due to non- standard elevator use (i.e., moving freight on top of elevator cab) shall be paid by the General Contractor.

Your signature below signifies that you have read the rules above and agree to abide by all of them.

Signature	Date	Firm Name
Effective Date:

EXHIBIT 10

TENANT WORK INSURANCE SCHEDULE

Tenant shall, at its own expense, maintain and keep in force, or cause to be maintained and kept in force by any general contractors, sub-contractors or other third party entities where required by contract, throughout any period of alterations to the Premises or the Building by Tenant, the following insurance coverages:

(1)    Property Insurance. “All-Risk” or “Special” Form property insurance, and/or Builders Risk coverage for major renovation projects, including, without limitation, coverage for fire, earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief coverage on all equipment, furniture, fixtures, fittings, tenants work, improvements and betterments, business income, extra expense, merchandise, inventory/stock, contents, and personal property located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO “All-Risk” or “Special” form, when such coverage is supplemented with the coverages required above. Property policy shall also include coverage for Plate Glass, where required by written contract.

Builders Risk insurance coverage may be provided by the general contractor on a blanket builders risk policy with limits adequate for the project, and evidencing the additional insureds as required in the Lease.

(2)    Liability Insurance. General Liability, Umbrella/Excess Liability, Workers Compensation and Auto Liability coverage as follows:

(a) General Liability	$1,000,000 per occurrence $1,000,000 personal & advertising injury $2,000,000 products/completed operations aggregate

The General Contractor is required to maintain, during the construction period and up to 3 years after project completion, a General Liability insurance policy, covering bodily injury, personal injury, property damage, completed operations, with limits to include a $1,000,000 limit for blanket contractual liability coverage and adding Landlord as additional insured as respects the project during construction and for completed operations up to 3 years after the end of the project. Landlord requires a copy of the ISO 20 10 11 85 Additional Insured endorsement, showing Landlord as an additional insured to the GC’s policy.

(b) Auto Liability	$1,000,000 combined single limit (Any Auto) for bodily injury and property damage, hired and non-owned cover.
(c) Workers Compensation Employers Liability	Statutory Limits $1,000,000 each accident* $1,000,000 each employee* $1,000,000 policy limit*

* or such amounts as are customarily obtained by operators of comparable businesses

General Contractor shall ensure that any and all sub-contractors shall maintain equal limits of coverage for Workers Compensation/EL and collect insurance certificates verifying same.

(d) Umbrella/Excess Liability	$25,000,000 per occurrence
(e) Environmental Insurance
To the extent required by Landlord Contractors’ commercial general liability/umbrella insurance policy(ies) shall include Landlord and Landlord’s designees as additional insureds’, and shall include a primary non-contributory provision. Liability policy shall contain a clause that the insurer may not cancel or materially change coverage without first giving Landlord thirty (30) days prior written notice, except cancellation for non-payment of premium, in which ten (10)
days prior written notice shall be required.

(3)    Deductibles. If any of the above insurances have deductibles or self-insured retentions, the Tenant and/or contractor (policy Named Insured) shall be responsible for the deductible amount.

All of the insurance policies required in this Exhibit 10 shall be written by insurance companies which are licensed to do business in the State where the property is located, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such state, with an A.M. Best rating of at least A and a financial size category of not less than
VII. Tenant shall provide Landlord with certificates of insurance upon request, prior to commencement of the Tenant/contractor work, or within thirty (30) days of coverage inception and subsequent renewals or rewrites/replacements of any cancelled/non-renewed policies.

Exhibit 10, Page 2

EXHIBIT 11

[Intentionally Omitted]

EXHIBIT 12

PLAN—LOADING DOCKS, RECEPTION AREA, AND FREIGHT ELEVATORS

EXHIBIT 12 : LEASE PLAN - LOADING DOCK, RECEIVING AREA AND FREIGHT ELEVATOR

FREIGHT ELEVATOR
LOADING DOCK AREA
NOT PREMISES
RECEIVING AREA
0
16'
32'
64'

LEASE PLAN - LOADING DOCK, RECEIVING ARE AND FREIGHT ELEVATOR

Scale: 1/32" = 1'-0"

PERKINS+WILL

12/16/19